Exhibit 10.2

EXECUTION VERSION

CONTRIBUTION AGREEMENT

BY AND AMONG

BROAD OAK ENERGY, INC.

AS THE COMPANY,

THE ENTITY AND INDIVIDUALS

LISTED ON THE SIGNATURE PAGES HERETO

AS CONTRIBUTORS

AND

LAREDO PETROLEUM, LLC

i

Section 15.11	Counterparts	95
Section 15.12	Injunctive Relief	95

ANNEXES

Annex A	–	Allocation of Equity Consideration

EXHIBITS

Exhibit A	–	Part 1 Company Leases/Allocated Value
Exhibit A	–	Part 2 Company Wells/Allocated Value
Exhibit A	–	Part 3 Company Facilities
Exhibit A	–	Part 4 Company Easements, Rights-of-Way, Surface Fees and Surface Leases
Exhibit A	–	Part 5 Company Field Offices
Exhibit A	–	Part 6 Company Material Contracts
Exhibit A	–	Part 7 Company Vehicles
Exhibit B	–	Part 1 Laredo Leases/Allocated Value
Exhibit B	–	Part 2 Laredo Wells/Allocated Value
Exhibit B	–	Part 3 Laredo Facilities
Exhibit C	–	Excluded Assets
Exhibit D-1	–	Form of Release (Director)
Exhibit D-2	–	Form of Release (Employee-Contributor)
Exhibit E	–	Form of Warburg Release
Exhibit F	–	Form of Assignment
Exhibit G	–	Form of Spousal Consent
Exhibit H	–	Form of Amended LLC Agreement

SCHEDULES

Schedule 6.01(k)	–	Contributor Brokers’ Fees
Schedule 6.02(c)	–	Company Approvals
Schedule 6.02(e)	–	Company Noncontravention
Schedule 6.02(g)(i)	–	Capitalization—Stockholders
Schedule 6.02(g)(ii)	–	Capitalization—Optionholders
Schedule 6.02(h)	–	Other Company Equity Interests
Schedule 6.02(j)(i)	–	Company Liabilities
Schedule 6.02(j)(ii)	–	Company Indebtedness
Schedule 6.02(j)(v)	–	Company Capital Expenditures
Schedule 6.02(j)(vi)	–	Company Liens
Schedule 6.02(k)	–	Absence of Company Changes
Schedule 6.02(l)(ii)	–	Company Compliance with Employment Laws
Schedule 6.02(l)(iii)	–	Company Employment Complaints
Schedule 6.02(l)(v)	–	Company Collective Bargaining Agreements or Labor Union Agreements
Schedule 6.02(l)(vi)	–	Company Pension Agreements and Etc
Schedule 6.02(m)(viii)	–	Employee Payments

Schedule 6.02(m)(i)	–	Company Employee Benefit Plans
Schedule 6.02(o)	–	Company Insurance
Schedule 6.02(p)	–	Company Taxes
Schedule 6.02(q)(i)	–	Company Owned Real Property
Schedule 6.02(q)(ii)	–	Company Leased Real Property
Schedule 6.02(r)	–	Company Royalty Payments
Schedule 6.02(s)	–	Company Hydrocarbon Sales
Schedule 6.02(t)	–	Company Environmental Matters
Schedule 6.02(u)	–	Company Compliance with Laws
Schedule 6.02(w)(i)	–	Company Material Contracts
Schedule 6.02(w)(iv)	–	Compliance with Company Material Contracts
Schedule 6.02(w)(viii)	–	Company Derivative Contracts
Schedule 6.02(x)	–	Company Preferential Purchase Rights and Consents
Schedule 6.02(y)	–	Company Imbalances
Schedule 6.02(z)	–	Company Payout Balances
Schedule 6.02(aa)	–	Company Plugging and Abandonment
Schedule 6.02(dd)(i)	–	Company Advances to Directors, Officers, etc.
Schedule 6.02(dd)(ii)	–	Company Powers of Attorney
Schedule 6.02(dd)(iii)	–	Company Exceptional Payments
Schedule 6.02(dd)(iv)	–	Contributor Services and Assets
Schedule 6.02(dd)(v)	–	Payments to Contributors
Schedule 6.02(gg)	–	Company Brokers’ Fees
Schedule 6.02(hh)	–	Company Approved Budget
Schedule 6.03(c)	–	Laredo Approvals
Schedule 6.03(f)	–	Laredo Noncontravention
Schedule 6.03(g)	–	Laredo Litigation
Schedule 6.03(h)	–	Capitalization—Unitholders
Schedule 6.03(i)	–	Other Laredo Equity Interests
Schedule 6.03(k)(i)	–	Laredo Liabilities
Schedule 6.03(k)(ii)	–	Laredo Indebtedness
Schedule 6.03(k)(v)	–	Laredo Capital Expenditures
Schedule 6.03(k)(vi)	–	Laredo Liens
Schedule 6.03(l)	–	Absence of Laredo Changes
Schedule 6.03(m)(ii)	–	Laredo Compliance with Employment Laws
Schedule 6.03(m)(iii)	–	Laredo Employment Complaints
Schedule 6.03(m)(v)	–	Laredo Collective Bargaining Agreements or Labor Union Agreements
Schedule 6.03(m)(vi)	–	Laredo Pension Agreements and Etc
Schedule 6.03(n)(i)	–	Laredo Employee Benefit Plans
Schedule 6.03(p)	–	Laredo Insurance
Schedule 6.03(q)	–	Laredo Taxes
Schedule 6.03(r)(i)	–	Laredo Owned Real Property
Schedule 6.03(r)(ii)	–	Laredo Leased Real Property
Schedule 6.03(s)	–	Laredo Royalty Payments
Schedule 6.03(t)	–	Laredo Hydrocarbon Sales
Schedule 6.03(u)	–	Laredo Environmental Matters

v

Schedule 6.03(v)	–	Laredo Compliance with Laws
Schedule 6.03(x)(i)	–	Laredo Material Contracts
Schedule 6.03(x)(iv)	–	Compliance with Laredo Material Contracts
Schedule 6.03(x)(vii)	–	Laredo Derivative Contracts
Schedule 6.03(y)	–	Laredo Preferential Purchase Rights and Consents
Schedule 6.03(z)	–	Laredo Imbalances
Schedule 6.03(aa)	–	Laredo Payout Balances
Schedule 6.03(bb)	–	Laredo Plugging and Abandonment
Schedule 6.03(ee)(i)	–	Laredo Advances to Directors, Officers, etc
Schedule 6.03(ee)(ii)	–	Laredo Powers of Attorney
Schedule 6.03(ee)(iii)	–	Laredo Exceptional Payments
Schedule 6.03(ee)(iv)	–	Unitholder Services and Assets
Schedule 6.03(ee)(v)	–	Payments to Unitholders
Schedule 6.03(ii)	–	Laredo Approved Budget
Schedule 7.05(b)	–	Designated Contributors
Schedule 7.11	–	Non-Competition
Schedule 8.02(i)	–	Terminated Company Employee Plans
Schedule 9.03(c)(i)	–	Resignations
Schedule 9.03(c)(ii)	–	Releases
Schedule 11.06(c)	–	Non-Continuing Company Employees

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is made and entered into this 15th day of June, 2011 by and among Broad Oak Energy, Inc., a Delaware corporation (the “Company”), Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership (“Warburg”), the other Persons listed as Contributors on the signature pages hereto (together with Warburg, each, a “Contributor”, and collectively, “Contributors”) and Laredo Petroleum, LLC, a Delaware limited liability company (“Laredo”).  The Company, Contributors and Laredo are sometimes referred to herein, collectively, as the “Parties” and, individually, as a “Party.”

W I T N E S S E T H:

WHEREAS, Contributors are the owners of the issued and outstanding Series A Preferred Stock, Common Stock and Options of the Company as set forth on the schedules attached to Contributors’ signature pages hereto (collectively, the “Owned Company Stock”);

WHEREAS, at or prior to Closing, Laredo’s First Amended and Restated Limited Liability Company Agreement dated as of October 15, 2008 (the “LLC Agreement”) shall be amended and restated as set forth in this Agreement to allow for the issuance of a new series of Preferred Units designated as “BOE Preferred Units” (as such terms are defined in the Amended LLC Agreement) (the “New Laredo Preferred Units”) on the terms set forth herein and in the Amended LLC Agreement;

WHEREAS, subject to the terms and conditions of this Agreement, at the Closing, each Contributor shall contribute such Contributor’s Owned Company Stock to be contributed hereunder as set forth on the schedule attached to such Contributor’s signature page hereto (the “Contributed Company Stock”) to Laredo in exchange for a certain number of the issued and outstanding New Laredo Preferred Units, calculated as hereinafter set forth; and

WHEREAS, as of even date herewith, certain of Contributors and certain other Stockholders and Optionholders have entered into a Stock Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Laredo Petroleum, Inc. (“LPI”) to sell their Common Stock, Preferred Stock and/or vested Options to LPI in exchange for cash;

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party, the Parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01                                Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“2010 Returns” shall have the meaning given that term in Section 15.01(a).

“Adjusted Equity Consideration” shall mean the Equity Consideration as adjusted pursuant to Section 9.02.

“AFEs” shall mean authorizations for expenditures.

“Affiliate” shall mean any Person that, directly or indirectly, through one or more entities, controls, is controlled by or is under common control with the Person specified; provided, however, that in no event shall any Person controlled by or under common control with Warburg or any of its Affiliates (other than the Company) be deemed to be an “Affiliate” of the Company for purposes of this Agreement.  For the purpose of the immediately preceding sentence, the term “control” and its syntactical variants mean the power, direct or indirect, to direct or cause the direction of the management of such Person, whether through the ownership of voting securities, by contract, agency or otherwise.  For avoidance of doubt, prior to Closing, the Company shall be considered an Affiliate of Contributors and from and after Closing, the Company shall be considered an Affiliate of Laredo.

“Aggregate Defect Threshold” shall mean an amount equal to $50,000,000.

“Agreement” shall have the meaning given that term in the Preamble.

“Allocated Value” shall have the meaning given that term in Section 3.02.

“Amended LLC Agreement” shall mean the Second Amended and Restated LLC Agreement of Laredo to be effective as of the Closing Date, as more specifically set forth in Section 7.13.

“Approval” shall mean any approval, authorization, grant of authority, consent, order, qualification, permit, license, variance, exemption, franchise, concession, certificate, filing or registration, or any waiver of the foregoing, or any notice, statement or other communication required to be filed with or delivered to any Governmental Authority or any other Person.

“Balance Sheet Date” shall mean April 30, 2011.

“Board of Directors” shall have the meaning given that term in Section 6.02(a).

“Board of Managers” shall have the meaning given that term in Section 6.03(a).

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by Law to close.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation and any and all ownership interest in a Person (other than a corporation), including membership interests, limited or general partnership interests, limited liability company interests, joint venture interests and beneficial interests, and any and all warrants, options or rights to purchase any of the foregoing.

“CERCLA” shall have the meaning given that term in the definition of “Environmental Law”.

“Certificate of Designations” shall mean the Amended and Restated Certificate of Designations, Powers, Preferences and Relative, Participating, Optional or Other Special Rights and Relative Qualifications, Limitations or Restrictions of the Series A Convertible Participating Preferred Stock of the Company dated as of March 26, 2009.

“Claim” shall have the meaning given that term in Section 13.08(b).

“Claim Notice” shall have the meaning given that term in Section 13.08(b).

“Closing” shall have the meaning given that term in Section 9.01.

“Closing Date” shall have the meaning given that term in Section 9.01.

“COBRA” shall have the meaning given that term in Section 6.02(m)(vii).

“Code” shall mean the Internal Revenue Code of 1986, as amended and any successor statute thereto.

“Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

“Common Stockholders” shall mean the holders of shares of Common Stock.

“Company” shall have the meaning given that term in the Preamble.

“Company Access Rights” shall have the meaning given that term in Section 2.01(e).

“Company Affiliate Contracts” shall have the meaning given that term in Section 6.02(w)(i)(L).

“Company Approved Budget” shall have the meaning given that term in Section 6.02(hh).

“Company Assets” shall have the meaning given that term in Section 2.01.

“Company Auditor” shall mean Grant Thornton LLP.

“Company Credit Facility” shall mean that certain Credit Agreement, dated as of April 11, 2008, by and among the Company, JP Morgan Chase Bank, and the lenders named therein, as amended.

“Company Deep Rights” shall have the meaning given that term in Section 2.01(b).

“Company Employee Plans” shall have the meaning given that term in Section 6.02(m)(i).

“Company Employees” shall have the meaning given that term in Section 6.02(l)(i).

“Company Environmental Defect Amount” shall mean, (a) the reasonably estimated costs and expenses to correct such Environmental Defect in the most cost effective manner reasonably available, consistent with Environmental Laws and the proposed use of the Company Property, Company Real Property or Company Facility or (b) the amount of Environmental Liabilities reasonably believed will be incurred or required to be paid by the Company with respect thereto.

“Company Facilities” shall have the meaning given that term in Section 2.01(d).

“Company Files” shall have the meaning given that term in Section 2.01(j).

“Company Financial Statements” shall have the meaning given that term in Section 6.02(i).

“Company Indemnitees” shall mean the Company and its shareholders and Affiliates, and the officers, board of directors, employees, agents and representatives of each of the foregoing Persons.

“Company Leased Real Property” shall mean all of the real property leased by the Company excluding the Company Leases.

“Company Leases” shall have the meaning given that term in Section 2.01(a).

“Company Material Contract” shall have the meaning given that term in Section 6.02(w)(i) and Section 6.02(w)(ii).

“Company Owned Real Property” shall mean those parcels of real property, other than the Company Properties, owned in fee and used or held for use by the Company, and all buildings, structures, improvements, and fixtures thereon, together with all rights of way, easements, privileges and appurtenances pertaining or belonging thereto, including any right, title and interest of the Company in and to any street or other property adjoining any portion of such property.

“Company Properties” shall have the meaning given that term in Section 2.01(c).

“Company Real Property” shall mean Company Leased Real Property and Company Owned Real Property.

“Company Reserve Report” shall mean the reserve report dated December 31, 2010 related to the Company Properties.

“Company Title Defect Amount” shall mean:

(a)                                  any reduction in the Allocated Value of any Company Property arising from a Title Defect that has been agreed to by the Company and Laredo;

(b)                                 in the event of a Title Defect that is undisputed and liquidated in amount, the amount required to be paid to remove such Title Defect from the affected Company Property; and

(c)                                  in the event of a Title Defect which represents a discrepancy between (A) the actual Net Acreage for any Company Lease or the actual Net Revenue Interest for any other Company Property, as applicable, and (B) the represented Net Acreage stated on Exhibit A—Part 1 or the Net Revenue Interest stated on Exhibit A—Part 2, as applicable, then the Company Title Defect Amount shall be the product of the Allocated Value of such Company Lease or Company Property, multiplied by a fraction, the numerator of which is the Net Acreage decrease or Net Revenue Interest decrease, as applicable, and the denominator of which is the represented Net Acreage stated on Exhibit A—Part 1 or the Net Revenue Interest stated on Exhibit A—Part 2, as applicable; provided that if the Title Defect is not effective or does not affect a Company Lease or Company Property throughout the shorter of (i) the term of the applicable Company Lease or (ii) the productive life and abandonment of such Company Lease or Company Property, the Company Title Defect Amount determined under this subsection shall be reduced accordingly.

Notwithstanding anything to the contrary herein, (i) the aggregate Company Title Defect Amounts attributable to the effects of all Title Defects upon any given Company Lease or Company Property shall not exceed the Allocated Value of such Company Lease or Company Property; (ii) in the event that a Title Defect may reasonably be cured prior to Closing, the Company Title Defect Amount determined under subsections (c) or (i) above shall not be greater than the lesser of (A) the reasonable cost and expense of curing such Title Defect or (B) the share of such curative work cost and expense which is allocated to such Company Lease or Company Property pursuant to subsection (iii) below; and (iii) the Company Title Defect Amount with respect to a Company Lease or Company Property shall be determined without duplication of any costs or losses included in another Company Title Defect Amount hereunder.  To the extent that the cost to cure any Title Defect will result in the curing of all or a part of one or more other Title Defects, such cost of cure shall be allocated among the Company Leases or Company Properties so affected on a fair and reasonable basis.

“Company Unaudited April 30, 2011 Balance Sheet” shall mean the unaudited consolidated balance sheet of the Company as of April 30, 2011.

“Company Unit Interests” shall have the meaning given that term in Section 2.01(a).

“Company Wells” shall have the meaning given that term in Section 2.01(c).

“Confidentiality Agreements” shall have the meaning given that term in Section 7.01.

“Continuation Period” shall have the meaning given that term in Section 11.06(a).

“Continuing Employee” shall have the meaning given that term in Section 11.06(a).

“Contract” shall mean any agreement, contract, obligation, promise, understanding or undertaking (whether written or oral and whether express or implied) that is legally binding and (a) under which the Company, Laredo or any of its subsidiaries, as applicable, has or may acquire any rights, (b) under which the Company, Laredo or any of its subsidiaries, as applicable, has or may become subject to any Liability, or (c) by which the Company, Laredo or any of its subsidiaries, as applicable, or any of the assets owned or used by the Company, Laredo or any of its subsidiaries, as applicable, is or may become bound.

“Contributed Company Stock” shall have the meaning given that term in the Recitals.

“Contributor Indemnitees” shall mean each Contributor and its members, partners, shareholders, Affiliates, successors and assigns, and the officers, board of directors and/or managers, employees, agents, and representatives of each of the foregoing Persons.

“Contributor Representative” shall have the meaning given that term in Section 10.01.

“Contributors” shall have the meaning given that term in the Preamble.

“Defensible Title” shall mean the record title and ownership to the Company Properties or Laredo Properties, as applicable, that:

(a)                                  is free and clear of all Liens (except for Permitted Encumbrances);

(b)                                 except as set forth on Exhibit A—Part 1 or Exhibit A—Part 2 or on Exhibit B—Part 1 or Exhibit B—Part 2, as applicable, entitles the Company or Laredo, as applicable, to receive throughout the shorter of: (i) the term of the applicable Company Lease or Laredo Lease, as applicable, or (ii) the productive life and abandonment of any Company Property or Laredo Property, as applicable, (after satisfaction of all royalties, overriding royalties, nonparticipating royalties, net profits interests or other similar burdens on or measured by production of oil and gas) not less than the interest set forth in Exhibit A—Part 1 or Exhibit A—Part 2 or in Exhibit B—Part 1 or Exhibit B—Part 2, as applicable, with respect to each Company Property or Laredo Property therein, as applicable, under the caption “Net Acreage” or “Net Revenue Interests” or “NA” or “NRI” of all Hydrocarbons produced, saved and marketed from the Company Properties or Laredo Properties, as applicable, except decreases resulting from operations where the Company or Laredo, as applicable, is a non-consenting party that do not reduce the after payout NA or NRI below that NA or NRI set forth in Exhibit A—Part 1 or Exhibit A—Part 2 or in Exhibit B—Part 1 or Exhibit B—Part 2, as applicable, decreases from product sales agreements that call for product splits, decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries and decreases resulting from yet to have expired nonproducing depths and nonproducing tracts of the Company Leases or Laredo Leases, as applicable, pursuant to the terms thereof; and

(c)                                  except as set forth on Exhibit A—Part 1 or Exhibit A—Part 2 or on Exhibit B—Part 1 or Exhibit B—Part 2, as applicable, obligates the Company or Laredo, as applicable, to bear a percentage not greater than the interest set forth under the caption “Working Interest” or “WI” in Exhibit A—Part 1 or Exhibit A—Part 2 or in Exhibit B—Part 1 or Exhibit B—Part 2, as applicable, of costs and expenses associated with ownership, operation, maintenance, development and repair of each Company Property or Laredo Property, as applicable, without increase throughout the shorter of: (i) the term of the applicable Company Lease or Laredo Lease, as applicable, or (ii) the productive life and abandonment of any Company Property or Laredo Property, as applicable, unless there is a corresponding proportionate increase in the associated Net Acreage or Net Revenue Interests, or such increase results from contribution requirements under applicable operating agreements with respect to defaulting co-owners for which the Company or Laredo, as applicable, shall receive a corresponding Net Acreage or Net Revenue Interest increase.

“DOL” shall have the meaning given that term in Section 6.02(m)(iii).

“Enforceability Exceptions” shall have the meaning given that term in Section 6.01(d).

“Environmental Consultant” shall have the meaning given to the term in Section 5.01.

“Environmental Defect” shall mean, with respect to any given Company Property, Company Real Property or Company Facility, or any given Laredo Property, Laredo Real Property or Laredo Facility, as applicable, (a) a violation of an Environmental Law in effect as of the Closing Date in the jurisdiction in which such Company Property, Company Real Property or Company Facility, or Laredo Property, Laredo Real Property or Laredo Facility, as applicable, is located; (b) an obligation under Environmental Laws to complete any corrective action at the Company Property, Company Real Property or Company Facility, or Laredo Property, Laredo Real Property or Laredo Facility, as applicable; or (c) any Environmental Liability arising from or attributable to any condition, event, circumstance, activity, practice, incident, action, or omission existing or occurring prior to the expiration of the Examination Period, or from the use, release, storage, treatment, transportation, or disposal of Hazardous Materials prior to the expiration of the Examination Period (i) regarding which an Environmental Defect Notice has been timely and otherwise validly delivered, and (ii) that has a Company Environmental Defect Amount or Laredo Environmental Defect Amount, as applicable, attributable thereto in excess of $100,000.

“Environmental Defect Notice” shall have the meaning given that term in Section 5.03.

“Environmental Information” shall have the meaning given that term in Section 5.02.

“Environmental Laws” shall mean all Laws pertaining to protection of human health and the environment (including natural resources), the prevention of pollution, remediation of contamination and restoration of environmental quality, including the Clean Air Act, the Clean Water Act, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, the Occupational Safety and Health Act of 1970, the Resource Conservation and Recovery Act of 1976 (“RCRA”), the Safe Drinking Water Act, the Toxic Substances Control Act, the Oil Pollution Act of 1990, the Emergency Planning and Community Right to Know Act, the Solid Waste Disposal Act, the Hazardous Materials Transportation Act and any comparable state Laws.  The term “Environmental Laws” shall also include all amendments to any of the foregoing.

“Environmental Liabilities” shall mean any losses or liabilities (a) in connection with any violation of any Environmental Laws; (b) arising from any obligation under Environmental Laws to complete any investigative, remedial, or corrective action; or (c) otherwise in connection with the presence, use, manufacturing, refining, production, generation, handling, transportation, treatment, recycling, transfer, storage, disposal, distribution, importing, labeling, testing, processing, discharge, release or threatened release, control, or other exposure, action or failure with respect to Hazardous Materials.

“Environmental Review” shall have the meaning given that term in Section 5.01.

“Equity Consideration” shall mean $1,000,000,000, payable in New Laredo Preferred Units.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Examination Period” shall have the meaning given that term in Section 4.01.

“Excluded Assets” shall have the meaning given that term in Section 2.02.

“Existing Laredo Preferred Units” shall have the meaning given that term in Section 6.03(h).

“Filings” shall have the meaning given that term in Section 7.05(a).

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” shall mean any federal, state, local, tribal or foreign government or any court of competent jurisdiction, regulatory or administrative agency, commission or other governmental authority that exercises jurisdiction over any of the Company Assets or Laredo Assets, as applicable.

“Hazardous Materials” shall mean any material, chemical, compound, substance, mixture or by-product that is identified, defined, designated, listed, restricted or otherwise regulated under Environmental Laws as a “hazardous constituent,” “hazardous substance,” “hazardous material,” “acutely hazardous material,” “extremely hazardous material,” “hazardous waste,” “hazardous waste constituent,” “acutely hazardous waste,” “extremely hazardous waste,” “solid waste,” “infectious waste,” “medical waste,” “biomedical waste,” “pollutant,” “toxic pollutant,” or “contaminant.”  The term “Hazardous Materials” shall include any “hazardous substances” as defined, listed, designated or regulated under CERCLA, any “hazardous wastes” or “solid wastes” as defined, listed, designated or regulated under RCRA, any asbestos or asbestos containing materials, any polychlorinated biphenyls, and any petroleum, Hydrocarbon or hydrocarbonic substance, fraction, distillate or by-product.  Notwithstanding the above, “Hazardous Materials” shall not include carbon dioxide in any quantity to the extent referenced in any Environmental Laws or proposed legislation or actions of any Governmental Authority as a regulated or hazardous material.

“Hydrocarbons” shall mean oil, condensate, and natural gas, including casinghead gas, and other liquid or gaseous hydrocarbons produced or processed in association therewith.

“Imbalance” shall mean any imbalance at the wellhead between the amount of Hydrocarbons produced from a Company Well or Laredo Well, as applicable, and taken by and allocated to the Company, Laredo or any of its subsidiaries, as applicable, and the amount of Hydrocarbons produced from a Company Well or Laredo Well, as applicable, and allocable to the interest therein of the Company, Laredo or any of its subsidiaries, as applicable.

“Indebtedness” shall mean, without duplication:  (a) all obligations (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of the Company, Laredo or any of its subsidiaries as applicable, for borrowed money, whether or not (i) represented by bonds, debentures, notes, or other securities (whether or not convertible into any other security) or (ii) owing to banks, financial institutions, on equipment leases or otherwise; (b) all deferred payment obligations of the Company, Laredo or any of its subsidiaries, as applicable, for the purchase price of property or assets purchased (other than current accounts payable incurred in the Ordinary Course of Business); (c) all obligations of the Company, Laredo or any of its subsidiaries, as applicable, to pay rent or other payment amounts under a lease which is required to be classified as a capital lease or a Liability on the face of a balance sheet prepared in accordance with GAAP; (d) all outstanding reimbursement obligations of the Company or Laredo, as applicable, with respect to letters of credit, bankers’ acceptances, or similar facilities issued for the account of the Company, Laredo or any of its subsidiaries, as applicable; (e) all obligations of the Company, Laredo or any of its subsidiaries, as applicable, with respect to any hedging, swap, spot market, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; (f) all obligations secured by any Lien, other than Permitted Encumbrances, existing on properties owned by the Company, Laredo or any of its subsidiaries, as applicable, whether or not Indebtedness secured thereby will have been assumed; (g) all guaranties, endorsements, assumptions, and other contingent obligations of the Company, Laredo or any of its subsidiaries, as applicable, in respect of, or to purchase, or to otherwise acquire, indebtedness of others; and (h) solely with respect to the Company Credit Facility, all premiums, penalties, fees, expenses, breakage costs, and change of control payments required to be paid or offered in respect of any of the foregoing on prepayment as a result of the consummation of the transactions contemplated by this Agreement or in connection with any lender consent.

“Indemnitee” shall have the meaning given that term in Section 13.08(a).

“Indemnitor” shall have the meaning given that term in Section 13.08(a).

“IRS” shall have the meaning given that term in Section 6.02(m)(iii).

“Knowledge” shall mean, (a) with respect to the Company, all information of which the Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Executive Vice President/Operations, Vice President/Land or Vice President/Reservoir Engineering, having supervisory authority over matters relating to the Company and/or the ownership, operation, maintenance and development of the Company Assets, Company Owned Real Property or other assets of the Company have, or should have, upon reasonable inquiry, actual knowledge and (b) with respect to Laredo, all information of which the Chief Executive Officer, President/Chief Operating Officer, Chief Financial Officer, Senior Vice President/Exploration and Land, Senior

Vice President/Reservoir Engineering or Vice President/Land, having supervisory authority over matters relating to Laredo and/or the ownership, operation, maintenance and development of the Laredo Assets, Laredo Owned Real Property or other assets of Laredo have, or should have, upon reasonable inquiry, actual knowledge.

“Laredo” shall have the meaning given that term in the Preamble.

“Laredo Access Rights” shall have the meaning given that term in the definition of “Laredo Assets”.

“Laredo Approved Budget” shall have the meaning given that term in Section 6.03(ii).

“Laredo Assets” shall mean all of Laredo’s and any of its subsidiaries’ properties and assets, including its right, title and interest in and to:

(a)                                  all oil and gas leases (including interests arising under forced pooling orders) of Laredo and any of its subsidiaries (Laredo’s and any of its subsidiaries’ interests in such leases, including all fee royalty, mineral interest and overriding royalty interests collectively, the “Laredo Leases”), including those as more particularly described in Exhibit B—Part 1, and (ii) the interests in any units or pooled or communitized lands arising on account of the Laredo Leases having been unitized or pooled into such units or with such lands (Laredo’s and any of its subsidiaries’ interests in such units and lands, the “Laredo Unit Interests”);

(b)                                 all interests of Laredo and any of its subsidiaries under any Laredo Leases and Contracts to “deep rights” or undeveloped zones, formations or common sources of supply (collectively, the “Laredo Deep Rights”);

(c)                                  all existing (on or after the date of this Agreement but prior to Closing) oil and gas wells located on lands covered by the Laredo Leases or Laredo Unit Interests (Laredo’s interests in such wells, collectively and including the wells set forth on Exhibit B—Part 2, the “Laredo Wells,” and the Laredo Leases, the Laredo Unit Interests, the Laredo Deep Rights and the Laredo Wells being collectively referred to hereinafter as the “Laredo Properties”);

(d)                                 all movable or personal property, improvements, fixtures, platforms, facilities (production, gathering or otherwise), structures, tubular goods, gathering lines, compressors, flow lines, injection lines, disposal wells, injection wells, pipelines, processing or separating systems and plants, tanks, pits, boilers, buildings, machinery, equipment (surface and downhole, well and production, owned or leased, or otherwise), inventory, utility lines, power lines, telephone lines, roads and all other personal property, fixtures and facilities to the extent appurtenant to or used or obtained for use in connection with the Laredo Properties, including in each case such assets set forth on Exhibit B—Part 3 (collectively, the “Laredo Facilities”);

(e)                                  all permits, licenses, servitudes, easements, rights-of-way, surface fee interests and other surface use agreements to the extent used in connection with the ownership or operation of the Laredo Properties or the Laredo Facilities (collectively, the “Laredo Access Rights”);

(f)                                    the offices of Laredo and any of its subsidiaries, including the computers, furniture and other personal property located therein, and the lands and leases associated therewith;

(g)                                 the Hydrocarbons produced from or attributable to the Laredo Properties;

(h)                                 all Laredo Material Contracts;

(i)                                     all Imbalances relating to the Laredo Properties;

(j)                                     all of those records, files, contracts, orders, agreements, permits, licenses, easements, maps, data, interpretations, seismic data, geological and geographic information, schedules, reports and logs relating to Laredo, any of its subsidiaries or the other Laredo Assets;

(k)                                  all vehicles of Laredo and any of its subsidiaries; and

(l)                                     the Laredo Real Property.

“Laredo Credit Facility” shall mean that certain Second Amended and Restated Credit Agreement, dated as of July 7, 2010, among LPI, the lenders thereto and Bank of America, N.A., as amended.

“Laredo Deep Rights” shall have the meaning given that term in the definition of “Laredo Assets”.

“Laredo Employee” shall have the meaning given that term in Section 6.03(m)(i).

“Laredo Employee Plans” shall have the meaning given that term in Section 6.03(n)(i).

“Laredo Environmental Defect Amount” shall mean, (a) the reasonably estimated costs and expenses to correct such Environmental Defect in the most cost effective manner reasonably available, consistent with Environmental Laws and the proposed use of the Laredo Property, Laredo Real Property or Laredo Facility or (b) the amount of Environmental Liabilities reasonably believed will be incurred or required to be paid by Laredo or any of its subsidiaries with respect thereto.

“Laredo Facilities” shall have the meaning given that term in the definition of “Laredo Assets”.

“Laredo Financial Statements” shall have the meaning given that term in Section 6.03(j).

“Laredo Indemnitees” shall mean Laredo and its members, shareholders and Affiliates, and the officers, board of directors and/or managers, employees, agents and representatives of each of the foregoing Persons.  From and after the Closing, “Laredo Indemnitees” shall also include the Company and its shareholders and Affiliates, and the officers, board of directors and/or managers, employees, agents and representatives of each of the foregoing Persons, except to the extent of any such Person’s capacity as a Contributor or an Affiliate of such Contributor as related to this Agreement.

“Laredo Leased Real Property” shall mean all of the real property leased by Laredo and any of its subsidiaries, except for the Laredo Leases.

“Laredo Leases” shall have the meaning given that term in the definition of “Laredo Assets”.

“Laredo Material Contract” shall have the meaning given that term in Section 6.03(x)(i) and Section 6.03(x)(ii).

“Laredo Owned Real Property” shall mean those parcels of real property, other than the Laredo Properties, owned in fee and used or held for use by Laredo and any of its subsidiaries, and all buildings, structures, improvements, and fixtures thereon, together with all rights of way, easements, privileges and appurtenances pertaining or belonging thereto, including any right, title and interest of Laredo and any of its subsidiaries in and to any street or other property adjoining any portion of such property.

“Laredo Properties” shall have the meaning given that term in the definition of “Laredo Assets”.

“Laredo Real Property” shall mean Laredo Leased Real Property and Laredo Owned Real Property.

“Laredo Reserve Report” shall mean the reserve report dated December 31, 2010 related to the Laredo Properties.

“Laredo Restricted Units” shall have the meaning given that term in Section 6.03(h).

“Laredo Title Defect Amount” shall mean:

(a)                                  any reduction in the Allocated Value of any Laredo Property arising from a Title Defect that has been agreed to by the Company and Laredo;

(b)                                 in the event of a Title Defect that is undisputed and liquidated in amount, the amount required to be paid to remove such Title Defect from the affected Laredo Property; and

(c)                                  in the event of a Title Defect which represents a discrepancy between (A) the actual Net Acreage for any Laredo Lease or the actual Net Revenue Interest for any other Laredo Property, as applicable, and (B) the represented Net Acreage stated on Exhibit B—Part 1 or the Net Revenue Interest stated on Exhibit B—Part 2, as applicable, then the Laredo Title Defect Amount shall be the product of the Allocated Value of such Laredo Lease or Laredo Property, multiplied by a fraction, the numerator of which is the Net Acreage decrease or Net

Revenue Interest decrease, as applicable, and the denominator of which is the represented Net Acreage stated on Exhibit B—Part 1 or the Net Revenue Interest stated on Exhibit B—Part 2, as applicable; provided that if the Title Defect is not effective or does not affect a Laredo Lease or Laredo Property throughout the shorter of (i) the term of the applicable Laredo Lease or (ii) the productive life and abandonment of such Laredo Lease or Laredo Property, the Laredo Title Defect Amount determined under this subsection shall be reduced accordingly.

Notwithstanding anything to the contrary herein, (i) the aggregate Laredo Title Defect Amounts attributable to the effects of all Title Defects upon any given Laredo Lease or Laredo Property shall not exceed the Allocated Value of such Laredo Lease or Laredo Property; (ii) in the event that a Title Defect may reasonably be cured prior to Closing, the Laredo Title Defect Amount determined under subsections (c) or (i) above shall not be greater than the lesser of (A) the reasonable cost and expense of curing such Title Defect or (B) the share of such curative work cost and expense which is allocated to such Laredo Lease or Laredo Property pursuant to subsection (iii) below; and (iii) the Laredo Title Defect Amount with respect to a Laredo Lease or Laredo Property shall be determined without duplication of any costs or losses included in another Laredo Title Defect Amount hereunder.  To the extent that the cost to cure any Title Defect will result in the curing of all or a part of one or more other Title Defects, such cost of cure shall be allocated among the Laredo Leases or Laredo Properties so affected on a fair and reasonable basis.

“Laredo Unaudited April 30, 2011 Balance Sheet” shall mean the unaudited consolidated balance sheet of Laredo and its subsidiaries as of April 30, 2011.

“Laredo Unit Interests” shall have the meaning given that term in the definition of “Laredo Assets”.

“Laredo Wells” shall have the meaning given that term in the definition of “Laredo Assets”.

“Law” shall mean any applicable statute, law, rule, regulation, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any Governmental Authority.

“Liabilities” shall mean any and all claims, causes of action, payments, charges, judgments, assessments, liabilities, obligations, losses, damages, penalties, fines or costs and expenses, including any attorneys’ fees, legal or other expenses incurred in connection therewith and including liabilities, costs, losses and damages for personal injury or death or property damage.

“Liens” shall mean any mortgage, lien, pledge, security interest or other charge or encumbrance, any financing lease having substantially the same economic effect as any of the foregoing, any assignment of the right to receive income, or any other type of preferential arrangement.

“LLC Agreement” shall have the meaning given that term in the Recitals.

“LPI” shall have the meaning given that term in the Recitals.

“Material Adverse Effect” shall mean, with respect to Contributors, the Company or Laredo (which for the purpose of this definition shall mean Laredo and its subsidiaries), as applicable, (a) a material adverse change in or a material adverse effect on (i) the business, operations, prospects, assets and properties, Liabilities (actual or contingent), or condition (financial or otherwise) of the Company or Laredo, as applicable, taken as a whole, or (ii) the ability of any Contributor, the Company or Laredo, as applicable, to perform any of the obligations in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, or (b) any event or circumstance that could reasonably be expected to result in a material adverse effect or material adverse change described in clause (a); provided, however, that no change, circumstance, effect, event or fact shall be deemed (individually or in the aggregate) to constitute, nor shall any of the foregoing be taken into account in determining whether there has been or may be, a Material Adverse Effect, to the extent that such change, circumstance, effect, event or fact results from, arises out of, or relates to (A) a general deterioration in the economy or changes in Hydrocarbon prices or other changes affecting the oil and gas industry generally; (B) war, the outbreak or escalation of hostilities, the declaration by the United States or any other country of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism; (C) the disclosure of the transactions set forth in this Agreement; (D) this Agreement or the transactions contemplated by this Agreement or the public announcement thereof; (E) any change in accounting or tax requirements or principles imposed by GAAP or any change in Applicable Laws, or the interpretation thereof; (F) changes in conditions in the capital or financial markets generally, including changes in interest or exchange rates; (G) actions taken by, at the request of, or with the approval of, the Party asserting such Material Adverse Effect; (H) compliance with the terms of, or the taking of any action required by, any Transaction Document; or (I) any other matter only to the extent specifically set forth in a disclosure schedule to this Agreement as of the date hereof.

“Material Transaction” shall have the meaning given that term in Section 7.10.

“Multiemployer Plan” shall have the meaning given that term in Section 6.02(m)(ii).

“Net Acreage” shall mean the net leasehold acres of the Company under any Company Lease or of Laredo under any Laredo Lease, as the same appear of record or as same are reflected on Exhibit A—Part 1 and Exhibit B—Part 1, as applicable.

“Net Revenue Interest” shall mean an interest (expressed as a percentage or decimal fraction) in and to all Hydrocarbons produced and saved from or attributable to a Company Property or Laredo Property, as applicable.

“New Laredo Preferred Units” shall have the meaning given that term in the Recitals.

“Non-Transferred Excluded Asset” shall have the meaning given that term in Section 11.05.

“Optionholders” shall mean the holders of Options.

“Options” shall mean the collective reference to all options to purchase shares of Common Stock issued pursuant to the Stock Option Plan and any and all other options to purchase shares of Common Stock.

“Ordinary Course of Business” shall mean, with respect to any action taken by a Person (which when used in context to Laredo, shall mean Laredo and its subsidiaries):

(a)                                  such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

(b)                                 such action is similar in nature and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person and consistent with prudent oilfield practices.

“Organizational Documents” shall mean, with respect to a particular Person (other than a natural person), the certificate or articles of incorporation, bylaws, partnership agreement, limited liability company agreement, trust agreement or similar organizational document or agreement, as applicable of such Person.

“Outstanding Amount” shall mean $247,900,000.

“Owned Company Stock” shall have the meaning given that term in the Recitals.

“Parties” shall have the meaning given that term in the Preamble.

“Payoff Amount” shall mean the amount required to fully discharge as of Closing the Indebtedness represented by the Company Credit Facility.

“Permitted Encumbrances” shall mean (a) Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings; (b) mechanics’, carriers’, workers’, repairers’ and other similar Liens imposed by applicable Law arising or incurred in the Ordinary Course of Business for obligations that are not overdue or that are being contested in good faith by appropriate proceedings and that are not, individually or in the aggregate, significant; (c) Liens arising under an operating agreement, Company Lease or Laredo Lease, as applicable, or similar agreement for obligations that are not overdue or that are being contested in good faith by appropriate proceedings; (d) in the case of leases of vehicles, rolling stock and other personal property, encumbrances that do not materially impair the operation of the business at the location at which such leased equipment or other personal property is located; (e) easements, rights of way, servitudes, permits, surface leases and other rights in respect of surface operations; (f) deposits to secure the performance of bids, contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the Ordinary Course of Business; (g) zoning regulations and restrictive covenants and easements that do not detract in any material respect from the value of the Company Real Property or Laredo Real Property, as applicable, or the Company Assets or Laredo Assets, as applicable, do not materially and adversely affect, impair or interfere with the use of any property affected thereby and are not violated by the current use and operation of any property of the Company or Laredo, as applicable; (h) public utility easements of record, in customary form, to serve the Company Assets or Laredo Assets, as applicable; (i) Liens securing all or any portion of the amounts outstanding under the Company Credit Facility or the Laredo Credit Facility, as applicable; (j) landlords’ Liens arising by operation of Law in favor of landlords under the leases with respect to the Company Leased Real Property or Laredo Leased Property, as applicable, and respecting which the Company or Laredo, as applicable, is not in default; (k) mortgages, deeds of trust and other security instruments, and ground leases or underlying leases covering the title, interest or estate of such landlords with respect to the Company Leased Real Property or Laredo Leased Property, as applicable, and to which the leases with respect to the Company Leased Real Property or Laredo Leased Property, as applicable, are subordinate; (l) hedging contracts and other commodity or financial future or option contracts or similar derivative contracts to the extent, if at all, set forth in Schedule 6.02(j)(ii) or Schedule 6.03(k)(ii), as applicable; (m) preferential rights to purchase and consent to transfer requirements of any Person not triggered by the consummation of the transactions contemplated herein or with respect to applicable prior transactions, such consents have been obtained and the preferential purchase rights have been waived or expired without exercise; (n) preferential rights to purchase and required Third-Party consents to assignments and similar agreements with respect to which, prior to Closing, (1) waivers or consents are obtained from the appropriate parties, or (2) the appropriate time period for asserting such rights has expired without an exercise of such rights, or (3) arrangements can be made on terms satisfactory to Laredo or the Company, as applicable, in its sole discretion, to allow Laredo or the Company, as applicable, to receive substantially the same economic benefits as if all such waivers and consents had been obtained; and (o) Liens set forth on Schedule 6.02(j)(vi) or Schedule 6.03(k)(vi), as applicable.

“Person” shall mean an individual, corporation, partnership, association, trust, limited liability company or any other entity or organization, including government or political subdivisions or an agency, unit or instrumentality thereof.

“Preferred Stock” shall mean the preferred stock of the Company, par value $0.001 per share.

“Purchase and Sale Agreement” shall have the meaning given that term in the Recitals.

“RCRA” shall have the meaning given that term in the definition of “Environmental Law”.

“Review” shall have the meaning given that term in Section 4.01.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Sellers” shall have the meaning given that term in the Purchase and Sale Agreement.

“Series A Preferred Stock” shall mean Preferred Stock designated as Series A Convertible Participating Preferred Stock.

“Series A Preferred Stock Purchase Agreement” shall mean the Series A Preferred Stock Purchase Agreement dated as of March 26, 2009 by and among the Company and certain Series A Stockholders named therein.

“Series A Preferred Stockholders” shall mean the holders of the Series A Preferred Stock.

“Series A-1 Units” shall have the meaning given that term in the LLC Agreement.

“Series A-2 Units” shall have the meaning given that term in the LLC Agreement.

“Series B Units” shall have the meaning given that term in the LLC Agreement.

“Series C Units” shall have the meaning given that term in the LLC Agreement.

“Series D Units” shall have the meaning given that term in the LLC Agreement.

“Series E Units” shall have the meaning given that term in the LLC Agreement.

“Short Period 2011 Returns” shall have the meaning given that term in Section 15.01(a).

“Stock Option Plan” shall mean the 2006 Stock Incentive Plan of the Company, as amended.

“Stockholders” shall mean Common Stockholders and the Series A Preferred Stockholders.

“Stockholders’ Agreement” shall mean the Stockholders’ Agreement dated May 16, 2006, by and among the Company and certain Stockholders named therein, as amended by the Amendment Agreement to Stockholders’ Agreement dated March 26, 2009.

“Tax Liability” shall mean any Liability related to Taxes.

“Tax Returns” shall mean any report, return, form, information statement, payee statement or other return information required to be provided to any Governmental Authority with respect to Taxes or any amendment thereof, including any return of an affiliated, combined or unitary group, and any and all work papers relating to any Tax Return.

“Taxes” shall mean any taxes, assessments, unclaimed property and escheat obligations and other governmental charges imposed by any Governmental Authority, including net income, gross income, profits, gross receipts, license, employment, stamp, occupation, premium, alternative or add-on minimum, ad valorem, real property, personal property, transfer, real property transfer, value added, sales, use, environmental (including taxes under Code Section 59A), customs, duties, capital stock, franchise, excise, withholding, social security (or similar), unemployment, disability, payroll, fuel, excess profits, windfall profit, severance, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not, including any obligations to indemnify or otherwise assume or succeed to the Tax Liability of any other Person.

“Third Party” shall mean any Person other than a Party to this Agreement or an Affiliate of a Party to this Agreement.

“Title IV Plan” shall have the meaning given that term in Section 6.02(m)(ii).

“Title Defect” shall mean a Lien (other than a Permitted Encumbrance) or other failure or impairment of Defensible Title, other than a Permitted Encumbrance, identified by Laredo or the Company, as applicable, and disclosed in writing to the other Party prior to 5:00 p.m. CST on the expiration date of the Examination Period, the presence of which constitutes a breach in the Company’s representations and warranties set forth in Section 6.02(v)(iii) or in Laredo’s representations and warranties set forth in Section 6.03(w)(iii), as applicable, with regard to a Company Property or a Laredo Property, as applicable, that has not been cured or removed prior to the Closing, but only if the Company Title Defect Amount or Laredo Title Defect Amount, as applicable, attributable thereto is in excess of $100,000.  Notwithstanding any other provision in this Agreement to the contrary, the following matters shall not constitute, and shall not be asserted as, a Title Defect: (A) defects or irregularities arising out of lack of corporate authorization; (B) defects or irregularities that have been cured or remedied by the applicable statutes of limitation; (C) defects or irregularities in the chain of title consisting of the failure to recite marital status in documents or immaterial irregularities or omissions of heirship proceedings; (D) minor defects or irregularities in title affecting producing Company Wells or producing Laredo Wells, as applicable, which for a period of the shorter of (i) three years or (ii) the life of such producing Company Well or producing Laredo Well, as applicable, (not to be less than one year) or more have not delayed or prevented the Company or Laredo and its subsidiaries, as applicable, from receiving an amount equal to at least its Net Revenue Interest share of the proceeds of production and have not caused the Company or Laredo and its subsidiaries, as applicable, to bear a share of expenses and costs greater than its Working Interest share from the applicable Company Well or Laredo Well; (E) defects or irregularities resulting from or related to probate proceedings or the lack thereof which defects or irregularities have been outstanding for the shorter of (i) three years or (ii) the life of such producing Company Well or producing Laredo Well, as applicable, (not to be less than one year) or more and (F) decreases resulting from yet to have expired nonproducing depths and nonproducing tracts of the Company Leases or Laredo Leases, as applicable, pursuant to the terms thereof; provided, however, matters covered by clauses (A), (C), (D) and (E) above shall constitute a Title Defect if Laredo or the Contributor Representative, as applicable, provides the Contributor Representative or Laredo, as applicable, with sufficiently clear evidence of an actual claim or the high probability of a claim of title made or being made by a Third Party based on such matter.

“Title Defect Notice” shall have the meaning given such term in Section 4.02.

“Title Defect Property” shall have the meaning given such term in Section 4.02.

“Transaction Documents” shall mean, collectively, this Agreement and any other agreement or document delivered pursuant to this Agreement.

“Transfer Documents” shall have the meaning given that term in Section 10.02.

“Unitholders” shall mean the holders of Units.

“Units” shall mean, collectively, the Existing Laredo Preferred Units and the Laredo Restricted Units.

“Warburg” shall have the meaning given that term in the Preamble.

“WARN Act” shall mean the Worker Adjustment and Retraining Notification Act, as amended.

“Welfare Plan” shall have the meaning given that term in Section 6.02(m)(vii).

Section 1.02                                Interpretation.  As used in this Agreement, unless the context otherwise requires, the term “includes” and its syntactical variants means “includes but is not limited to.”  The headings and captions contained in this Agreement have been inserted for convenience only and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions hereof.  Preparation of this Agreement has been a joint effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other.  All references herein to “Sections” and “Articles” in this Agreement shall refer to the corresponding section and article of this Agreement unless specific reference is made to such sections of another document or instrument.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in any agreement or instrument shall refer to such agreement or instrument as a whole and not to any particular provision of such agreement or instrument.

ARTICLE II
COMPANY ASSETS

Section 2.01                                Assets.  Subject to Section 2.02, the term “Company Assets” shall mean, less and except the Excluded Assets, all of the Company’s properties and assets, including its right, title and interest in and to:

(a)                                  (i) all oil and gas leases (including interests arising under forced pooling orders) of the Company (the Company’s interests in such leases, and including all fee royalty, mineral interest and overriding royalty interests, collectively, the “Company Leases”), including those as more particularly described in Exhibit A—Part 1, and (ii) the interests in any units or pooled or communitized lands arising on account of the Company Leases having been unitized or pooled into such units or with such lands (the Company’s interests in such units and lands, the “Company Unit Interests”);

(b)                                 all interests of the Company under any Company Leases and Contracts to “deep rights” or undeveloped zones, formations or common sources of supply (collectively, the “Company Deep Rights”);

(c)                                  all existing (on or after the date of this Agreement but prior to Closing) oil and gas wells located on lands covered by the Company Leases or Company Unit Interests (the Company’s interests in such wells, collectively and including the wells set forth on Exhibit A—

Part 2, the “Company Wells,” and the Company Leases, the Company Unit Interests, the Company Deep Rights and the Company Wells being collectively referred to hereinafter as the “Company Properties”);

(d)                                 all movable or personal property, improvements, fixtures, platforms, facilities (production, gathering or otherwise), structures, tubular goods, gathering lines, compressors, flow lines, injection lines, disposal wells, injection wells, pipelines, processing or separating systems and plants, tanks, pits, boilers, buildings, machinery, equipment (surface and downhole, well and production, owned or leased, or otherwise), inventory, utility lines, power lines, telephone lines, roads and all other personal property, fixtures and facilities to the extent appurtenant to or used or obtained for use in connection with the Company Properties, including in each case such assets set forth on Exhibit A— Part 3 (collectively, the “Company Facilities”);

(e)                                  all permits, licenses, servitudes, easements, rights-of-way, surface fee interests and other surface use agreements to the extent used in connection with the ownership or operation of the Company Properties or the Company Facilities, including those described in Exhibit A—Part 4 (collectively, the “Company Access Rights”);

(f)                                    the offices described on Exhibit A—Part 5, including the computers, furniture and other personal property located therein, and the lands and leases associated therewith, including those described in Exhibit A—Part 5;

(g)                                 the Hydrocarbons produced from or attributable to the Company Properties;

(h)                                 all Contracts (including the Contracts listed in Exhibit A—Part 6);

(i)                                     all Imbalances relating to the Company Properties;

(j)                                     all of those records, files, contracts, orders, agreements, permits, licenses, easements, maps, data, interpretations, seismic data, geological and geographic information, schedules, reports and logs relating to the Company or the other Company Assets (collectively referred to as the “Company Files”);

(k)                                  all vehicles, including those described on Exhibit A—Part 7; and

(l)                                     the Company Real Property.

Section 2.02                                Excluded Assets.  The Company Assets shall not include, and there is excepted, reserved and excluded from the purchase and sale contemplated hereby, the Excluded Assets.  The “Excluded Assets” shall mean:

(a)                                  the Stockholders’ Agreement and Series A Preferred Stock Purchase Agreement; and

(b)                                 the assets described in Exhibit C or otherwise expressly retained hereunder.

ARTICLE III
CONTRIBUTION

Section 3.01                                Agreement to Contribute.  Subject to the terms and conditions of this Agreement, at the Closing, Contributors agree to contribute the Contributed Company Stock to Laredo in exchange for the Equity Consideration, as adjusted pursuant to this Agreement.  The percentages of the Equity Consideration to be received by each Contributor, as determined in accordance with the Company’s Organizational Documents, are set forth on Annex A.  In accordance with the Company’s Organizational Documents and this Agreement, the Equity Consideration allocated to each Contributor shall be adjusted at Closing to reflect the Adjusted Equity Consideration.  Laredo, the Company and the Contributor Representative shall cause any adjustment in the percentages of the Equity Consideration as set forth in Annex A to be determined not less than three Business Days before the Closing Date.  The Adjusted Equity Consideration shall be paid by Laredo to Contributors at the Closing as set forth in Annex A as so adjusted.

Section 3.02                                Allocated Values.  Laredo and Contributors agree that the unadjusted Equity Consideration is allocated among the Company Properties in the amounts set forth in Exhibit A—Part 1 or Exhibit A—Part 2.  The “Allocated Value” for any Company Property is the portion of the unadjusted Equity Consideration allocated to such Company Property on Exhibit A—Part 1 or Exhibit A—Part 2.  The “Allocated Value” for any Laredo Property is the portion of the unadjusted Equity Consideration allocated to such Laredo Property on Exhibit B—Part 1 or Exhibit B—Part 2.

ARTICLE IV
TITLE MATTERS

Section 4.01                                Title Examination Period.  From the date of this Agreement until 5:00 p.m. (local time in Dallas, Texas) on June 24, 2011 (the “Examination Period”), the Company shall afford to Laredo, and Laredo shall afford to the Company, and their respective authorized representatives reasonable access during normal business hours to the office, personnel and books and records of the Company or Laredo and its subsidiaries, as applicable, in order for the other Party to conduct an examination as it may in its sole discretion choose to conduct with respect to the Company Properties or the Laredo Properties, as applicable (the “Review”); provided, however, that such investigation shall be upon reasonable notice and shall not unreasonably disrupt the personnel and operations of the Company or Laredo and its subsidiaries, as applicable.  Such books and records shall include, without limitation, all abstracts of title, title opinions, title files, ownership maps, lease files, assignments, division orders, operating records and agreements, well files, financial and accounting records, geological, geophysical and engineering records, tax files, and any other files and records relating to the Company Properties or Laredo Properties, as applicable, in each case insofar as same may now be in existence and in the possession of the Company or Laredo and any of its subsidiaries, as applicable, excluding, however, any information that the Company or Laredo or any of its subsidiaries, as applicable, is prohibited from disclosing by bona fide, Third Party confidentiality restrictions; provided, that if requested by the other Party, the Company or Laredo, as applicable, shall use its commercially reasonable efforts, without the requirement to make any payment or provide any other consideration, to obtain a waiver of any such restrictions in favor of Laredo or the Company, as applicable.  The cost and expense of the Review, if any, shall be borne solely by the Party incurring such cost and expense.  Laredo and the Company, as applicable, shall not, during the Examination Period, contact any of the customers or suppliers of the other Party, or the other Party’s working interest co-owners, operators, lessors or surface interest owners, in connection with the transactions contemplated hereby, whether in person or by telephone, mail or other means of communication, without the specific prior written consent of the Company or Laredo, as applicable, which consent shall not be unreasonably withheld.

Section 4.02                                Notice of Title Defects.  If Laredo discovers any Title Defect affecting any of the Company Properties or if the Company discovers any Title Defect affecting the Laredo Properties prior to the expiration of the Examination Period, Laredo or the Company, as applicable, shall notify the other Party of such alleged Title Defect as promptly as reasonably practicable; provided that failure to give notice in such manner shall not diminish the right of the Party giving such notice pursuant to this Article IV.  To be effective, any such notice (a “Title Defect Notice”) must (a) be in writing, (b) be received by the Company or Laredo, as applicable, prior to the expiration of the Examination Period, (c) describe the Title Defect in reasonable detail, including the basis therefor (including any alleged variance in the Net Revenue Interest or Working Interest), (d) identify the specific property to which such Title Defect relates, and (e) include the Company Title Defect Amount or the Laredo Title Defect Amount, as applicable.  Upon the Company’s or Laredo’s request, as applicable, the other Party will promptly deliver copies of any documents in such Party’s possession concerning the alleged Title Defect, such as title opinions if any have been rendered.  Any matters that may otherwise constitute Title Defects, but of which the Company or Laredo, as applicable, has not been notified by the other Party in accordance with the foregoing, shall be deemed to have been waived by the other Party for all purposes.  The Company Properties or Laredo Properties, as applicable, affected by such uncured Title Defect shall be referred to herein as the “Title Defect Property”.

Section 4.03                                Title Defect Remedies.  Upon the receipt of any Title Defect Notice from Laredo or the Company, as applicable, (a) if the sum of the Title Defects and Environmental Defects exceeds the Aggregate Defect Threshold, the other Party shall have the option, but not the obligation, to attempt to cure such Title Defect by no later than August 1, 2011 at its sole cost and expense, (b) if applicable under Section 9.02(a) or Section 9.02(b)(i), the Equity Consideration shall be adjusted, or (c) if applicable under Section 12.01(c) or (d), either Party may terminate this Agreement.

ARTICLE V
ENVIRONMENTAL MATTERS

Section 5.01                                Environmental Examination Period.  Laredo and the Company shall have the right, or the right to cause their respective environmental consultant(s) (the “Environmental Consultant”), to conduct an environmental review of the Company Real Property, Company Properties and Company Facilities or the Laredo Real Property, Laredo Properties and Laredo Facilities, as applicable, prior to the expiration of the Examination Period (the “Environmental Review”); provided, however, that the environmental and physical examination, investigation and assessment of the Company Real Property, Company Properties and Company Facilities or the Laredo Real Property, Laredo Properties and Laredo Facilities, as applicable, may not, without the prior written consent of the Company or Laredo, as applicable, which may not be unreasonably withheld, include any soil or water tests or borings or other invasive tests or examinations with respect to the Company Real Property, Company Properties and Company Facilities or the Laredo Real Property, Laredo Properties and Laredo Facilities, as applicable, unless the other Party’s physical examination and assessment identifies any environmental condition, shows physical signs of contamination or evidences potential violations of Environmental Laws, in which case Laredo or the Company, as applicable, shall have the right to conduct such soil or water tests or borings as are reasonably recommended by the Environmental Consultant.  The Company or Laredo, as applicable, shall make all of its records, employees, and physical assets available to the other Party and the Environmental Consultant for inspection and review, to allow the other Party to conduct a reasonable and appropriate environmental inquiry and due diligence investigation.  The cost and expense of the Environmental Review, if any, shall be borne solely by the Party incurring such cost and expense.  No Person, other than the Environmental Consultant and employees of Laredo or the Company, as applicable, may conduct the Environmental Review.  The Company and Laredo shall have the right to have representatives thereof present to observe the Environmental Review conducted by the other Party.  With respect to any samples taken in connection with the Environmental Review, the Company and Laredo shall be permitted to take split samples at their sole expense.  Laredo and the Company agree to conduct their Environmental Review in a manner so as not to unduly interfere with the business operations of the other Party and in compliance with all applicable Laws, and Laredo and the Company shall exercise due care with respect to the properties of the other Party and their condition.

Section 5.02                                Environmental Information.  Prior to the Closing, unless otherwise required by applicable Law, Laredo and the Company shall (and shall take commercially reasonable efforts to ensure the Environmental Consultant will, if applicable) treat confidentially any matters revealed by the Environmental Review and any reports or data generated from such review (the “Environmental Information”), and Laredo and the Company shall not (and shall take commercially reasonable efforts to ensure the Environmental Consultant, if applicable, will not) disclose any Environmental Information to any Governmental Authority or other Third Party without the prior written consent of the other Party, unless disclosure is required by Environmental Law, court order or mandate of any Governmental Authority having jurisdiction.  Prior to the Closing, unless otherwise required by applicable Law, Laredo and the Company may use the Environmental Information only in connection with the transactions contemplated by this Agreement.  If Laredo, the Company, the Environmental Consultant, if applicable, or any Third Party to whom Laredo or any of its subsidiaries or the Company, as applicable, (pursuant to the terms of this Agreement) has provided any Environmental Information become legally compelled to disclose any of the Environmental Information, Laredo shall provide the Company, and the Company shall provide Laredo, as applicable, with prompt notice and the Company or Laredo, as applicable, at their expense, may file any protective order, or seek any other remedy, as it deems appropriate under the circumstances.  If this Agreement is terminated prior to the Closing, Laredo and the Company shall (a) deliver the Environmental Information to the other Party, (b) destroy all copies thereof in Laredo’s or the Company’s possession, as applicable, (other than information in Laredo’s or the Company’s standard computer back-up archive provided such back-up copies shall not be accessed), except to the extent such destruction is prohibited by applicable Law and (c) not disclose such Environmental Information to any other Person, except for disclosures required by applicable Law.  Upon the Company’s written request to Laredo, or Laredo’s written request to the Company, as applicable, Laredo or the Company, as applicable, shall provide copies of the Environmental Information to the other Party without charge.

Section 5.03                                Notice of Environmental Defects.  If Laredo, the Company or the Environmental Consultant, if applicable, discovers any Environmental Defect prior to the expiration of the Examination Period, Laredo or the Company, as applicable, shall notify the other Party of such alleged Environmental Defect as promptly as reasonably practicable provided that failure to give notice in such manner shall not diminish the right of the Party giving such notice pursuant to this Article V.  To be effective, such notice (an “Environmental Defect Notice”) must (a) be in writing; (b) be received by the Company or Laredo, as applicable, prior to the expiration of the Examination Period; (c) describe the Environmental Defect in reasonable detail, including the specific Company Real Property, Company Property and Company Facilities or Laredo Real Property, Laredo Property and Laredo Facilities, as applicable, affected by or associated with such Environmental Defect, and if applicable, identify with reasonable specificity the Environmental Laws alleged to be violated; (d) describe the procedures recommended to correct, eliminate or pay the Environmental Defect; (e) set forth Laredo’s or the Company’s, as applicable, good faith estimate of the Company Environmental Defect Amount or Laredo Environmental Defect Amount, as applicable, including the basis for such estimate; and (f) if applicable, a request to exclude the Company Property pursuant to Section 5.04(c).  Any matters that may otherwise constitute Environmental Defects, but of which the Company or Laredo, as applicable has not been specifically notified by the other Party in accordance with the foregoing, together with any environmental matter that does not constitute an Environmental Defect, shall be deemed to have been waived by the other Party for purposes of this Article V.  With respect to Environmental Defect(s) alleged by Laredo or the Company, as applicable, upon the other Party’s request, Laredo or the Company, as applicable, will promptly deliver to the other Party: (i) if applicable, a site plan showing the location of all sampling events, boring logs and other field notes generated by Laredo or the Company, as applicable, during the course of the Environmental Review, describing the sampling methods utilized and the field conditions observed, (ii) all related sampling results and other applicable data, (iii) the written conclusion of the Environmental Consultant, if applicable, that an Environmental Defect is believed to exist and any related recommendations from the Environmental Consultant, if applicable.

Section 5.04                                Environmental Defect Remedies.  Upon the receipt of any Environmental Defect Notice from Laredo or the Company, as applicable, (a) if the sum of the Environmental Defects and the Title Defects exceeds the Aggregate Defect Threshold, the other Party shall have the option, but not the obligation, to attempt to cure such Environmental Defect by no later than August 1, 2011 at its sole cost and expense, (b) if applicable under Section 9.02(a) or Section 9.02(b)(i), the Equity Consideration shall be adjusted, (c) the other Party may remove the affected Company Property from the transaction contemplated by this Agreement, in which event such Company Property will be treated as an Excluded Asset pursuant to Section 11.05 below and the Equity Consideration will be reduced by the Allocated Value therefor, or (d) if applicable under Section 12.01(c) or (d), either Party may terminate this Agreement.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

Section 6.01                                Representations and Warranties of Contributors.  Each Contributor represents and warrants to Laredo severally as to itself and not as to the other Contributors as follows:

(a)                                  Organization.  If such Contributor is not a natural person, such Contributor is duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation, with full corporate or other applicable power and authority to enter into this Agreement and perform its obligations hereunder; and if such Contributor is a natural person, such Contributor has all requisite and legal capacity to enter into this Agreement and perform his or her obligations hereunder.  If such Contributor is a natural person, the correct marital status for such Contributor is as set forth on the schedule attached to such Contributor’s signature page hereto.

(b)                                 Qualification.  If such Contributor is not a natural person, such Contributor is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business as now conducted makes such qualification necessary, except where the failure to be so qualified or in good standing would not materially hinder or impede the consummation by such Contributor of the transactions contemplated by this Agreement.

(c)                                  Authorization / Approvals.

(i)                                     The execution and delivery by such Contributor of this Agreement and the performance of its, his or her obligations hereunder have been duly and validly authorized by all requisite action of such Contributor and no other actions on the part of such Contributor are necessary to authorize and approve this Agreement and the transactions contemplated hereby.

(ii)                                  There are no Approvals required for such Contributor or any Affiliate of such Contributor (excluding the Company) from or to any Governmental Authority or any other Third Party, in each case, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

(d)                                 Enforceability.  This Agreement has been duly executed and delivered by such Contributor and constitutes the valid and legally binding obligation of such Contributor, enforceable in accordance with its terms and conditions except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity (the “Enforceability Exceptions”).  At Closing, all documents contemplated by this Agreement to be executed and delivered by such Contributor shall have been duly executed and delivered by such Contributor and all such documents executed and delivered by such Contributor shall constitute valid and binding obligations of such Contributor, enforceable in accordance with their terms and conditions except insofar as the enforceability thereof may be limited by the Enforceability Exceptions.

(e)                                  Noncontravention.  Neither the execution and the delivery of this Agreement by such Contributor, nor the consummation of the transactions contemplated hereby by such Contributor will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, modification, revocation, cancellation or acceleration of any obligation or to the loss of a benefit under, give rise to a right of purchase as to the Owned Company Stock, or result in the creation of any Claim upon the Company or the Owned Company Stock under any provision of (A) any applicable Law, (B) if such Contributor is not a natural person, the Organizational Documents of such Contributor, or (C) any contract or instrument to which such Contributor is a party or by which he, she or it is bound.

(f)                                    Litigation.  There are no actions, suits or proceedings, arbitrations or disputes, claims, audits or investigations, whether administrative, judicial or otherwise that are pending or, to the knowledge of such Contributor, threatened by or against or with respect to such Contributor that are attributable to such Contributor’s ownership of or relationship with the Company.

(g)                                 Title to Owned Company Stock.  Such Contributor is the record and beneficial owner of the applicable Owned Company Stock set forth on the schedule attached to such Contributor’s signature pages hereto, free and clear of all Liens.  Such Owned Company Stock constitutes all of the Series A Preferred Stock and Common Stock held by such Contributor.  The numbers of Preferred Stock, Common Stock and Options set forth in each category of the schedule to such Contributor’s signature page hereto are true and correct in all respects.  Except for the vested shares of Common Stock and vested Options to be contributed hereunder or to be sold to LPI pursuant to the Purchase and Sale Agreement, there are no shares of Common Stock and Options owned by such Contributor that (i) are vested or (ii) will vest on account of the consummation of the transactions contemplated hereby and by the Purchase and Sale Agreement.

(h)                                 Foreign Person.  Such Contributor is not a “foreign person” within the meaning of Section 1445 of the Code.

(i)                                     Investment Representation.

(i)                                     The New Laredo Preferred Units to be issued pursuant to this Agreement will be acquired for investment for such Contributor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Contributor has no present intention of selling, granting any participation in, or otherwise distributing the same.  Such Contributor does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any Third Party, with respect to any of the New Laredo Preferred Units to be issued hereunder.

(ii)                                  Such Contributor understands that the issuance of the New Laredo Preferred Units in accordance with the terms of this Agreement has not been registered under the Securities Act on the ground that the offer and sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Rule 506 promulgated thereunder.

(iii)                               Such Contributor believes it has received all the information such Contributor considers necessary or appropriate for deciding whether to invest in the New Laredo Preferred Units to be issued hereunder.  Such Contributor has had an opportunity to ask questions and receive answers from Laredo regarding the terms and conditions of the offering of the New Laredo Preferred Units to be issued hereunder and the business, properties, prospects and financial condition of Laredo.

(iv)                              Such Contributor confirms that he, she or it has such knowledge and experience in financial and business matters that such Contributor is capable of evaluating the merits and risks of an investment in the New Laredo Preferred Units to be issued hereunder and of making an informed investment decision and understands that (A) this investment is suitable only for an investor which is able to bear the economic consequences of losing its entire investment, (B) the exchange of Contributed Company Stock with the New Laredo Preferred Units to be issued hereunder is a speculative investment which involves a high degree of risk of loss of the entire investment, and (C) there are substantial restrictions on the transferability of, and there will be no public market for, the New Laredo Preferred Units to be issued hereunder, and accordingly, it may not be possible for such Contributor to liquidate its investment in case of emergency.

(v)                                 Such Contributor is an “accredited investor,” as such term is defined in Rule 501(e) under the Securities Act.

(vi)                              Such Contributor understands that none of the New Laredo Preferred Units to be issued hereunder may be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of either an effective registration statement covering such sale or disposition or an available exemption from registration under the Securities Act, the New Laredo Preferred Units to be issued hereunder must be held indefinitely.  In particular, such Contributor is aware that the New Laredo Preferred Units to be issued hereunder may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

(j)                                     Taxes.  Such Contributor has reviewed with its, his or her own Tax advisors the federal, state, local and the other Tax consequences of the transactions contemplated by this Agreement.  Such Contributor acknowledges and agrees that Laredo is not making any representation or warranty as to the federal, state, local or other Tax consequences to such Contributor as a result of the transactions contemplated by this Agreement.  Such Contributor understands that it, he or she (and not the Company or Laredo) shall be responsible for such Contributor’s own Tax Liability that may arise as a result of the transactions contemplated hereby, except as otherwise specifically provided herein.

(k)                                  Brokers’ Fees.  Except as described on Schedule 6.01(k), such Contributor does not have any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Laredo or the Company will be liable or obligated or which would otherwise burden the Company Assets.

(l)                                     Compliance.  Such Contributor is in compliance with all applicable Laws, except where failure to comply would not have, individually or in the aggregate, a Material Adverse Effect on such Contributor.

(m)                               Holding Company.  If such Contributor is not a natural person, such Contributor has not, since the date of its formation, carried on any business or conducted any operations other than holding ownership of the shares of Capital Stock of the Company.

(n)                                 Investment Company.  If such Contributor is not a natural person, such Contributor is not required to be registered as an investment company under the Investment Company Act of 1940, as amended.

Section 6.02                                Representations and Warranties Regarding the Company.  The Company hereby represents and warrants to Laredo as follows:

(a)                                  Organization.  The Company is duly formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite power and authority to own, lease and operate the Company Properties and to carry on its business as now being conducted. True, correct and complete copies of the Company’s Organizational Documents, each as amended and in effect on the date of this Agreement, have been furnished or made available to Laredo or its representatives.  The Company is in compliance with all provisions of its Organizational Documents.  The minute book of the Company accurately reflects actions taken by the Company’s board of directors (the “Board of Directors”), committees of the Board of Directors, and the Stockholders.  All such actions were properly taken with a quorum present and acting throughout each such meeting.  The stock transfer book of the Company accurately reflects all issuances and transfers of shares of the Company’s Capital Stock.  The Company possesses its minute book and stock transfer book.

(b)                                 Qualification.  The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business as now conducted, or the ownership, operation or leasing of the Company Assets makes such qualification necessary.

(c)                                  Authorization / Approvals.

(i)                                     The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all requisite action of the Company and no other actions on the part of the Company are necessary to authorize and approve this Agreement and the transactions contemplated hereby.

(ii)                                  Subject to compliance with the consent rights and preferential rights to purchase set forth on Schedule 6.02(x), and other than as set forth on Schedule 6.02(c), there are no Approvals required for the Company from or to any Governmental Authority or any other Third Party, in each case, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

(d)                                 Enforceability.  This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, except insofar as the enforceability thereof may be limited by the Enforceability Exceptions.  At Closing, all documents contemplated by this Agreement to be executed and delivered by the Company shall have been duly executed and delivered by the Company and all such documents executed and delivered by the Company shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms and conditions except insofar as the enforceability thereof may be limited by the Enforceability Exceptions.

(e)                                  Noncontravention.  Except as described on Schedule 6.02(e), assuming (i) compliance with all Approval requirements set forth on Schedule 6.02(c) and consent rights and preferential rights to purchase set forth on Schedule 6.02(x) and (ii) the release at the Closing of the mortgages and security interests upon the Company Assets securing the Company Credit Facility, neither the execution and the delivery of this Agreement by the Company, nor the consummation of the transactions contemplated hereby by the Company will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, modification, revocation, cancellation or acceleration of any obligation or to the loss of a benefit under, give rise to a right of purchase as to the Owned Company Stock, or result in the creation of any Claim upon the Company or the Owned Company Stock under any provision of (A) any applicable Law, (B) the Organizational Documents of the Company or (C) any Company Material Contract.

(f)                                    Litigation. There are no actions, suits or proceedings, arbitrations or disputes, claims, audits or investigations, whether administrative, judicial or otherwise that are pending or, to the Knowledge of the Company, threatened, by or against or with respect to any Company Assets or the Company.

(g)                                 Capitalization; Options.

(i)                                     As of the date of this Agreement, the authorized Capital Stock of the Company consists of 2,900,000 shares of Common Stock and 2,200,000 shares of Preferred Stock, all shares of which are designated as Series A Preferred Stock.  As of the date of this Agreement, (A) 199,858.6 vested shares of Common Stock and 49,434.4 unvested shares of Common Stock are issued and outstanding; (B) except as set forth on Schedule 6.02(g)(i), no shares of Common Stock are held by the Company in treasury; (C) 1,597,000 shares of Series A Preferred Stock are issued and outstanding; and (D) 3,000 shares of Series A Preferred Stock are held by the Company in treasury.  No bonds, debentures, notes or other instruments or evidence of Indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which the Stockholders may vote are issued or outstanding.  All outstanding shares of Common Stock and Series A Preferred Stock (x) are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or other similar rights or any federal or state securities law,

(y) were issued in conformity with the Company’s Organizational Documents and (z) are free and clear of all Liens, other than applicable federal and state securities law restrictions.  Schedule 6.02(g)(i) sets forth all Stockholders and the Capital Stock (including the number of shares of Common Stock, Series A Preferred Stock and/or Options) held by each Stockholder.  Each Stockholder has good and valid title to the Capital Stock (including Common Stock, Series A Preferred Stock and/or Options) shown as owned by such Stockholder on Schedule 6.02(g)(i).  Except as set forth above, as set forth on Schedule 6.02(g)(i) and as set forth on Schedule 6.02(g)(ii), as of the date of this Agreement, there are outstanding (1) no shares of Capital Stock or other voting securities of the Company; (2) no securities of the Company convertible into, or exchangeable or exercisable for, shares of Capital Stock or other voting securities of the Company; (3) no stock appreciation, phantom stock, profit participation or similar rights with respect to the Company; and (4) other than the Options, no options, warrants, calls, rights, commitments or agreements to which the Company is a party or by which it is bound, in any case obligating the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, shares of Capital Stock or other voting securities of the Company, or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.  There are no Claims asserted or held by any former Stockholder in such Person’s capacity (or alleged capacity) as a securityholder of the Company relating to this Agreement or the transactions contemplated hereby.  Except for the vested shares of Common Stock to be contributed by Contributors pursuant hereto or to be sold by Sellers pursuant to the Purchase and Sale Agreement, there are no shares of Common Stock issued and outstanding that (x) are vested or (y) will vest upon consummation of the transactions contemplated hereby and by the Purchase and Sale Agreement.

(ii)                                  As of the date of this Agreement, (A) there are issued and outstanding Options to acquire an aggregate of 236,498 shares of Common Stock with each such Option having the per share exercise price of $100.00, and (B) there are issued and outstanding 197,299.6 vested Options and 39,198.4 unvested Options.  Schedule 6.02(g)(ii) sets forth all Optionholders and the number of Options held by each such holder. Except for the vested Options to be contributed by Contributors pursuant hereto or to be sold by Sellers pursuant to the Purchase and Sale Agreement, there are no Options issued and outstanding that (A) are vested or (B) will vest upon consummation of the transactions contemplated hereby and by the Purchase and Sale Agreement.

(h)                                 Other Equity Interests and Joint Ventures.  Except as set forth on Schedule 6.02(h), the Company does not (i) own any equity ownership rights in a business entity, whether a corporation, company, joint stock company, limited liability company, general or limited partnership, joint venture, bank, association, trust company, land trust, business trust, sole proprietorship, arrangement treated as a partnership for federal income tax purposes or other business entity or organization, and whether in the form of Capital Stock or any other form of ownership or (ii) have any rights or interests in a joint venture or any similar business arrangement (except for joint operating agreements in the Ordinary Course of Business).

(i)                                     Financial Statements.  The Company has delivered to Laredo true and complete copies of (i) the audited financial statements of the Company for the year ended

December 31, 2008, (ii) the audited financial statements of the Company for the year ended December 31, 2009, (iii) the audited financial statements of the Company for the year ended December 31, 2010 and (iv) the unaudited financial statements for the four months ended April 30, 2011 (collectively, the “Company Financial Statements”).  The Company Financial Statements have been prepared in accordance with GAAP and present fairly in all material respects the financial position, results of operations, cash flows and change in equity of the Company as of and for the periods presented.

(j)                                     No Liabilities; Indebtedness.

(i)                                     Except as disclosed on Schedule 6.02(j)(i), the Company has no Liabilities of any kind, whether accrued, absolute, fixed, contingent or otherwise, other than: (A) Liabilities included in the balances of the “liabilities” column of the balance sheet included in the Company Unaudited April 30, 2011 Balance Sheet; and (B) Liabilities incurred subsequent to the Balance Sheet Date outside the Ordinary Course of Business, which Liabilities referred to in clause (B) are in the aggregate in excess of $500,000.  The Company is not, nor has ever been, a party to any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC).

(ii)                                  Schedule 6.02(j)(ii) sets forth a complete and correct list of all Indebtedness of the Company in excess of $500,000 as of the date of this Agreement, identifying the creditor, including name and address, the type of instrument under which the Indebtedness is owed and the amount of the Indebtedness as of the close of business on a date no more than five Business Days prior to the date of this Agreement.  With respect to each item of Indebtedness, the Company is not in default and no payments are past due, and no circumstance exists that, with notice, the passage of time or both, could constitute a default by the Company under any item of Indebtedness.  The Company has not received any notice of a default, alleged failure to perform or any offset or counterclaim with respect to any item of Indebtedness that has not been fully remedied and withdrawn.  The Company has not guaranteed or is responsible or liable for any Indebtedness of any other Person.

(iii)                               No event has occurred, and no circumstance or condition exists, that has resulted in, or that will or would reasonably be expected to result in, any claim for indemnification, reimbursement, contribution, or the advancement of expenses by any Company Employee (other than a claim for reimbursement by the Company, in the Ordinary Course of Business, of travel expenses or other out of pocket expenses of a routine nature incurred by a Company Employee in the course of performing such Company Employee’s duties for the Company) pursuant to: (A) the terms of the Organizational Documents of the Company; (B) any indemnification agreement or other contract between the Company and any such Company Employee; or (C) any applicable Law.

(iv)                              No event has occurred, and no circumstance or condition exists, that has resulted in, or that will or would reasonably be expected to result in, any Liability of the Company to any current, former, or alleged Stockholder in such Person’s capacity (or alleged capacity) as a Stockholder of the Company.

(v)                                 Schedule 6.02(j)(v) sets forth a complete and correct list of all capital expenditures of the Company since the Balance Sheet Date and prior to the date hereof that are not included in the Company Approved Budget, identifying in reasonable detail the Company Property to which such capital expenditure applies.  Except as set forth on Schedule 6.02(j)(v), the Company has not signed any Third Party AFEs or any internal AFEs that are not included in the Company Approved Budget exceeding $150,000 net to the Company’s interest, elected to be a non-consent co-owner with respect to any Third Party AFE, any internal AFE that is not included in the Company Approved Budget or any applicable joint operating agreement or voluntary pooling agreement, or otherwise submitted to or been bound by a pooling order, in each case since the Balance Sheet Date.

(vi)                              Except as set forth on Schedule 6.02(j)(vi) and Permitted Encumbrances, there are no Liens on any of the Company Assets, the Owned Company Stock or otherwise upon the Company.

(k)                                  Absence of Certain Changes and Events.  Except as set forth in Schedule 6.02(k), since the Balance Sheet Date, the business of the Company has been conducted only in the Ordinary Course of Business and there has not been any:

(i)                                     increase by the Company of any actual, potential or future bonuses, salaries or other compensation to any director, officer, Stockholder or other equity owner or Company Employee or entry into any employment, severance, change in control, retention, equity compensation or other employment Contract with any director, officer, Stockholder or other equity owner or Company Employee or consultant, except for increases in compensation payable or to become payable upon promotion to an office having greater responsibilities or otherwise in the Ordinary Course of Business;

(ii)                                  adoption of, or increase in the payments to, or benefits under, or other amendment to any Company Employee Plan or any profit sharing, bonus, severance, retention, change in control, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any Company Employees except as required by applicable Law;

(iii)                               distribution of any cash or other assets of the Company to its Stockholders or other equity owners as a dividend or other distribution;

(iv)                              amendment or modification of its Organizational Documents;

(v)                                 discharge or satisfaction of any Lien, or payment of any Liabilities other than in the Ordinary Course of Business, or failure to pay or discharge when due any Liabilities the failure to pay or discharge of which has caused or may cause any material damage or risk of material loss;

(vi)                              subjection of any material portion of the Company Properties or Company Assets to any Lien, except for Permitted Encumbrances;

(vii)                           material damage, destruction or loss to the Company Assets or Company Properties;

(viii)                        sale (other than sales of Hydrocarbon production and inventory in the Ordinary Course of Business), lease, transfer, farm-out, or other disposition of any material Company Asset or Company Property;

(ix)                                borrowing from, or making any loans or advances (except in the Ordinary Course of Business) to, or guarantees for the benefit of, any Persons;

(x)                                   cancellation or waiver of any claims or rights with a value to the Company in excess of $25,000;

(xi)                                change in the bookkeeping or accounting methods or principles or Tax reporting principles used by the Company;

(xii)                             election or rescission of any election relating to Taxes or settlement or compromise of any claim relating to Taxes of the Company;

(xiii)                          merger or consolidation of the Company with any other Person, or acquisition or disposition of any equity interests or business of any other Person;

(xiv)                         instituting or settlement of any material legal actions, suits or other legal proceedings;

(xv)                            Material Adverse Effect on the Company; or

(xvi)                         entry into any contract (other than this Agreement and any document delivered pursuant to or permitted under this Agreement) or agreement by the Company to do any of the foregoing.

(l)                                     Employee Matters.

(i)                                     The Company has delivered to Laredo a true and complete list of each individual employed by the Company as of the date hereof, including the name, salary, title and length of service, hereinafter referred to as the “Company Employees.”

(ii)                                  Except as set forth on Schedule 6.02(l)(ii), the Company is in material compliance, and has complied in all material respects, with all Laws relating to working conditions or the employment of labor, including provisions thereof related to wages, hours, equal opportunity, collective bargaining, layoffs, immigration compliance, workers’ compensation, disabilities, and the collection and payment of social security and other withholding Taxes.

(iii)                               Except as set forth on Schedule 6.02(l)(iii), there are no administrative charges or court complaints pending or, to the Knowledge of the Company, threatened against the Company before the U.S. Equal Employment Opportunity Commission or any Governmental Authority concerning alleged employment discrimination or any other matters relating to working terms or conditions or the employment of labor.  There are no unfair labor practices charges or complaints pending, or to the Knowledge of the Company, threatened against the Company before the National Labor Relations Board or any Governmental Authority.

(iv)                              The Company has not experienced any “plant closing” or “mass layoff” as defined by the WARN Act in the last six months.

(v)                                 The Company has not experienced any union organization attempts, material labor disputes or work stoppage or slowdowns due to labor disagreements.  To the Knowledge of the Company, there is no labor strike, dispute, work stoppage or slowdown pending or threatened.  Except as disclosed on Schedule 6.02(l)(v), there are no collective bargaining agreements or other labor union agreements to which the Company is a party or by which it is bound, nor is the Company the subject of any legal proceeding with any Governmental Authority asserting that the Company has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or other terms or conditions of employment.  The Company has not experienced any union organizing activities and, to the Knowledge of the Company, no such activities are underway or threatened.  There is no request for representation pending with the National Labor Relations Board or any Governmental Authority and, to the Knowledge of the Company, no question concerning representation has been raised.  There is no labor-related formal grievance or arbitration pending involving the Company.

(vi)                              Except as set forth on Schedule 6.02(l)(vi) or Schedule 6.02(m)(i) or as otherwise contained in this Agreement, there are no agreements or arrangements for the payment of any pensions, allowances, lump sums or other like benefits on retirement or on death or termination or during periods of disability for the benefit of any employee or former employee or consultant of the Company or for the benefit of the dependents of any such person in operation at the date hereof.

(vii)                           The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code §280G (or any corresponding provision of state, local or foreign Tax law) in connection with the transactions contemplated by this Agreement.

(m)                               Employee Benefit Plans.

(i)                                     Except as set forth on Schedule 6.02(m)(i), the Company does not sponsor, maintain or contribute to or have any obligation to maintain or contribute to, or have any direct or indirect liability, whether contingent or otherwise, with respect to any plan, program, arrangement or agreement that is a pension, profit-sharing, savings, retirement, employment, consulting, severance pay, termination, executive compensation, incentive compensation, deferred compensation, bonus, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which the Company is the owner, the beneficiary, or both), Code Section 125 “cafeteria” or “flexible” benefit, employee loan, educational assistance or fringe benefit plan, program, arrangement or agreement, whether written or oral,  including, without limitation, any (A) “employee benefit plan” within the meaning of Section 3(3) of ERISA or (B) other employee benefit plans, agreements, programs, policies, arrangements or payroll practices, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise) under which any current or former officer, director, employee, leased employee, consultant or agent (or their respective beneficiaries) of the Company has any present or future right to benefits (individually, a “Company Employee Plan,” and collectively the “Company Employee Plans”).  All references to the “Company” in this Section 6.02(m) shall refer to the Company, its subsidiaries and Affiliates and any employer that would be considered a single employer with the Company under Sections 414(b), (c), (m) or (o) of the Code.

(ii)                                  The Company does not maintain, contribute or have any liability, whether contingent or otherwise, with respect to, and has not within the preceding six years maintained, contributed or had any liability, whether contingent or otherwise, with respect to any Company Employee Plan (including, for such purpose, any “employee benefit plan,” within the meaning of Section 3(3) of ERISA, which the Company previously maintained or contributed to within such preceding six years), that is, or has been, (A) subject to Title IV of ERISA (a “Title IV Plan”) or Section 412 of the Code, (B) maintained by more than one employer within the meaning of Section 413(c) of the Code, (C) subject to Sections 4063 or 4064 of ERISA, (D) a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”), (E) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA, or (F) an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and that is not intended to be qualified under Section 401(a) of the Code.

(iii)                               (A) Each Company Employee Plan has been established and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and all other applicable Laws; (B) with respect to each Company Employee Plan, all reports, returns, notices and other documentation that are required to have been filed with or furnished to the Internal Revenue Service (the “IRS”), the United States Department of Labor (“DOL”) or any other Governmental Authority, or to the participants or beneficiaries of such Company Employee Plan have been filed or furnished on a timely basis; (C) each Company Employee Plan that is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter or opinion letter from the IRS to the effect that the Company Employee Plan satisfies the requirements of Section 401(a) of the Code and that its related trust is exempt from taxation under Section 501(a) of the Code and, to the Knowledge of the Company, there are no facts or circumstances that could reasonably be expected to cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA, the Code or any other applicable Laws; (D) other than routine claims for benefits, no Liens, lawsuits or complaints to or by any person or Governmental Authority have been filed against any Company Employee Plan or the Company or, to the Knowledge of the Company, against any other person or party and, to the Knowledge of the Company, no such Liens, lawsuits or complaints are contemplated or threatened with respect to any Company Employee Plan; (E) no individual who has performed services for the Company has been improperly excluded from participation in any Company Employee Plan; and (F) there are no audits or proceedings initiated pursuant to the IRS Employee Plans Compliance Resolution System (currently set forth in Revenue Procedure 2008-50) or similar proceedings pending with the IRS or DOL with respect to any Company Employee Plan.

(iv)                              Neither the Company nor any organization to which the Company is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction described in Sections 4069 or 4212(c) of ERISA.

(v)                                 Neither the Company nor, to the Knowledge of the Company, any other “party in interest” or “disqualified person” with respect to any Company Employee Plan has engaged in a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code involving such Company Employee Plan which, individually or in the aggregate, could reasonably be expected to subject the Company to a tax or penalty imposed by Section 4975 of the Code or Sections 501, 502 or 510 of ERISA.  To the Knowledge of the Company, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply with the requirements of ERISA, the Code or any other applicable laws in connection with the administration or investment of the assets of any Company Employee Plan.

(vi)                              All liabilities or expenses of the Company in respect of any Company Employee Plan (including workers compensation) which have not been paid, have been properly accrued on the Company’s most recent financial statements in compliance with GAAP.  All contributions (including all employer contributions and employee salary reduction contributions) or premium payments required to have been made under the terms of any Company Employee Plan, or in accordance with applicable Law, as of the date hereof have been timely made or reflected on the Company Unaudited April 30, 2011 Balance Sheet in accordance with GAAP.

(vii)                           The Company has no obligation to provide or make available post-employment benefits under any Company Employee Plan which is a “welfare plan” (as defined in Section 3(1) of ERISA) (“Welfare Plan”) for any current or former officer, director, employee, leased employee, consultant or agent (or their respective beneficiaries) of the Company, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (otherwise referred to as “COBRA”), and at the sole expense of such individual.  There are no reserves, assets, surpluses or prepaid premiums with respect to any Company Employee Plan which is a Welfare Plan.

(viii)                        Except as set forth on Schedule 6.02(m)(viii), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (A) result in any payment becoming due, or increase the amount of any compensation due, to any current or former officer, director, employee, leased employee, consultant or agent (or their respective beneficiaries) of the Company; (B) increase any benefits otherwise payable under any Company Employee Plan; (C) result in the acceleration of the time of payment or vesting of any such compensation or benefits; or (D) result in a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code.  No current or former officer, director, employee, leased employee, consultant or agent (or their respective beneficiaries) has or will obtain a right to receive a gross-up payment from the Company with respect to any excise taxes that may be imposed upon such individual pursuant to Section 409A of the Code, Section 4999 of the Code or otherwise.

(ix)                                The Company has made available to Laredo with respect to each Company Employee Plan, a true, correct and complete copy (or, to the extent no such copy exists or the Company Employee Plan is not in writing, an accurate written description) thereof and, to the extent applicable:  (A) the most recent documents constituting the Company Employee Plan and all amendments thereto, (B) any related trust agreement or other funding instrument and all other material contracts currently in effect with respect to such Company Employee Plan (including, without limitation, all administrative agreements, group insurance contracts and group annuity contracts); (C) the most recent IRS determination letter or opinion letter; (D) the most recent summary plan description, summary of material modifications and any other written communication (or a written description of any oral communications) by the Company to its employees concerning the extent of the benefits provided under a Company Employee Plan; (E) the three most recent (1) Forms 5500 and attached schedules, and (2) audited financial statements; (F) for the last three years, all correspondence with the IRS, the DOL and any other Governmental Authority regarding the operation or the administration of any Company Employee Plan; (G) all discrimination tests for the most recent plan year; and (H) any other documents in respect of any Company Employee Plan reasonably requested by Laredo.

(x)                                   The Company has no plan, contract or commitment, whether legally binding or not, to create any additional employee benefit or compensation plans, policies or arrangements or, except as may be required by Law, to modify any Company Employee Plan.  The Company may amend or terminate any Company Employee Plan (other than an employment agreement or any similar agreement that cannot be terminated without the consent of the other party) at any time without incurring liability thereunder, other than in respect of accrued and vested obligations and medical or welfare claims incurred prior to such amendment or termination.

(xi)                                No Company Employee Plan covers any current or former officers, directors, employees, leased employees, consultants or agents (or their respective beneficiaries) of the Company who reside outside of the United States.

(n)                                 Bank Accounts.  The Company has provided to Laredo (i) the name of each financial institution in which the Company has borrowing or investment agreements,

deposit or checking accounts or safe deposit boxes and (ii) the types of those arrangements and accounts, including, as applicable, names in which accounts or boxes are held, the account or box numbers and the name of each Person authorized to draw thereon or have access thereto.

(o)                                 Insurance.  Schedule 6.02(o) sets forth a description of all policies of insurance to which the Company is a party or under which the Company is covered, including the types of Liabilities covered thereby, the limits of the coverage and the deductible for which the Company is responsible with respect to such insurance.  None of such insurance coverage was obtained through the use of false or misleading information or the failure to provide the insurer with all information requested in order to evaluate the Liabilities and risks insured.  All such insurance policies are in full force and effect.  There is no material default with respect to any provision contained in any such policy or binder, and the Company has not failed to give any notice or present any claim under such policy or binder in due and timely fashion.  There are no billed but unpaid premiums past due under any such policy or binder.  Except as shown in Schedule 6.02(o):  (i) there are no outstanding claims under any such policies or binders and, to the Knowledge of the Company, there has not occurred any event that might reasonably form the basis of any claim against or relating to the Company that is not covered by any such policies or binders and (ii) no notice of cancellation or non-renewal of any such policies or binders has been received.

(p)                                 Taxes.  Except as described on Schedule 6.02(p):

(i)                                     all Tax Returns required to be filed by or with respect to the Company have been duly and timely filed with the appropriate Governmental Authorities taking into account valid extensions;

(ii)                                  such Tax Returns are true and correct in all material respects;

(iii)                               all Taxes of the Company that have become due and payable have been duly paid;

(iv)                              there are no administrative proceedings or lawsuits pending or, to the Knowledge of the Company, threatened against the Company or the Company Assets by any Governmental Authority with respect to Taxes;

(v)                                 there are no Liens (other than Permitted Encumbrances) on any of the Company Assets that arose in connection with the failure (or alleged failure) to pay any Tax;

(vi)                              the Company is not subject to any Liability for Taxes under Treasury Regulation §1.1502-6 (or any similar provision of state, local or foreign Law) or as an indemnitor, successor or transferee of any other Person, by contract or operation of Law;

(vii)                           all assets owned by the Company, other than intangible assets, have been properly listed and described on the property tax rolls for all periods prior to the Closing Date, and no portion of the assets owned by the Company constitutes omitted property for property tax purposes;

(viii)                        no jurisdiction in which the Company has not filed a specific Tax Return has asserted that the Company is required to file such Tax Return in such jurisdiction;

(ix)                                the Company has complied in all respects with all Laws relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by Law, withheld from Company Employee wages and paid over to the proper Governmental Authority all required amounts;

(x)                                   the Company is not the beneficiary of any extension of time within which to file any Tax Return;

(xi)                                the Company has not waived any statute of limitations in respect of Taxes nor agreed to any extension of time with respect to a Tax assessment or deficiency;

(xii)                             the Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(A)                              change in method of accounting for a taxable period ending on or prior to the Closing Date;

(B)                                “closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date;

(C)                                installment sale or open transaction disposition made on or prior to the Closing Date; or

(D)                               election under Code §108(i); and

(xiii)                          the Company has not been a party to any “listed transaction,” as defined in Code §6707A(c)(2) and Reg. §1.6011-4(b)(2).

(q)                                 Certain Property.

(i)                                     Schedule 6.02(q)(i) sets forth all the Company Owned Real Property.  Except as set forth on Schedule 6.02(q)(i), the Company has title insurance insuring indefeasible, fee simple title in and to the Company Owned Real Property, free and clear of all Liens other than Permitted Encumbrances, except as specifically noted in such title insurance policies.  True and complete copies of such policies together with all amendments, waivers or other changes thereto have been furnished to Laredo or its representative.  The material improvements on each parcel of Company Owned Real Property have access to such sewer, water, gas, electric, telephone and other utilities as are necessary to allow the business of the Company operated thereon to be operated in the Ordinary Course of Business.  Except as set forth on Schedule 6.02(q)(i), the material improvements located on each parcel of Company Owned Real Property are in sufficiently good condition (except for ordinary wear and tear) to allow the business of the Company to be operated in the Ordinary Course of Business.  The current use of the Company Owned Real Property by the Company does not violate in any material respect any restrictive covenants of record listed in the applicable title insurance policies as affecting any of the Company Owned Real Property.

(ii)                                  Except for Company Leased Real Property obligations which are less than $100,000 annually, set forth on Schedule 6.02(q)(ii) is a list of all Company Leased Real Property.  Each lease set forth on Schedule 6.02(q)(ii) is a valid and binding obligation of the Company and, subject to any of such leases being terminated in the Ordinary Course of Business and in accordance with the terms thereof, is in full force and effect.  Except as set forth on Schedule 6.02(q)(ii), the Company is not in default in any material respect under any lease set forth on Schedule 6.02(q)(ii).

(r)                                    Royalty Payments.  Except as described on Schedule 6.02(r), all royalties on production, shut-in royalties, overriding royalties and other royalties or similar burdens on production with respect to the Company Properties that have become due and payable have been duly paid (other than royalties held in escrow or suspense accounts).

(s)                                  Hydrocarbon Sales.  Except as described on Schedule 6.02(s), (i) the Company is not obligated by virtue of:  (A) a prepayment arrangement under any Contract for the sale of Hydrocarbons that contains a “take or pay” provision, (B) a production payment, or (C) any other arrangement, other than gas balancing arrangements, to deliver Hydrocarbons produced from the Company Assets at some future time without then or thereafter receiving payment for the production commensurate with the Company’s ownership in and to the Company Properties, and (ii) the Company is not subject to any penalties or other payments under any gas transportation or other agreement as a result of the delivery of quantities of gas from the Company Properties in excess of the Contract requirements.

(t)                                    Environmental Matters.  Except as described on Schedule 6.02(t), (i) the Company has not received any notification of and there is no pending or, to the Knowledge of the Company,  threatened investigation, claim, penalty or action by any Governmental Authority relating to the environmental condition of the Company Real Property, Company Properties or Company Facilities, (ii) the Company Real Property, Company Properties and Company Facilities, operations and activities of the Company are and have been in material compliance with all applicable Environmental Laws, (iii) the Company and the Company Real Property, Company Properties and Company Facilities, operations and activities are not subject to any existing, pending or, to the Knowledge of the Company, threatened action, suit or proceeding by any Third Party under any Environmental Law, (iv) all Approvals required to be obtained or filed by the Company under any Environmental Law in connection with the ownership and operation of the business of the Company have been obtained or filed (and all renewals thereof have been timely applied for) and are valid and currently in full force and effect and will not be adversely affected by this Agreement, (v) the Company has materially complied with and is in material compliance with all such Approvals, (vi) none of the following exists at any Company Real Property, Company Property or Company Facility currently or previously owned or operated by the Company: (A) under- or above-ground storage tanks, (B) asbestos containing material in any form or condition, (C) materials or equipment containing polychlorinated biphenyls, or (D)

landfills, surface impoundments or disposal areas, (vii) neither the Company nor any of its predecessors has treated, recycled, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including any Hazardous Materials, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to any damages, including any damages for response costs, corrective action costs, personal injury, property damage or natural resources damages, pursuant to Environmental Laws, (viii) the transaction will not result in any material Liabilities for site investigation or cleanup, or require the consent of any person, pursuant to any Environmental Laws, including any so-called “transaction-triggered” or “responsible property transfer” requirements, (ix) neither the Company nor any of its predecessors has, either expressly or by operation of Law, assumed or undertaken any material Liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental Laws, and (x) no facts, events or conditions relating to the past or present Company Real Property, Company Property and Company Facilities, nor any of their respective predecessors, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any damages or any other Liabilities under Environmental Laws.  The Company has furnished to Laredo true and correct copies of all material environmental investigations, assessments, audits, analyses or other reports in its possession or control relating to the Company Real Property, Company Properties and Company Facilities owned or operated by the Company.

(u)                                 Compliance with Laws; Approvals.

(i)                                     Except as described on Schedule 6.02(u), the Company is in compliance in all material respects with all Laws to which the Company or its business, operations, agents, employees, assets or properties are subject (including, all record keeping and reporting requirements thereof).  The Company has not received any written claim or notice that the Company is not in compliance in any material respect with any such Laws.  The Company has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company.  To the Knowledge of the Company, neither the Company nor any of its directors, officers, agents or employees, has violated any applicable export control, money laundering or anti-terrorism Law, nor have any of them otherwise taken any action which would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable Law of similar effect.

(ii)                                  The Company has all Approvals from Governmental Authorities necessary to operate its businesses in all material respects as currently conducted.  All Approvals are valid and in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.  The execution of this Agreement by the Company, Contributors and the consummation of the transactions contemplated hereby, and the compliance by Contributors and the Company with the terms hereof, will not cause or permit the imposition of any restrictions of such a nature as would limit any operations of the Company as historically conducted.  No event has occurred which permits, or after the giving of notice or lapse of time or both would permit, the revocation or termination of any Approval or the imposition of any restrictions of such a nature as may limit any of the operations of the Company as historically conducted.

(v)                                 Assets.

(i)                                     The Company Assets constitute all of the properties and assets used or held for use by the Company, except for the Excluded Assets.  The Company Assets listed on Exhibit A or on the Company Unaudited April 30, 2011 Balance Sheet constitute all of the material Company Assets.

(ii)                                  Exhibit A—Part 2 sets forth all of the oil and gas wells in which the Company has an interest.

(iii)                               Except as set forth on Exhibit A—Part 1 or Exhibit A—Part 2, the Company has Defensible Title for all Company Properties.  Without limiting the generality of the foregoing, the Company owns and will at the Closing and throughout the life of the Company Leases and/or Hydrocarbon reserves own the Net Revenue Interest and related Working Interest, in each case as set forth on Exhibit A—Part 1 or Exhibit A—Part 2, as applicable, for each of the Company Properties.

(iv)                              To the Knowledge of the Company, the Company Leases are in full force and effect in accordance with their respective terms.  The Company is not in breach of any of its material obligations under any such Company Lease, nor, to the Knowledge of the Company, is any other party to such Company Lease in breach of any of its material obligations thereunder.  Specifically, the Company has received no lessor demands (A) for additional drilling arising from express or implied covenants of further development under the Company Leases, (B) to market production from shut-in wells due to the presence of offset wells in the vicinity of the Company Wells, (C) for late royalty payments, shut-in payments, rentals or other monetary obligations owed by the Company under the Company Leases, (D) for releases or partial releases of Company Leases under Pugh clauses, depth clauses or other provisions of the applicable Company Leases, or (E) for interest payments or liquidated damages accruing under the applicable Company Leases.

(v)                                 The Company Facilities are in good working order and sufficient in all material respects to operate the Company Properties in the Ordinary Course of Business, ordinary wear and tear excepted.

(vi)                              The Company has furnished to Laredo estimates of the Company’s proved oil and gas reserves attributable to the Company Properties as of the date set forth in the Company Reserve Report. All information (excluding assumptions and estimates but including the statement of the percentage of reserves from the Company Wells and other interests evaluated therein to which the Company is entitled and the percentage of the costs and expenses related to such Company Wells or interests to be borne by the Company) supplied to Haas Petroleum Engineering Services, Inc. relating to the Company interests referred to in the Company Reserve Report, by or on behalf of the Company, that was material to such firm’s estimates of proved oil and gas reserves attributable to the Company Properties in connection with the preparation of the Company Reserve Report was (at the time supplied or as modified or amended prior to the issuance of the Company Reserve Report) to the Knowledge of the Company, accurate in all material respects and the Company has no Knowledge of any material errors in such information that existed at the time of such issuance. Except for changes (including changes in Hydrocarbon commodity prices) generally affecting the oil and gas industry and normal depletion by production, there has been no change in respect of the matters addressed in the Company Reserve Report that would have, individually or in the aggregate, a Material Adverse Effect on the Company.

(vii)                           Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, all Company Properties operated by the Company have been operated in accordance with reasonable, prudent oil and gas field practices and in compliance with the applicable Company Leases, Contracts and Law.

(viii)                        The Company Access Rights are sufficient in all material respects to permit access to the Company Properties and to operate the Company Properties in the Ordinary Course of Business.

(w)                               Contracts.

(i)                                     Schedule 6.02(w)(i) sets forth a true and complete list of the following Contracts (excluding any Company Leases and Company Employee Plans) (each, together with the Contracts identified in Section 6.02(w)(ii) and on Schedules 6.02(j)(ii), 6.02(l)(v), 6.02(l)(vi), 6.02(o) and 6.02(x), a “Company Material Contract” and collectively, the “Company Material Contracts”):

(A)                              each Contract that involves performance of services or delivery of goods or materials by or to the Company of an amount or value in excess of $500,000 determined on an annual basis;

(B)                                each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $500,000 determined on an annual basis;

(C)                                personal property leases and installment and conditional sales agreements having a value per item or aggregate payments in excess of $500,000 determined on an annual basis;

(D)                               each Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

(E)                                 all drilling, fracing and saltwater disposal Contracts and compressor leases that call for payments in excess of $500,000 over a period of 12 months;

(F)                                 all Contracts that concern the purchase and sale, exchange, marketing, gathering, transportation, compression, processing or treating of Hydrocarbons or similar Contracts relating to or included in the Company Properties that are operated by the Company and that are (1) not terminable without penalty on 60 or less days’ notice or (2) can be reasonably expected to result in aggregate monthly revenues to the Company of more than $500,000 (based solely on the terms thereof and without regard to any expected increase in volumes or revenues) during the current or any subsequent calendar year;

(G)                                all leases (other than a Company Lease) under which the Company is a lessor or lessee of real or personal property, which lease (1) cannot be terminated by the Company without penalty or payment upon sixty or fewer days notice or (2) involves an annual base rental of more than $500,000;

(H)                               all Contracts (other than the Organizational Documents of the Company) granting any Person registration, purchase or sale rights with respect to the Owned Company Stock or other equity securities of the Company;

(I)                                    all bonds, letters of credit, guaranties and similar instruments issued by the Company, Contributors or their Affiliates and required by contract or applicable Law to be posted or otherwise tendered in order to own/and or operate any of the Company Assets;

(J)                                   all written employment Contracts of the Company that cannot be terminated at will;

(K)                               any Contract or commitment to which the Company is a party or is bound containing a “right of first refusal,” “right of first offer,” “buy/sell right,” “put or call right,” “tag-along or drag-along” rights or other preferential purchase or sale right that is applicable to the transactions contemplated hereby;

(L)                                 any Contract between a Contributor or an Affiliate of such Contributor (other than the Company) and the Company (“Company Affiliate Contracts”); and

(M)                            each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

(ii)                                  Although not listed for purposes of Section 6.02(w)(i), each of the following Contracts shall be included in the definition of “Company Material Contracts”:

(A)                              each joint venture agreement, partnership agreement and other Contract (however titled) involving a sharing of profits, losses, costs or Liabilities by the Company with any other Person and Contracts providing for commissions based on sales or purchases of or by the Company;

(B)                                all area of mutual interest, farmout, farmin, joint operating, unit, pooling, communitization or development agreements or similar Contracts; and

(C)                                all Contracts that pertain to the acquisition of material property by the Company.

(iii)                               Each Company Material Contract is in full force and effect and is valid and enforceable in accordance with its terms, except as may be limited by the Enforceability Exceptions.

(iv)                              Except as set forth in Schedule 6.02(w)(iv):

(A)                              the Company and Contributors, if applicable, are in compliance in all material respects with all applicable terms and requirements of each Company Material Contract under which such Person has any Liability or by which such entity or any of the assets owned or used by such entity is bound;

(B)                                to the Knowledge of the Company, each other Person (other than Company and Contributors) that has any Liability under any Company Material Contract is in compliance with all applicable terms and requirements of such Company Material Contract;

(C)                                no event has occurred or circumstance exists that (with or without notice or lapse of time) contravenes, conflicts with or results in a violation or breach of, or gives the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Company Material Contract; and

(D)                               the Company has not given to or, to the Knowledge of the Company, received from any Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Company Material Contract.

(v)                                 There are no Contracts that could materially restrict the ability of Laredo to own, use and operate the business and Company Assets and the Company as historically owned, used and operated by the Company and Contributors.

(vi)                              True and complete copies (including all amendments thereto) of each Company Material Contract have been made available to Laredo.

(vii)                           The Company Material Contracts together with the other Company Assets are sufficient in all material respects to operate the Company Properties in the Ordinary Course of Business.

(viii)                         Except as set forth on Schedule 6.02(w)(viii), there are no Contracts by which the Company is bound by any future hedge, swap, collar, put, call, floor, cap, option or other contract that is intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, interest rates, currencies or securities.

(x)                                   Preferential Purchase Rights and Consents.  Except as set forth on Schedule 6.02(x), there are no preferential rights to purchase, consents or similar rights that are applicable to the transactions contemplated hereby.

(y)                                 Imbalances.  Except as set forth on Schedule 6.02(y), there are no Imbalances existing as of the date of this Agreement or as of the Closing Date with respect to any of the Company Assets or the marketing of Hydrocarbons therefrom.

(z)                                   Payout Balances.  Schedule 6.02(z) contains a list of the estimated status of any “payout” balance (net to the interest of the Company), as of the dates shown in such Schedule, for each Company Property that is subject to a reversion or other adjustment at some level of cost recovery or payout.

(aa)                            Plugging and Abandonment.  Except as shown on Schedule 6.02(aa), there are no Company Wells located on the Company Leases or Company Unit Interests with respect to which any Contributor or the Company has received a written order from any Governmental Authority requiring, or any written claim from any other Person requesting or demanding that such Company Wells be plugged and abandoned, where the work relating to such order or claim has not yet been completed.  Those Company Wells located on the Company Leases or Company Unit Interests that have been plugged and abandoned have been plugged and abandoned in accordance with applicable contracts and Law in all material respects.

(bb)                          Payment of Expenses.  All expenses, including all bills for labor, materials and supplies used or furnished for use in connection with the Company Assets, and all severance, production, ad valorem and other similar Taxes, relating to the ownership or operation by the Company of the Company Assets, have been, and are being, paid (timely, and before the same become delinquent) by the Company, except such expenses and Taxes as are disputed in good faith by the Company and for which an adequate accounting reserve has been established by the Company.  The Company is not delinquent with respect to its obligations to bear costs and expenses relating to the development and operation of any Company Property.

(cc)                            Suspended Revenues.  The Company has segregated all proceeds of production owed to Third Parties for the sale of Hydrocarbons and such suspense funds are not included as assets of the Company on the Company Financial Statements.

(dd)                          Affiliate Transactions.

(i)                                     Except as set forth on Schedule 6.02(dd)(i), the Company has not made any exchanges, barter arrangements, loans or advances or otherwise extended credit to any directors, officers, agents, employees, consultants or equityholders of the Company, or any of their respective Affiliates, since the Balance Sheet Date or that are otherwise outstanding, and any such exchanges, barter arrangements, loans, advances or extensions of credit will have been repaid as of Closing.

(ii)                                  Except as set forth in Schedule 6.02(dd)(ii), there are no powers of attorney outstanding by the Company in favor of any other Person.

(iii)                               Except as set forth in Schedule 6.02(dd)(iii), since the Balance Sheet Date, there has not been paid or been committed to be paid to or for the benefit of any of the directors, officers, agents, employees, consultants or representatives of the Company anything other than fees (including directors’ fees), wages, salaries, commissions and expense reimbursements, in each case in the Ordinary Course of Business.

(iv)                              Schedule 6.02(dd)(iv) sets forth all services and assets owned, licensed to or otherwise held by any Contributor or any Affiliate of such Contributor (other than the Company), that are or were made available or provided to or used by the Company within the one-year period prior to the date of this Agreement or which may be required to operate the business of the Company from and after the Closing Date consistent with past practices in the preceding year.

(v)                                 Except as set forth in Schedule 6.02(dd)(v), (A) the Company is not obligated to pay currently or in the future any amounts to any Contributor or Affiliate of any Contributor for services rendered to the Company, and no Contributor or any Affiliate of any Contributor is obligated to pay currently or in the future any amounts to the Company and (B) since the Balance Sheet Date, the Company has not purchased, transferred or leased any real or personal property from or for the benefit of, paid any commission, salary or bonus to or for the benefit of, any Contributor or any Affiliate of such Contributor or any manager, director, officer, shareholder, member or partner thereof and the Company has not sold, transferred or leased any real or personal property to any Contributor or any Affiliate of any Contributor.

(ee)                            Intangible Property.  There are no material trademarks, trade names, patents, service marks, brand names, computer programs, databases, industrial designs, copyrights or other intangible property that are necessary for the operation, or continued operation, of the business of the Company, or for the ownership and operation, or continued ownership and operation, of any Company Assets, for which the Company does not hold valid and continuing authority in connection with the use thereof.

(ff)                                Books and Records.  All books, records and files of the Company (including those pertaining to the Company Assets, those pertaining to the production, gathering, transportation and sale of Hydrocarbons, and corporate, accounting, financial and employee records):  (i) have been prepared, assembled and maintained in accordance with usual and customary policies and procedures; and (ii) fairly and accurately reflect the ownership, use, enjoyment and operation by the Company of the Company Assets.

(gg)                          Brokers’ Fees.  Except as described on Schedule 6.02(gg), the Company does not have any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Laredo or the Company will be liable or obligated after the Closing Date or which would otherwise burden the Company Assets.

(hh)                          Approved Budget.  Schedule 6.02(hh) sets forth the budget of the Company for the year 2011, as approved by the Board of Directors (the “Company Approved Budget”).

(ii)                                  Internal Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded accurately and promptly and as necessary to permit preparation of financial statements in conformity with GAAP and to maintain Company Asset accountability, (iii) access to Company Assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing Company Assets at reasonable intervals and appropriate action is taken with respect to any differences.

(jj)                                  Opinion of Financial Advisor.  The Board of Directors has received the opinion of JP Morgan to the effect that, as of the date of such opinion, the Equity Consideration to be received by Contributors in the transactions contemplated hereby is fair, from a financial point of view, to Contributors.

(kk)                            Investment Company.  The Company is not required to be registered as an investment company under the Investment Company Act of 1940, as amended.

Section 6.03                                Representations and Warranties of Laredo.  Laredo represents and warrants to the Company and Contributors as follows (for purposes of this Section 6.03, the term “Laredo” shall include Laredo and its subsidiaries unless otherwise specified):

(a)                                  Organization.  Laredo is duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation, has all requisite power and authority to own, lease and operate the Laredo Properties and to carry on its business as now being conducted.  True, correct and complete copies of Laredo’s Organizational Documents, each as amended and in effect on the date of this Agreement, have been furnished or been made available to Contributors, the Company or their respective representatives.  Laredo is in compliance with all provisions of its Organizational Documents.  The minute book of Laredo accurately reflects actions taken by Laredo’s board of managers (the “Board of Managers”), committees of the Board of Managers and Unitholders.  All such actions were properly taken with a quorum present and acting throughout each such meeting.  The unit transfer book of Laredo accurately reflects all issuances and transfers of the Units.  Laredo possesses its minute book and unit transfer book.

(b)                                 Qualification.  Laredo is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business as now conducted, or the operation, ownership or leasing of the Laredo Properties, makes such qualification necessary.

(c)                                  Authorization / Approvals.

(i)                                      The execution and delivery by Laredo of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all requisite action of Laredo and no other actions on the part of Laredo are necessary to authorize and approve this Agreement and the transactions contemplated hereby.

(ii)                                  Subject to compliance with the consent rights and preferential rights to purchase set forth on Schedule 6.03(y), and other than as set forth on Schedule 6.03(c), there are no Approvals required for Laredo from or to any Governmental Authority or any other Third Party, in each case, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

(d)                                 New Laredo Preferred Units.  Upon execution of the Amended LLC Agreement and the receipt by Laredo of the consideration for the issuance of the New Laredo Preferred Units as set forth in this Agreement, each of the New Laredo Preferred Units to be issued hereunder will be duly authorized and be validly issued, will be issued in compliance with the Organizational Documents of Laredo, and will be fully paid and nonassessable (except as such nonassessability may be affected by the Amended LLC Agreement or Section 18-607 of the Delaware Limited Liability Company Act).

(e)                                  Enforceability.  This Agreement has been duly executed and delivered by Laredo and constitutes the valid and legally binding obligation of Laredo, enforceable in accordance with its terms and conditions, except insofar as the enforceability thereof may be limited by the Enforceability Exceptions.  At Closing, all documents contemplated by this Agreement to be executed and delivered by Laredo shall have been duly executed and delivered by Laredo and all such documents executed and delivered by Laredo shall constitute valid and binding obligations of Laredo, enforceable in accordance with their terms and conditions except insofar as the enforceability thereof may be limited by the Enforceability Exceptions.

(f)                                    Noncontravention.  Except as described on Schedule 6.03(f) and assuming compliance with all Approval requirements set forth on Schedule 6.03(c) and consent rights and preferential rights to purchase set forth on Schedule 6.03(y), neither the execution and the delivery of this Agreement by Laredo, nor the consummation of the transactions contemplated hereby by Laredo will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, modification, revocation, cancellation or acceleration of any obligation or to the loss of a benefit under any provision of (A) any applicable Law, (B) the Organizational Documents of Laredo, or (C) any Laredo Material Contract.

(g)                                 Litigation.  Except as described on Schedule 6.03(g), there are no actions, suits or proceedings, arbitrations or disputes, claims, audits or investigations, whether administrative, judicial or otherwise that are pending or, to the Knowledge of Laredo, threatened, by or against or with respect to any Laredo Assets or Laredo.

(h)                                 Capitalization.  As of the date of this Agreement, the authorized Capital Stock of Laredo (as to Laredo only) consists of (A) 60,000,000 Series A-1 Preferred Units and 48,000,000 Series A-2 Preferred Units (collectively, the “Existing Laredo Preferred Units”) and (B) 16,923,077 Series B Units, 8,791,209 Series C Units, 13,538,462 Series D Units and 7,032,967 Series E Units (collectively, the “Laredo Restricted Units”).  As of the date of this

Agreement, (A) 59,890,000 Series A-1 Preferred Units are issued and outstanding, 39,980,004 Series A-2 Preferred Units are issued and outstanding, 5,518,800 Series B-1 Units and 2,364,200 Series B-2 Units are issued and outstanding, 7,170,000 Series C Units are issued and outstanding, 11,346,100 Series D Units are issued and outstanding and 6,547,000 Series E Units are issued and outstanding; and (B) except as set forth on Schedule 6.03(h), no Units are held by Laredo in treasury.  Upon execution of the Amended LLC Agreement and at the Closing, the authorized Capital Stock of Laredo (as to Laredo only) will be as set forth in the preceding sentence, except as set forth in the Amended LLC Agreement.  No bonds, debentures, notes or other instruments or evidence of Indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which the Unitholders may vote are issued or outstanding.  All outstanding Units (x) are duly authorized, validly issued, fully paid and nonassessable (except as such nonassessability may be affected by the Amended LLC Agreement or Section 18-607 of the Delaware Limited Liability Company Act) and were not issued in violation of any preemptive or other similar rights or any federal or state securities law, (y) were issued in conformity with the LLC Agreement and (z) are free and clear of all Liens, other than applicable federal and state securities law restrictions.  Schedule 6.03(h) sets forth all Unitholders and the Units (including the number of Existing Laredo Preferred Units and Laredo Restricted Units) held by each Unitholder.  Except as set forth above and as set forth on Schedule 6.03(h), as of the date of this Agreement, there are outstanding (1) no Units or other voting securities of Laredo; (2) no securities of Laredo convertible into, or exchangeable or exercisable for, Units or other voting securities of Laredo; (3) no stock appreciation, phantom stock, profit participation or similar rights with respect to the Laredo; and (4) no options, warrants, calls, rights, commitments or agreements to which Laredo is a party or by which it is bound, in any case obligating Laredo to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, Units or other voting securities of Laredo, or obligating Laredo to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

(i)                                     Other Equity Interests and Joint Ventures.  Except as set forth on Schedule 6.03(i), Laredo does not (i) own any equity ownership rights in a business entity, whether a corporation, company, joint stock company, limited liability company, general or limited partnership, joint venture, bank, association, trust company, land trust, business trust, sole proprietorship, arrangement treated as a partnership for federal income tax purposes or other business entity or organization, and whether in the form of Capital Stock or any other form of ownership or (ii) have any rights or interests in a joint venture or any similar business arrangement (except for joint operating agreements in the Ordinary Course of Business).

(j)                                     Financial Statements.  Laredo has delivered to the Company true and complete copies of (i) the audited financial statements of Laredo for the year ended December 31, 2008, (ii) the audited financial statements of Laredo for the year ended December 31, 2009, (iii) the audited financial statements of Laredo for the year ended December 31, 2010 and (iv) the unaudited financial statements of Laredo for the four months ended April 30, 2011 (collectively, the “Laredo Financial Statements”).  The Laredo Financial Statements have been prepared in accordance with GAAP and present fairly in all material respects the financial position, results of operations, cash flows and change in equity of Laredo as of and for the periods presented.

(k)                                  No Liabilities; Indebtedness.

(i)                                     Except as disclosed on Schedule 6.03(k)(i), Laredo has no Liabilities of any kind, whether accrued, absolute, fixed, contingent or otherwise, other than: (A) Liabilities included in the balances of the “liabilities” column of the balance sheet included in the Laredo Unaudited April 30, 2011 Balance Sheet; and (B) Liabilities incurred subsequent to the Balance Sheet Date outside the Ordinary Course of Business, which Liabilities referred to in clause (B) are in the aggregate in excess of $500,000.  Laredo is not, nor has ever been, a party to any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC).

(ii)                                  Schedule 6.03(k)(ii) sets forth a complete and correct list of all Indebtedness of Laredo in excess of $500,000 as of the date of this Agreement, identifying the creditor, including name and address, the type of instrument under which the Indebtedness is owed and the amount of the Indebtedness as of the close of business on a date no more than five Business Days prior to the date of this Agreement.  With respect to each item of Indebtedness, Laredo is not in default and no payments are past due, and no circumstance exists that, with notice, the passage of time or both, could constitute a default by Laredo under any item of Indebtedness.  Laredo has not received any notice of a default, alleged failure to perform or any offset or counterclaim with respect to any item of Indebtedness that has not been fully remedied and withdrawn.  Except as set forth on Schedule 6.03(k)(ii), Laredo has not guaranteed or is responsible or liable for any Indebtedness of any other Person.

(iii)                               No event has occurred, and no circumstance or condition exists, that has resulted in, or that will or would reasonably be expected to result in, any claim for indemnification, reimbursement, contribution, or the advancement of expenses by any Laredo Employee (other than a claim for reimbursement by Laredo, in the Ordinary Course of Business, of travel expenses or other out of pocket expenses of a routine nature incurred by a Laredo Employee in the course of performing such Laredo Employee’s duties for Laredo) pursuant to: (A) the terms of the Organizational Documents of Laredo; (B) any indemnification agreement or other contract between Laredo and any such Laredo Employee; or (C) any applicable Law.

(iv)                              No event has occurred, and no circumstance or condition exists, that has resulted in, or that will or would reasonably be expected to result in, any Liability of Laredo to any current, former, or alleged Unitholder in such Person’s capacity (or alleged capacity) as a Unitholder of Laredo.

(v)                                 Schedule 6.03(k)(v) sets forth a complete and correct list of all capital expenditures of Laredo since the Balance Sheet Date and prior to the date hereof that are not included in the Laredo Approved Budget, identifying in reasonable detail the Laredo Property to which such capital expenditure applies.  Except as set forth on Schedule 6.03(k)(v), Laredo has not signed any Third Party AFEs exceeding $150,000 net to Laredo’s interest, elected to be a non-consent co-owner with respect to any Third Party AFE or any applicable joint operating agreement or voluntary pooling agreement, or otherwise submitted to or been bound by a pooling order, in each case since the Balance Sheet Date.

(vi)                              Except as set forth on Schedule 6.03(k)(vi) and Permitted Encumbrances, there are no Liens on any of the Laredo Assets, the Existing Laredo Preferred Units or otherwise upon Laredo.

(l)                                     Absence of Certain Changes and Events.  Except as set forth on Schedule 6.03(l), since the Balance Sheet Date, the business of Laredo has been conducted only in the Ordinary Course of Business and there has not been any:

(i)                                     increase by Laredo of any actual, potential or future bonuses, salaries or other compensation to any director, officer, Unitholder or other equity owner or Laredo Employee or entry into any employment, severance, change in control, retention, equity compensation or other employment Contract with any director, officer, Unitholder or other equity owner or Laredo Employee or consultant, except for increases in compensation payable or to become payable upon promotion to an office having greater responsibilities or otherwise in the Ordinary Course of Business;

(ii)                                  adoption of, or increase in the payments to, or benefits under, or other amendment to any Laredo Employee Plan or any profit sharing, bonus, severance, retention, change in control, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any Laredo Employees except as required by applicable Law;

(iii)                               distribution of any cash or other assets of Laredo to its Unitholders or other equity owners as a dividend or other distribution;

(iv)                              amendment or modification of its Organizational Documents;

(v)                                 discharge or satisfaction of any Lien, or payment of any Liabilities other than in the Ordinary Course of Business, or failure to pay or discharge when due any Liabilities the failure to pay or discharge of which has caused or may cause any material damage or risk of material loss;

(vi)                              subjection of any material portion of the Laredo Properties or Laredo Assets to any Lien, except for Permitted Encumbrances;

(vii)                           material damage, destruction or loss to the Laredo Assets or Laredo Properties;

(viii)                        sale (other than sales of Hydrocarbon production and inventory in the Ordinary Course of Business), lease, transfer, farm-out, or other disposition of any material Laredo Asset or Laredo Property;

(ix)                                borrowing from, or making any loans or advances (except in the Ordinary Course of Business) to, or guarantees for the benefit of, any Persons;

(x)                                   cancellation or waiver of any claims or rights with a value to Laredo in excess of $25,000;

(xi)                                change in the bookkeeping or accounting methods or principles or Tax reporting principles used by Laredo;

(xii)                             election or rescission of any election relating to Taxes or settlement or compromise of any claim relating to Taxes of Laredo or any of its subsidiaries;

(xiii)                          merger or consolidation of Laredo with any other Person, or acquisition or disposition of any equity interests or business of any other Person;

(xiv)                         instituting or settlement of any material legal actions, suits or other legal proceedings;

(xv)                            Material Adverse Effect on Laredo; or

(xvi)                         entry into any contract (other than this Agreement and any document delivered pursuant to or permitted under this Agreement) or agreement by Laredo to do any of the foregoing.

(m)                               Employee Matters.

(i)                                     Laredo has delivered to the Company a true and complete list of each individual employed by Laredo as of the date hereof, including the name, title and length of service, hereinafter referred to as the “Laredo Employees.”

(ii)                                  Except as set forth on Schedule 6.03(m)(ii), Laredo is in material compliance, and has complied in all material respects, with all Laws relating to working conditions or the employment of labor, including provisions thereof related to wages, hours, equal opportunity, collective bargaining, layoffs, immigration compliance, workers’ compensation, disabilities, and the collection and payment of social security and other withholding Taxes.

(iii)                               Except as set forth on Schedule 6.03(m)(iii), there are no administrative charges or court complaints pending or, to the Knowledge of Laredo, threatened against Laredo before the U.S. Equal Employment Opportunity Commission or any Governmental Authority concerning alleged employment discrimination or any other matters relating to working conditions or the employment of labor.  There are no unfair labor practices charges or complaints pending, or to the Knowledge of Laredo, threatened against Laredo before the National Labor Relations Board or any Governmental Authority.

(iv)                              Laredo has not experienced any “plant closing” or “mass layoff” as defined by the WARN Act in the last six months.

(v)                                 Laredo has not experienced any union organization attempts, material labor disputes or work stoppage or slowdowns due to labor disagreements.  To the Knowledge of Laredo, there is no labor strike, dispute, work stoppage or slowdown pending or threatened.  Except as disclosed on Schedule 6.03(m)(v), there are no collective bargaining agreements or other labor union agreements to which Laredo is a party or by which it is bound, nor is Laredo the subject of any legal proceeding with any Governmental Authority asserting that Laredo has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or other terms or conditions of employment.  Laredo has not experienced any union organizing activities and, to the Knowledge of Laredo, no such activities are underway or threatened.  There is no request for representation pending with the National Labor Relations Board or any Governmental Authority and, to the Knowledge of Laredo, no question concerning representation has been raised.  There is no labor-related formal grievance or arbitration pending involving Laredo.

(vi)                              Except as set forth on Schedule 6.03(m)(vi) or Schedule 6.03(n)(i) or as otherwise contained in this Agreement, there are no agreements or arrangements for the payment of any pensions, allowances, lump sums or other like benefits on retirement or on death or termination or during periods of disability for the benefit of any employee or former employee or consultant of Laredo or for the benefit of the dependents of any such person in operation at the date hereof.

(vii)                           Laredo is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code §280G (or any corresponding provision of state, local or foreign Tax law) in connection with the transactions contemplated by this Agreement.

(n)                                 Employee Benefit Plans.

(i)                                     Except as set forth on Schedule 6.03(n)(i), Laredo does not sponsor, maintain or contribute to or have any obligation to maintain or contribute to, or have any direct or indirect liability, whether contingent or otherwise, with respect to any plan, program, arrangement or agreement that is a pension, profit-sharing, savings, retirement, employment, consulting, severance pay, termination, executive compensation, incentive compensation, deferred compensation, bonus, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which Laredo is the owner, the beneficiary, or both), Code Section 125 “cafeteria” or “flexible” benefit, employee loan, educational assistance or fringe benefit plan, program, arrangement or agreement, whether written or oral, including, without limitation, any (A) “employee benefit plan” within the meaning of Section 3(3) of ERISA or (B) other employee benefit plans, agreements, programs, policies, arrangements or payroll practices, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise) under which any current or former officer, director, employee, leased employee, consultant or agent (or their respective beneficiaries) of Laredo has any present or future right to benefits (individually, a “Laredo Employee Plan,” and collectively the “Laredo Employee Plans”).  All references to “Laredo” in this Section 6.03(n) shall refer to Laredo, its subsidiaries and Affiliates and any employer that would be considered a single employer with Laredo under Sections 414(b), (c), (m) or (o) of the Code.

(ii)                                  Laredo does not maintain, contribute or have any liability, whether contingent or otherwise, with respect to, and has not within the preceding six years maintained, contributed or had any liability, whether contingent or otherwise, with respect to any Laredo Employee Plan (including, for such purpose, any “employee benefit plan,” within the meaning of Section 3(3) of ERISA, which Laredo previously maintained or contributed to within such preceding six years), that is, or has been, (A) subject to a Title IV Plan or Section 412 of the Code, (B) maintained by more than one employer within the meaning of Section 413(c) of the Code, (C) subject to Sections 4063 or 4064 of ERISA, (D) a Multiemployer Plan, (E) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA, or (F) an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and that is not intended to be qualified under Section 401(a) of the Code.

(iii)                               (A) Each Laredo Employee Plan has been established and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and all other applicable Laws; (B) with respect to each Laredo Employee Plan, all reports, returns, notices and other documentation that are required to have been filed with or furnished to the IRS, DOL or any other Governmental Authority, or to the participants or beneficiaries of such Laredo Employee Plan have been filed or furnished on a timely basis; (C) each Laredo Employee Plan that is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter or opinion letter from the IRS to the effect that the Laredo Employee Plan satisfies the requirements of Section 401(a) of the Code and that its related trust is exempt from taxation under Section 501(a) of the Code and, to the Knowledge of Laredo, there are no facts or circumstances that could reasonably be expected to cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA, the Code or any other applicable Laws; (D) other than routine claims for benefits, no Liens, lawsuits or complaints to or by any person or Governmental Authority have been filed against any Laredo Employee Plan or Laredo or, to the Knowledge of Laredo, against any other person or party and, to the Knowledge of Laredo, no such Liens, lawsuits or complaints are contemplated or threatened with respect to any Laredo Employee Plan; (E) no individual who has performed services for Laredo has been improperly excluded from participation in any Laredo Employee Plan; and (F) there are no audits or proceedings initiated pursuant to the IRS Employee Plans Compliance Resolution System (currently set forth in Revenue Procedure 2008-50) or similar proceedings pending with the IRS or DOL with respect to any Laredo Employee Plan.

(iv)                              Neither Laredo nor any organization to which Laredo is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction described in Sections 4069 or 4212(c) of ERISA.

(v)                                 Neither Laredo nor, to the Knowledge of Laredo, any other “party in interest” or “disqualified person” with respect to any Laredo Employee Plan has engaged in a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code involving such Laredo Employee Plan which, individually or in the aggregate, could reasonably be expected to subject Laredo to a tax or penalty imposed by Section 4975 of the Code or Sections 501, 502 or 510 of ERISA.  To the Knowledge of Laredo, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply with the requirements of ERISA, the Code or any other applicable laws in connection with the administration or investment of the assets of any Laredo Employee Plan.

(vi)                              All liabilities or expenses of Laredo in respect of any Laredo Employee Plan (including workers compensation) which have not been paid, have been properly accrued on Laredo’s most recent financial statements in compliance with GAAP.  All contributions (including all employer contributions and employee salary reduction contributions) or premium payments required to have been made under the terms of any Laredo Employee Plan, or in accordance with applicable Law, as of the date hereof have been timely made or reflected on the Laredo Unaudited April 30, 2011 Balance Sheet in accordance with GAAP.

(vii)                           Laredo has no obligation to provide or make available post-employment benefits under any Welfare Plan for any current or former officer, director, employee, leased employee, consultant or agent (or their respective beneficiaries) of Laredo, except as may be required under the COBRA, and at the sole expense of such individual.  There are no reserves, assets, surpluses or prepaid premiums with respect to any Laredo Employee Plan which is a Welfare Plan.

(viii)                        Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (A) result in any payment becoming due, or increase the amount of any compensation due, to any current or former officer, director, employee, leased employee, consultant or agent (or their respective beneficiaries) of Laredo; (B) increase any benefits otherwise payable under any Laredo Employee Plan;  (C) result in the acceleration of the time of payment or vesting of any such compensation or benefits; or (D) result in a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code.  No current or former officer, director, employee, leased employee, consultant or agent (or their respective beneficiaries) has or will obtain a right to receive a gross-up payment from Laredo with respect to any excise taxes that may be imposed upon such individual pursuant to Section 409A of the Code, Section 4999 of the Code or otherwise.

(ix)                                Laredo has made available to Contributors, the Company or their representatives with respect to each Laredo Employee Plan, a true, correct and complete copy (or, to the extent no such copy exists or the Laredo Employee Plan is not in writing, an accurate written description) thereof and, to the extent applicable:  (A) the most recent documents constituting the Laredo Employee Plan and all amendments thereto, (B) any related trust agreement or other funding instrument and all other material contracts currently in effect with respect to such Laredo Employee Plan (including, without limitation, all administrative agreements, group insurance contracts and group annuity contracts); (C) the most recent IRS determination letter or opinion letter; (D) the most recent summary plan description, summary of material modifications and any other written communication (or a written description of any oral communications) by Laredo to its employees concerning the extent of the benefits provided under a Laredo Employee Plan; (E) the three most recent (1) Forms 5500 and attached schedules, and (2) audited financial statements; (F) for the last three years, all correspondence with the IRS, the DOL and any other Governmental Authority regarding the operation or the administration of any Laredo Employee Plan; (G) all discrimination tests for the most recent plan year; and (H) any other documents in respect of any Laredo Employee Plan reasonably requested by Contributors or the Company.

(x)                                   Laredo has no plan, contract or commitment, whether legally binding or not, to create any additional employee benefit or compensation plans, policies or arrangements or, except as may be required by Law, to modify any Laredo Employee Plan.  Laredo may amend or terminate any Laredo Employee Plan (other than an employment agreement or any similar agreement that cannot be terminated without the consent of the other party) at any time without incurring liability thereunder, other than in respect of accrued and vested obligations and medical or welfare claims incurred prior to such amendment or termination.

(xi)                                No Laredo Employee Plan covers any current or former officers, directors, employees, leased employees, consultants or agents (or their respective beneficiaries) of Laredo who reside outside of the United States.

(o)                                 Bank Accounts.  Laredo has provided to the Company the name of each financial institution in which Laredo has borrowing or investment agreements, deposit or checking accounts or safe deposit boxes.

(p)                                 Insurance.  Schedule 6.03(p) sets forth a description of all policies of insurance to which Laredo is a party or under which Laredo is covered, including the types of Liabilities covered thereby, the limits of the coverage and the deductible for which Laredo is responsible with respect to such insurance.  None of such insurance coverage was obtained through the use of false or misleading information or the failure to provide the insurer with all information requested in order to evaluate the Liabilities and risks insured.  All such insurance policies are in full force and effect.  There is no material default with respect to any provision contained in any such policy or binder, and Laredo has not failed to give any notice or present any claim under such policy or binder in due and timely fashion.  There are no billed but unpaid premiums past due under any such policy or binder.  Except as shown in Schedule 6.03(p):  (i) there are no outstanding claims under any such policies or binders and, to the Knowledge of Laredo, there has not occurred any event that might reasonably form the basis of any claim against or relating to Laredo that is not covered by any such policies or binders and (ii) no notice of cancellation or non-renewal of any such policies or binders has been received.

(q)                                 Taxes.  Except as described on Schedule 6.03(q):

(i)                                     all Tax Returns required to be filed by or with respect Laredo have been duly and timely filed with the appropriate Governmental Authorities taking into account valid extensions;

(ii)                                  such Tax Returns are true and correct in all material respects;

(iii)                               all Taxes of Laredo that have become due and payable have been duly paid;

(iv)                              there are no administrative proceedings or lawsuits pending or, to the Knowledge of Laredo, threatened against Laredo or the Laredo Assets by any Governmental Authority with respect to Taxes;

(v)                                 there are no Liens (other than Permitted Encumbrances) on any of the Laredo Assets that arose in connection with the failure (or alleged failure) to pay any Tax;

(vi)                              Laredo is not subject to any Liability for Taxes under Treasury Regulation §1.1502-6 (or any similar provision of state, local or foreign Law) or as an indemnitor, successor or transferee of any other Person, by contract or operation of Law;

(vii)                           all assets owned by Laredo, other than intangible assets, have been properly listed and described on the property tax rolls for all periods prior to the Closing Date, and no portion of the assets owned by Laredo constitutes omitted property for property tax purposes;

(viii)                        no jurisdiction in which Laredo has not filed a specific Tax Return has asserted that Laredo is required to file such Tax Return in such jurisdiction;

(ix)                                Laredo has complied in all respects with all Laws relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by Law, withheld from Laredo Employee wages and paid over to the proper Governmental Authority all required amounts;

(x)                                   Laredo is not the beneficiary of any extension of time within which to file any Tax Return;

(xi)                                Laredo has not waived any statute of limitations in respect of Taxes nor agreed to any extension of time with respect to a Tax assessment or deficiency;

(xii)                             Laredo will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(A)                              change in method of accounting for a taxable period ending on or prior to the Closing Date;

(B)                                “closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date;

(C)                                installment sale or open transaction disposition made on or prior to the Closing Date; or

(D)                               election under Code §108(i); and

(xiii)                          Laredo has not been a party to any “listed transaction,” as defined in Code §6707A(c)(2) and Reg. §1.6011-4(b)(2).

(r)                                    Certain Property.

(i)                                     Schedule 6.03(r)(i) sets forth all the Laredo Owned Real Property.  Except as set forth on Schedule 6.03(r)(i), Laredo has title insurance insuring indefeasible, fee simple title in and to the Laredo Owned Real Property, free and clear of all Liens other than Permitted Encumbrances, except as specifically noted in such title insurance policies.  True and complete copies of such policies together with all amendments, waivers or other changes thereto have been furnished to the Company or its representative.  The material improvements on each parcel of Laredo Owned Real Property have access to such sewer, water, gas, electric, telephone and other utilities as are necessary to allow the business of Laredo operated thereon to be operated in the Ordinary Course of Business.  Except as set forth on Schedule 6.03(r)(i), the material improvements located on each parcel of Laredo Owned Real Property are in sufficiently good condition (except for ordinary wear and tear) to allow the business of Laredo to be operated in the Ordinary Course of Business.  The current use of the Laredo Owned Real Property by Laredo does not violate in any material respect any restrictive covenants of record listed in the applicable title insurance policies as affecting any of the Laredo Owned Real Property.

(ii)                                  Except for Laredo Leased Real Property obligations which are less than $100,000 annually, set forth on Schedule 6.03(r)(ii) is a list of all Laredo Leased Real Property.  Each lease set forth on Schedule 6.03(r)(ii) is a valid and binding obligation of Laredo and, subject to any of such leases being terminated in the Ordinary Course of Business and in accordance with the terms thereof, is in full force and effect.  Except as set forth on Schedule 6.03(r)(ii), Laredo is not in default in any material respect under any lease set forth on Schedule 6.03(r)(ii).

(s)                                  Royalty Payments.  Except as described on Schedule 6.03(s), all royalties on production, shut-in royalties, overriding royalties and other royalties or similar burdens on production with respect to the Laredo Properties that have become due and payable have been duly paid (other than royalties held in escrow or suspense accounts).

(t)                                    Hydrocarbon Sales.  Except as described on Schedule 6.03(t), (i) Laredo is not obligated by virtue of:  (A) a prepayment arrangement under any Contract for the sale of Hydrocarbons that contains a “take or pay” provision, (B) a production payment, or (C) any other arrangement, other than gas balancing arrangements, to deliver Hydrocarbons produced from the Laredo Assets at some future time without then or thereafter receiving payment for the production commensurate with Laredo’s ownership in and to the Laredo Properties, and (ii) Laredo is not subject to any penalties or other payments under any gas transportation or other agreement as a result of the delivery of quantities of gas from the Laredo Properties in excess of the Contract requirements.

(u)                                 Environmental Matters.  Except as described on Schedule 6.03(u), (i) Laredo has not received any notification of and there is no pending or, to the Knowledge of Laredo, threatened investigation, claim, penalty or action by any Governmental Authority relating to the environmental condition of the Laredo Real Property, Laredo Properties or Laredo Facilities, (ii) the Laredo Real Property, Laredo Properties or Laredo Facilities, operations and activities of Laredo are and have been in material compliance with all applicable Environmental Laws, (iii) Laredo and the Laredo Real Property, Laredo Properties or Laredo Facilities, operations and activities are not subject to any existing, pending or, to the Knowledge of Laredo, threatened action, suit or proceeding by any Third Party under any Environmental Law, (iv) all Approvals required to be obtained or filed by Laredo under any Environmental Law in connection with the ownership and operation of the business of Laredo have been obtained or filed (and all renewals thereof have been timely applied for) and are valid and currently in full force and effect and will not be adversely affected by this Agreement, (v) Laredo has materially complied with and is in material compliance with all such Approvals, (vi) none of the following exists at any Laredo Real Property, Laredo Properties or Laredo Facilities currently or previously owned or operated by Laredo: (A) under- or above-ground storage tanks, (B) asbestos containing material in any form or condition, (C) materials or equipment containing polychlorinated biphenyls, or (D) landfills, surface impoundments or disposal areas, (vii) neither Laredo nor any of its predecessors has treated, recycled, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including any Hazardous Materials, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to any damages, including any damages for response costs, corrective action costs, personal injury, property damage or natural resources damages, pursuant to Environmental Laws, (viii) the transaction will not result in any material Liabilities for site investigation or cleanup, or require the consent of any person, pursuant to any Environmental Laws, including any so-called “transaction-triggered” or “responsible property transfer” requirements, (ix) neither Laredo nor any of its predecessors has, either expressly or by operation of Law, assumed or undertaken any material Liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental Laws, and (x) no facts, events or conditions relating to the past or present Laredo Real Property, Laredo Property and Laredo Facilities, nor any of their respective predecessors, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any damages or any other Liabilities under Environmental Laws.  Laredo has furnished to the Company true and correct copies of all material environmental investigations, assessments, audits, analyses or other reports in its possession or control relating to the Laredo Real Property, Laredo Properties and Laredo Facilities owned or operated by Laredo.

(v)                                 Compliance with Laws; Approvals.

(i)                                     Except as described on Schedule 6.03(v), Laredo is in compliance in all material respects with all Laws to which Laredo or its business, operations, agents, employees, assets or properties are subject (including, all record keeping and reporting requirements thereof).  Laredo has not received any written claim or notice that Laredo is not in compliance in any material respect with any such Laws.  Laredo has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Laredo.  To the Knowledge of Laredo, neither Laredo nor any of its directors, officers, agents or employees, has violated any applicable export control, money laundering or anti-terrorism Law, nor have any of them otherwise taken any action which would cause Laredo to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable Law of similar effect.

(ii)                                  Laredo has all Approvals from Governmental Authorities necessary to operate its businesses in all material respects as currently conducted.  All Approvals are valid and in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Laredo.  The execution of this Agreement by Laredo and the consummation of the transactions contemplated hereby, and the compliance by Laredo with the terms hereof, will not cause or permit the imposition of any restrictions of such a nature as would limit any operations of Laredo as historically conducted.  No event has occurred which permits, or after the giving of notice or lapse of time or both would permit, the revocation or termination of any Approval or the imposition of any restrictions of such a nature as may limit any of the operations Laredo as historically conducted.

(w)                               Assets.

(i)                                     The Laredo Assets constitute all of the properties and assets used or held for use by Laredo.  The Laredo Assets listed on Exhibit B or on the Laredo Unaudited April 30, 2011 Balance Sheet constitute all of the material assets of Laredo.

(ii)                                  Exhibit B—Part 2 sets forth all of the oil and gas wells in which Laredo has an interest.

(iii)                               Except as set forth on Exhibit B—Part 1 or Exhibit B—Part 2, Laredo has Defensible Title for all Laredo Properties.  Without limiting the generality of the foregoing, Laredo owns and will at the Closing and throughout the life of the Laredo Leases and/or Hydrocarbon reserves own the Net Revenue Interest and related Working Interest, in each case as set forth on Exhibit B—Part 1 or Exhibit B—Part 2, as applicable, for each of the Laredo Properties.

(iv)                              To the Knowledge of Laredo, the Laredo Leases are in full force and effect in accordance with their respective terms.  Laredo is not in breach of any of its material obligations under any such Laredo Lease, nor, to the Knowledge of Laredo, is any other party to such Laredo Lease in breach of any of its material obligations thereunder.  Specifically, Laredo has received no lessor demands (A) for additional drilling arising from express or implied covenants of further development under the Laredo Leases, (B) to market production from shut-in wells due to the presence of offset wells in the vicinity of the Laredo Wells, (C) for late royalty payments, shut-in payments, rentals or other monetary obligations owed by Laredo under the Laredo Leases, (D) for releases or partial releases of Laredo Leases under Pugh clauses, depth clauses or other provisions of the applicable Laredo Leases, or (E) for interest payments or liquidated damages accruing under the applicable Laredo Leases.

(v)                                 The Laredo Facilities are in good working order and sufficient in all material respects to operate the Laredo Properties in the Ordinary Course of Business, ordinary wear and tear excepted.

(vi)                              Laredo has furnished to the Company estimates of Laredo’s proved oil and gas reserves attributable to the Laredo Properties as of the date set forth in the Laredo Reserve Report. All information (excluding assumptions and estimates but including the statement of the percentage of reserves from the Laredo Wells and other interests evaluated therein to which Laredo is entitled and the percentage of the costs and expenses related to such Laredo Wells or interests to be borne by Laredo) supplied to Ryder Scott Company, L.P. relating to the Laredo interests referred to in the Laredo Reserve Report, by or on behalf of Laredo, that was material to such firm’s estimates of proved oil and gas reserves attributable to the Laredo Properties in connection with the preparation of the Laredo Reserve Report was (at the time supplied or as modified or amended prior to the issuance of the Laredo Reserve Report) to the Knowledge of Laredo, accurate in all material respects and Laredo has no Knowledge of any material errors in such information that existed at the time of such issuance. Except for changes (including changes in Hydrocarbon commodity prices) generally affecting the oil and gas industry and normal depletion by production, there has been no change in respect of the matters addressed in the Laredo Reserve Report that would have, individually or in the aggregate, a Material Adverse Effect on Laredo.

(vii)                           Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Laredo, all Laredo Properties operated by Laredo have been operated in accordance with reasonable, prudent oil and gas field practices and in compliance with the applicable Laredo Leases, Contracts and Law.

(viii)                        The Laredo Access Rights are sufficient in all material respects to permit access to the Laredo Properties and to operate the Laredo Properties in the Ordinary Course of Business.

(x)                                   Contracts.

(i)                                     Schedule 6.03(x)(i) sets forth a true and complete list of the following Contracts (excluding any Laredo Leases and Laredo Employee Plans) (each, together with the Contracts identified in Section 6.03(x)(ii) and on Schedules 6.03(k)(ii), 6.03(m)(v), 6.03(m)(vi), 6.03(p) and 6.03(y), a “Laredo Material Contract” and collectively, the “Laredo Material Contracts”):

(A)                              each Contract that involves performance of services or delivery of goods or materials by or to Laredo of an amount or value in excess of $500,000 determined on an annual basis;

(B)                                each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Laredo in excess of $500,000 determined on an annual basis;

(C)                                personal property leases and installment and conditional sales agreements having a value per item or aggregate payments in excess of $500,000 determined on an annual basis;

(D)                               each Contract containing covenants that in any way purport to restrict the business activity of Laredo or any Affiliate of Laredo or limit the freedom of Laredo or any Affiliate of Laredo to engage in any line of business or to compete with any Person;

(E)                                 all drilling, fracing and saltwater disposal Contracts and compressor leases that call for payments in excess of $500,000 over a period of 12 months;

(F)                                 all Contracts that concern the purchase and sale, exchange, marketing, gathering, transportation, compression, processing or treating of Hydrocarbons or similar Contracts relating to or included in the Laredo Properties that are operated by Laredo and that are (1) not terminable without penalty on 60 or less days’ notice or (2) can be reasonably expected to result in aggregate monthly revenues to Laredo of more than $500,000 (based solely on the terms thereof and without regard to any expected increase in volumes or revenues) during the current or any subsequent calendar year;

(G)                                all leases (other than a Laredo Lease) under which Laredo is a lessor or lessee of real or personal property, which lease (1) cannot be terminated by Laredo without penalty or payment upon sixty or fewer days notice or (2) involves an annual base rental of more than $500,000;

(H)                               all Contracts (other than the Organizational Documents of Laredo) granting any Person registration, purchase or sale rights with respect to the Units or other equity securities Laredo;

(I)                                    all bonds, letters of credit, guaranties and similar instruments issued by Laredo or its Affiliates and required by contract or applicable Law to be posted or otherwise tendered in order to own/and or operate any of the Laredo Assets;

(J)                                   any Contract or commitment to which Laredo is a party or is bound containing a “right of first refusal,” “right of first offer,” “buy/sell right,” “put or call right,” “tag-along or drag-along” rights or other preferential purchase or sale right that is applicable to the transactions contemplated hereby;

(K)                               any Contract between a Unitholder or an Affiliate of such Unitholder and Laredo; and

(L)                                 each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

(ii)                                  Although not listed for purposes of Section 6.03(x)(i), each of the following Contracts shall be included in the definition of “Laredo Material Contracts”:

(A)                              each joint venture agreement, partnership agreement and other Contract (however titled) involving a sharing of profits, losses, costs or Liabilities by Laredo with any other Person and Contracts providing for commissions based on sales or purchases of or by Laredo;

(B)                                all area of mutual interest, farmout, farmin, joint operating, unit, pooling, communitization or development agreements or similar Contracts; and

(C)                                all Contracts that pertain to the acquisition of material property by Laredo.

(iii)                               Each Laredo Material Contract is in full force and effect and is valid and enforceable in accordance with its terms, except as may be limited by the Enforceability Exceptions.

(iv)                              Except as set forth in Schedule 6.03(x)(iv):

(A)                              Laredo is in compliance in all material respects with all applicable terms and requirements of each Laredo Material Contract under which Laredo has any Liability or by which such entity or any of the assets owned or used by such entity is bound;

(B)                                to the Knowledge of Laredo, each other that has any Liability under any Laredo Material Contract is in compliance with all applicable terms and requirements of such Laredo Material Contract;

(C)                                no event has occurred or circumstance exists that (with or without notice or lapse of time) contravenes, conflicts with or results in a violation or breach of, or gives Laredo or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Laredo Material Contract; and

(D)                               Laredo has not given to or, to the Knowledge of Laredo, received from any Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Laredo Material Contract.

(v)                                 True and complete copies (including all amendments thereto) of each Laredo Material Contract have been made available to the Company.

(vi)                              The Laredo Material Contracts together with the other Laredo Assets are sufficient in all material respects to operate the Laredo Properties in the Ordinary Course of Business.

(vii)                           Except as set forth on Schedule 6.03(x)(vii), there are no Contracts by which Laredo is bound by any future hedge, swap, collar, put, call, floor, cap, option or other contract that is intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, interest rates, currencies or securities.

(y)                                 Preferential Purchase Rights and Consents.  Except as set forth on Schedule 6.03(y), there are no preferential rights to purchase, consents or similar rights that are applicable to the transactions contemplated hereby.

(z)                                   Imbalances.  Except as set forth on Schedule 6.03(z), there are no Imbalances existing as of the date of this Agreement or as of the Closing Date with respect to any of the Laredo Assets or the marketing of Hydrocarbons therefrom.

(aa)                            Payout Balances.  Schedule 6.03(aa) contains a list of the estimated status of any “payout” balance (net to the interest of Laredo), as of the dates shown in such Schedule, for each Laredo Property that is subject to a reversion or other adjustment at some level of cost recovery or payout.

(bb)                          Plugging and Abandonment.  Except as shown on Schedule 6.03(bb), there are no Laredo Wells located on the Laredo Leases or Laredo Unit Interests with respect to which Laredo has received a written order from any Governmental Authority requiring, or any written claim from any other Person requesting or demanding that, such Laredo Wells be plugged and abandoned, where the work relating to such order or claim has not yet been completed.  Those Laredo Wells located on the Laredo Leases or Laredo Unit Interests that have been plugged and abandoned have been plugged and abandoned in accordance with applicable contracts and Law in all material respects.

(cc)                            Payment of Expenses.  All expenses, including all bills for labor, materials and supplies used or furnished for use in connection with the Laredo Assets, and all severance, production, ad valorem and other similar Taxes, relating to the ownership or operation by Laredo of the Laredo Assets, have been, and are being, paid (timely, and before the same become delinquent) by Laredo, except such expenses and Taxes as are disputed in good faith by Laredo and for which an adequate accounting reserve has been established by Laredo.  Laredo is not delinquent with respect to its obligations to bear costs and expenses relating to the development and operation of any Laredo Property.

(dd)                          Suspended Revenues.  Laredo has segregated all proceeds of production owed to Third Parties for the sale of Hydrocarbons and such suspense funds are not included as assets of Laredo on the Laredo Financial Statements.

(ee)                            Affiliate Transactions.

(i)                                     Except as set forth on Schedule 6.03(ee)(i), Laredo has not made any exchanges, barter arrangements, loans or advances or otherwise extended credit to any directors, officers, agents, employees, consultants or equityholders of Laredo, or any of their respective Affiliates, since the Balance Sheet Date or that are otherwise outstanding.

(ii)                                  Except as set forth in Schedule 6.03(ee)(ii), there are no powers of attorney outstanding by Laredo in favor of any other Person.

(iii)                               Except as set forth in Schedule 6.03(ee)(iii), since the Balance Sheet Date, there has not been paid or been committed to be paid to or for the benefit of any of the directors, officers, agents, employees, consultants or representatives of Laredo anything other than fees (including directors’ fees), wages, salaries, commissions and expense reimbursements, in each case in the Ordinary Course of Business.

(iv)                              Schedule 6.03(ee)(iv) sets forth all services and assets owned, licensed to or otherwise held by any Unitholder or any Affiliate of such Unitholder (other than Laredo), that are or were made available or provided to or used by Laredo within the one-year period prior to the date of this Agreement or which may be required to operate the business of Laredo from and after the Closing Date consistent with past practices in the preceding year.

(v)                                 Except as set forth in Schedule 6.03(ee)(v), (A) Laredo is not obligated to pay currently or in the future any amounts to any Unitholder or Affiliate of any Unitholder for services rendered to Laredo, and no Unitholder or any Affiliate of any Unitholder is obligated to pay currently or in the future any amounts to Laredo and (B) since the Balance Sheet Date, Laredo has not purchased, transferred or leased any real or personal property from or for the benefit of, paid any commission, salary or bonus to or for the benefit of, any Unitholder or any Affiliate of such Unitholder or any manager, director, officer, shareholder, member or partner thereof and Laredo has not sold, transferred or leased any real or personal property to any Unitholder or any Affiliate of any Unitholder.

(ff)                                Intangible Property.  There are no material trademarks, trade names, patents, service marks, brand names, computer programs, databases, industrial designs, copyrights or other intangible property that are necessary for the operation, or continued operation, of the business of Laredo, or for the ownership and operation, or continued ownership and operation, of any Laredo Assets, for which Laredo does not hold valid and continuing authority in connection with the use thereof.

(gg)                          Books and Records.  All books, records and files of Laredo (including those pertaining to the Laredo Assets, those pertaining to the production, gathering, transportation and sale of Hydrocarbons, and corporate, accounting, financial and employee records):  (i) have been prepared, assembled and maintained in accordance with usual and customary policies and procedures; and (ii) fairly and accurately reflect the ownership, use, enjoyment and operation by Laredo of the Laredo Assets.

(hh)                          Brokers’ Fees.  Laredo has no Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Contributors will be liable or obligated.

(ii)                                  Approved Budget.  Schedule 6.03(ii) sets forth the budget of Laredo for the year 2011, as approved by the Board of Managers (the “Laredo Approved Budget”).

(jj)                                  Internal Accounting Controls.  Laredo maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded accurately and promptly and as necessary to permit preparation of financial statements in conformity with GAAP and to maintain Laredo Asset accountability, (iii) access to Laredo Assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing Laredo Assets at reasonable intervals and appropriate action is taken with respect to any differences.

(kk)                            Opinion of Financial Advisor.  The Board of Managers has received the opinion of Tudor, Pickering, Holt & Co., LLC to the effect that, as of the date of such opinion, the Equity Consideration to be paid by Laredo in the transactions contemplated hereby is fair, from a financial point of view, to Laredo.

(ll)                                  Investment Company.  Laredo is not required to be registered as an investment company under the Investment Company Act of 1940, as amended.

ARTICLE VII
CERTAIN COVENANTS

Section 7.01                                Access.  During the Examination Period, the Company and Laredo (which for the purposes of this Article VII will include all of its subsidiaries) will, during normal business hours, (a) subject to obtaining any consents required with respect to Company Properties not operated by the Company (which the Company shall use commercially reasonable efforts to obtain) or the Laredo Properties not operated by Laredo (which Laredo shall use commercially reasonable efforts to obtain), as applicable, give the other Party and its authorized representatives reasonable access to the Company Assets or Laredo Assets, as applicable, and all offices of the Company or Laredo, as applicable, (b) give the other Party the opportunity to discuss the business of the Company or Laredo, as applicable, with such officers, directors, accountants, consultants and counsel of the Company or Laredo, as applicable, as the other Party deems reasonably necessary or appropriate for the purpose of familiarizing itself with the

Company and Company Assets or Laredo and Laredo Assets, as applicable, and (c) cause its employees to furnish the other party with such corporate information, financial and operating data (including internal reserve reports as of March 31, 2011 and related background support) and other information with respect to the business and Company Assets or Laredo Assets, as applicable, as the other Party may from time to time reasonably request; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of the Company or Laredo, as applicable.  Laredo and the Company have executed separate Confidentiality Agreements and First Amendments to Confidentiality Agreements dated effective August 17, 2010 (collectively, the “Confidentiality Agreements”).  The Confidentiality Agreements shall continue in full force and effect in accordance with their terms, amendments, and as such may be modified by the terms of any definitive agreements executed in connection with the transactions contemplated herein, until the Closing Date.  All information provided by the Parties pursuant to this Agreement or in connection with the transactions contemplated herein, including any information provided pursuant to Section 7.02, shall be treated as confidential information and be subject to the provisions of the Confidentiality Agreements.

Section 7.02                                Conduct of Business of the Company.  On and after the date hereof and prior to the Closing Date, and except as contemplated by this Agreement or as otherwise consented to by Laredo in writing (in Laredo’s sole discretion):

(a)                                  the Company shall, and each Contributor shall cause the Company to, use commercially reasonable efforts to:

(i)                                     conduct its business in the Ordinary Course of Business and in accordance with the Company Approved Budget, including drilling-related activity and creating, incurring or assuming any Indebtedness as set forth in the Company Approved Budget;

(ii)                                  operate, maintain and otherwise deal with the Company Properties and all of its other Company Assets in accordance with past practices and in accordance with applicable Company Leases and other Contracts and applicable Laws and Approvals;

(iii)                               preserve intact its present business organization, keep available the services of its current officers and employees until Closing at their current rates of compensation, commissions and benefits and retained employees thereafter and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Closing;

(iv)                              keep and maintain accurate books, records and accounts;

(v)                                 maintain in full force and effect existing insurance policies and binders of the Company subject only to variations required by the Ordinary Course of Business, or else will obtain, prior to the lapse of any such policy or binder, substantially similar coverage with insurers of recognized standing;

(vi)                              pay all Taxes imposed upon any of the Company Assets or with respect to its franchises, business, income or assets before any penalty or interest accrues thereon;

(vii)                           pay all claims and expenses (including claims and expenses for labor, services, materials and supplies) when they become due and payable in accordance with their terms;

(viii)                        pay all wages and other compensation accrued by all employees of the Company through the Closing Date when they become due and payable in accordance with the obligations of the Company under any applicable Law, labor or employment practices and policies, or any collective bargaining agreement or other labor contract or individual agreement to which the Company is a party, or by which the Company may be bound;

(ix)                                comply in all material respects with the requirements of applicable Laws and Approvals of any Governmental Authority and comply with and enforce the provisions of the Company Material Contracts, including paying when due all Indebtedness, payables, rentals, royalties, expenses and other Liabilities relating to its business or the Company Assets;

(x)                                   promptly notify Laredo of the receipt of any written notice or claim, or any threat of a notice or claim, of which the Company, Contributors or any of their respective Affiliates become aware after such date, relating to any default or breach by the Company or any of its Affiliates under, or any termination or cancellation of, any Company Material Contract or Company Lease (or in the case of any production sales contract, any written notice of intent to exercise any price renegotiation or other option available to the purchasers thereunder, to terminate such contract, to alter pricing, delivery, or other material provisions thereof, or to contest or dishonor any material provisions thereof);

(xi)                                at all times preserve and keep in full force and effect its corporate or other legal existence and rights and franchises material to the performance by the Company of its obligations under this Agreement; and

(xii)                             take or omit to take any action that is intended or could reasonably be expected to, individually or in the aggregate, result in any of the representations or warranties contained herein becoming untrue or inaccurate in any material respect; and

(b)                                 without limiting the generality of the foregoing, other than in accordance with the Company Approved Budget, the Company shall not, and Contributors will not permit the Company to:

(i)                                     declare, set aside or pay any dividend or distribution, whether in cash, Capital Stock or property (or any combination thereof); issue, sell, purchase, redeem or otherwise acquire any Capital Stock or other equity interests of the Company or issue any option, warrant or right relating to its Capital Stock or other equity interests or any securities convertible into or exchangeable for any Capital Stock or other equity interests; liquidate, dissolve, merge, consolidate, restructure, recapitalize or otherwise reorganize the Company or make any other change in the capitalization of the Company; split, combine or reclassify any of its Capital Stock or other outstanding equity interests; or enter into, or otherwise become a party to, any Contract relating to the voting, registration or transfer of any shares of Capital Stock or other equity interests of the Company;

(ii)                                  (A) increase the rate or terms of compensation payable or to become payable by the Company to its directors, officers or employees, except as required by applicable Law or pursuant to any Company Employee Plans as of the date hereof; or (B) increase the rate or terms (including vesting status) of any bonus, insurance, pension or other employee benefit plan or arrangement made to, for or with any such directors, officers or employees, except as required by applicable Law or pursuant to any Company Employee Plans as of the date hereof;

(iii)                               (A) amend its Organizational Documents or the Certificate of Designations, (B) amend in any material respects or terminate any Company Lease or Company Material Contract or (C) assign any Company Lease or Company Material Contract to any Person;

(iv)                              make an equity investment in any other Person or acquire by merger or consolidation or purchase of equity interests any corporation, partnership, association or any other business organization or division thereof;

(v)                                 engage in any line of business in which it is not engaged as of the date hereof;

(vi)                              make any change in any method of accounting or accounting principles;

(vii)                           enter into any settlement of any material issue with respect to any assessment or audit or other administrative or judicial proceeding with respect to Taxes for which the Company or Laredo may have Liability;

(viii)                        terminate or voluntarily relinquish any Approval from any Governmental Authority or Person necessary for the conduct of the business of the Company or any Company Asset, except in the Ordinary Course of Business;

(ix)                                establish, amend or terminate a Company Employee Plan or any other employee benefit plan except for amendments and terminations required by applicable Law or in accordance with the applicable Company Employee Plan in existence as of the date hereof; or enter into, amend or terminate any consulting, employment, severance, change of control, bonus, termination or similar Contract with any Person;

(x)                                   make any loan to or enter into any transaction with any Company Employee, officer, director or Affiliate of the Company, except for the payment of salaries, commissions and benefits to which all similarly situated employees are generally entitled; or make any loan to any consultant of the Company;

(xi)                                resign, transfer or otherwise voluntarily relinquish any control, possession or right it has as of the date of this Agreement, (including as operator of any Property), or take any action intended to cause any Third Party to seek removal of the Company as operator of any Company Property, under the applicable operating agreement or otherwise;

(xii)                             sell, lease or sublease, transfer, farm out or otherwise dispose of or mortgage, pledge or otherwise encumber any Company Asset (except for Permitted Encumbrances and sales of Hydrocarbons in the Ordinary Course of Business) that have a value at the time of such disposition of $500,000;

(xiii)                          acquire any oil and gas interests or any other assets that have a value at the time of such acquisition of $2,000,000 or more;

(xiv)                         enter into any hedging or derivative Contracts (financial, commodity or otherwise);

(xv)                            agree with any Person to limit or otherwise restrict in any manner the ability of the Company to compete or otherwise conduct its business;

(xvi)                         assume, endorse, guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the Liabilities of any other Person other than in the Ordinary Course of Business;

(xvii)                      execute any joint operating agreement or voluntary pooling agreement other than in the Ordinary Course of Business;

(xviii)                   elect to be a non-consent co-owner with respect to any Third Party AFE, joint operating agreement or any applicable pooling agreement; or

(xix)                           enter into any contract that would constitute a Company Material Contract;

(xx)                              change or make any Tax elections with respect to the Company or its assets;

(xxi)                           reduce or terminate (or cause to be reduced or terminated) any insurance coverage now held in connection with the Company Assets; or

(xxii)                        resolve or enter into or adopt any plan or agreement with respect to any of the foregoing.

Section 7.03                                Conduct of Business of Laredo.  On and after the date hereof and prior to the Closing Date, and except as contemplated by or necessary to effect this Agreement or as otherwise consented to by Contributors in writing (in Contributors’ sole discretion):

(a)                                  Laredo shall, and shall cause its subsidiaries to, use commercially reasonable efforts to:

(i)                                     conduct its business in the Ordinary Course of Business; and

(ii)                                  take or omit to take any action that is intended or could reasonably be expected to, individually or in the aggregate, result in any of the representations or warranties contained herein becoming untrue or inaccurate in any material respect; and

(b)                                 without limiting the generality of the foregoing, Laredo shall not, and shall not permit its subsidiaries to:

(i)                                     liquidate, dissolve, merge, consolidate, restructure, recapitalize or otherwise reorganize Laredo, other than necessary to effectuate the transactions contemplated hereby;

(ii)                                  amend its Organizational Documents, except for amending the LLC Agreement to effectuate the transactions contemplated hereby; and

(iii)                               resolve or enter into or adopt any plan or agreement with respect to any of the foregoing.

Section 7.04                                Intercompany Accounts and Affiliate Transactions.

(a)                                  At or prior to the Closing, the Company and Contributors shall cause to be settled, repaid or canceled all intercompany accounts that are unpaid as of the Closing Date between the Company, on the one hand, and Contributors or any of their Affiliates (other than the Company), on the other hand, in each case at no cost to the Company.

(b)                                 At or prior to the Closing, the Company and Contributors shall have caused to be terminated at no cost to the Company all Company Affiliate Contracts.

Section 7.05                                Cooperation in Connection with Regulatory Filings.

(a)                                  Contributors shall, and shall cause their respective Affiliates, advisors and representatives and, prior to the Closing, the Company and their Affiliates, advisors, representatives, officers, directors, managers and employees to, provide reasonable cooperation, at Laredo’s expense, to Laredo, its Affiliates and their officers, directors, auditors and other representatives in connection with any filings that may be required to be made by Laredo or any of its Affiliates as a result of the transactions contemplated by this Agreement with any Governmental Authority (collectively, the “Filings”).  Without limiting the generality of the foregoing, upon execution of this Agreement, Laredo shall have the right to utilize the Company Auditor to assist in and facilitate the preparation of the pro forma combined financial statements and the Company shall make available any information that Laredo reasonably determines is required to prepare such pro forma combined financial statements.

(b)                                 Without limiting the generality of Section 7.05(a), after the Closing, Contributors listed on Schedule 7.05(b) shall, and shall cause their respective Affiliates, advisors and representatives to, cooperate with Laredo, its Affiliates and their officers, directors, auditors and other representatives in connection with the following actions to the extent reasonably necessary and at the sole expense of Laredo to cover out-of-pocket expenses of Contributors:

(i)                                     the preparation by Laredo of financial statements of the Company in such forms and covering such periods as may be required by the Securities Act to be filed with the SEC by Laredo;

(ii)                                  the conduct of customary due diligence by Laredo or any of its advisors or representatives with respect to the financial statements of the Company in connection with any exchange or offering of securities by Laredo, or to enable an accounting firm to prepare and deliver a customary comfort letter with respect to financial information relating to the Company; and

(iii)                               the satisfaction by Laredo of its financial reporting obligations with respect to internal controls and financial controls of the Company.

(c)                                  The obligations of Contributors under this Section 7.05 shall in no event survive after the first anniversary of the Closing Date.

Section 7.06                                Preferential Purchase Rights; Consent from Third Parties.

(a)                                  With respect to each preferential purchase right that becomes exercisable with respect to a Company Property on the account of the transactions contemplated hereby, the Company, within three days of the date hereof, shall send to the holder of each such right a notice, in material compliance with the contractual provisions applicable to such right.

(b)                                 Each Contributor and the Company will use their respective commercially reasonable efforts to acquire the written consent from all Third Parties to Contracts with respect to which the consummation of the transactions contemplated hereby or the compliance with this Agreement, could reasonably be expected to result in, or cause a default, or constitute an event of default (or an event which the giving of notice or the passage of time could cause a default or event of default), or otherwise cause the Company to be in breach of, or unable to perform under, such Contracts, or grant any other party thereto the right to modify or terminate such Contract or the performance of the Company thereunder; provided, however, that, without Laredo’s prior written consent, none of Contributors or the Company shall pay any Third Party for such consent or agree to any concessions, restrictions or other amendments to the applicable Contract to obtain such consent.  Each Contributor and the Company shall cooperate with Laredo, and vice versa, in the execution and filing of all notices, forms and agreements as may be necessary to obtain any Approval of any Governmental Authority that may be necessary or appropriate to effectuate the transactions contemplated hereby, including any Approval held by the Company or required for the operation of the Company Assets.  Laredo agrees to use commercially reasonable efforts to assist Contributors to obtain any such consents to the extent reasonably requested by Contributors or Company.

Section 7.07                                Further Assurances.  Subject to the terms and conditions of this Agreement, each of the Parties will use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable, under applicable Laws and regulations to fulfill its obligations under this Agreement and to consummate and make effective the transactions contemplated hereby.

Section 7.08                                Notification of Certain Matters; Amendment of Schedules.

(a)                                  Contributors, the Company and Laredo shall each give prompt written notice to the other of (a) the occurrence, or failure to occur, of and shall provide accurate and complete copies of any and all information relating to, any event of which it becomes aware that has caused or that would be likely to cause any representation or warranty of such Party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing, and (b) the failure of such Party, or any officer, director, manager, employee, or agent of such Party, to comply with or satisfy in any material respect any covenant, condition, or agreement to be complied with or satisfied by it hereunder.  A notifying Party under this Section 7.08 shall use all commercially reasonable efforts to cure or remedy, before the Closing, any occurrence of (a) or (b) in the preceding sentence.

(b)                                 Each Party agrees that, with respect to the representations and warranties of such Party contained in this Agreement, such Party shall have the continuing obligation to use its reasonable efforts after reasonable inquiry until the Closing to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in a Schedule hereto (including any additional Schedules that may be necessary for an exception to any representation or warranty herein).  For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions to Closing have been fulfilled, the Schedules hereto shall be deemed to include the information set forth in any supplement or amendment thereto; provided, however, that if the supplemental or additional information materially changes an existing Schedule or adds a new Schedule, each other Party shall have the right to terminate this Agreement upon notice to the other Parties before the earlier to occur of (i) the expiration of five Business Days following the delivery of such modified or new Schedule or (ii) the Closing Date; if none of the other Parties delivers a notice of termination prior to such date, then all matters disclosed pursuant to any such supplement or amendment other than with respect to Schedule 6.02(g) shall be deemed to be an amendment to this Agreement and waived, and no Party shall be entitled to make a claim thereon pursuant to the terms of this Agreement except with respect to Schedule 6.02(g) or as provided under Section 12.02 for a knowing and intentional action.

Section 7.09                                Releases and Resignations.  On or prior to the Closing Date, (a) Contributors shall (i) cause those officers and directors of the Company as set forth on Schedule 9.03(c)(i) to duly execute and deliver their respective resignations from the Company and (ii) cause the Company and each of the officers, directors and employees of the Company set forth on Schedule 9.03(c)(ii) to duly execute and deliver mutual releases of Liability in the form of Exhibit D-1 and Exhibit D-2, as applicable, (b) Warburg shall execute and deliver a mutual release of Liability, in the form of Exhibit E and (c) Laredo shall execute and deliver mutual releases of Liability in the form of Exhibit D-1, Exhibit D-2 and Exhibit E.

Section 7.10                                No Solicitation of Transactions.  During the period from the date of this Agreement through the Closing Date or the earlier termination of this Agreement pursuant to Section 12.01, Contributors shall not, and shall cause the Company not to, directly or indirectly, through any of their respective officers, directors, managers, employees, Affiliates, investment bankers, attorneys, agents or other representatives or otherwise, initiate, solicit or encourage (including by way of furnishing any information or assistance), or enter into or participate in negotiations or discussions of any type, directly or indirectly, or enter into a confidentiality agreement, letter of intent or purchase agreement, merger agreement or other similar agreement with any Person (other than Laredo and its representatives) with respect to: (a) the acquisition of any Capital Stock or other voting securities, or a sale of all or any material asset or any substantial portion of the assets of the Company, (b) a merger, consolidation, business combination, sale of any portion of the Capital Stock of the Company, (c) the liquidation, dissolution, reorganization or similar extraordinary transaction with respect to the Company or (d) any other transaction the entry thereto or consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the close of the transaction contemplated by this Agreement or that could reasonably be expected to dilute materially the benefits to Laredo of the transaction contemplated by this Agreement (each a “Material Transaction”).  Contributors shall, and shall cause the Company to, cease and cause to be terminated immediately all existing discussions or negotiations with any Persons conducted heretofore with respect to a Material Transaction.  Contributors will notify Laredo immediately if any Person makes a proposal, offer, inquiry or contact with respect to the foregoing.

Section 7.11                                Non-Competition.  During the period commencing with the Closing Date and ending on the first anniversary thereof, the individuals listed on Schedule 7.11 shall not (a) directly or indirectly engage in, have any equity interest in, or manage or operate any firm, corporation, partnership, limited liability company, other entity or business (whether as director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) that engages in any business which competes with any portion of Laredo’s or any of its subsidiaries’ business in Reagan or Glasscock counties, in the State of Texas and (b) disclose to any Third Party any confidential information related to such counties.

Section 7.12                                Director and Officer Indemnification and Insurance.

(a)                                  The Company agrees that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, an officer or director of the Company, as provided in the Governing Documents of the Company, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof, shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms.

(b)                                 The Company shall, and Laredo shall cause the Company to (i) maintain in effect for a period of six years after the Closing Date, if available, the current policies of directors’ and officers’ liability and excess directors’ and officers’ coverage insurance maintained by the Company immediately prior to the Closing Date (provided that the Company may substitute therefor policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company when compared to the insurance maintained by the Companies as of the date hereof), or (ii) obtain as of the Closing Date “tail” insurance policies with a claims period of six years from the Closing Date with at least the same coverage and amounts, and containing terms and conditions that are not less advantageous to the directors and officers of the Company, in each case with respect to claims arising out of or relating to events which occurred on or prior to the Closing Date (including in connection with the transactions contemplated hereby); provided that in no event shall the Company expend an amount pursuant to this Section 7.12(b) in excess of 150% of the current annual premium paid by the Company for its existing coverage in the aggregate.

(c)                                  The obligations of Laredo and the Company under this Section 7.12 shall not be terminated or modified in such a manner as to adversely affect any director or officer to whom this Section 7.12 applies without the consent of such affected director or officer (it being expressly agreed that the directors and officers to whom this Section 7.12 applies shall be third-party beneficiaries of this Section 7.12, each of whom may enforce the provisions of this Section 7.12).

(d)                                 In the event Laredo, the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Laredo or the Company, as the case may be, shall assume all of the obligations set forth in this Section 7.12.

Section 7.13                                Amended LLC Agreement.  On or prior to the Closing Date, the Parties shall execute and deliver the Amended LLC Agreement in the form attached hereto as Exhibit H with only those changes (i) set forth in this Section 7.13 to reflect the final calculation of the BOE Allocation (as such term is defined in the Amended LLC Agreement) and the number of issued and authorized New Laredo Preferred Units and (ii) to insert the authorized number of Profits Units (as such term is defined in the Amended LLC Agreement) to be issued in accordance with the provisions of the Amended LLC Agreement.  The Parties agree that the BOE Allocation will be a percentage equal to (a) the Equity Consideration amount as adjusted and determined pursuant to Section 9.02 on or before the Closing divided by (b)(A) the quotient obtained by dividing (i) the Equity Consideration minus the Outstanding Amount by (ii) 50%, minus (B) the net amount of all adjustments to the Equity Consideration under Section 9.02 other than the Outstanding Amount.  Further, the Parties shall determine the final number of New Laredo Preferred Units to be authorized, issued and outstanding and set forth in the Amended LLC Agreement as an amount equal to (i) (A) the aggregate amount of Series A-1 Units and Series A-2 Units outstanding as of the Closing divided by (B) the LP Allocation (as such term is defined in the Amended LLC Agreement) times (ii) the BOE Allocation.  At the Closing, each of the Parties hereto shall execute and deliver, or shall use their reasonable efforts to cause such other Persons who are required to consent to an amendment of the LLC Agreement to execute and deliver, their respective signature pages to the Amended LLC Agreement to make such Agreement binding and enforceable at the Closing.

Section 7.14                                Execution of Agreement and Completion of Signature Page Schedules.  Contributor Representative shall use his reasonable efforts to cause (a) each Stockholder and Optionholder who will contribute its, his or her Owned Company Stock or a portion thereof pursuant hereto and who has not executed this Agreement as of the date hereof to execute this Agreement on or prior to June 24, 2011, upon which execution such holder shall become a “Contributor” hereunder and (b) each Contributor to complete the schedule attached to such Contributor’s signature page hereto on or prior to June 24, 2011.

ARTICLE VIII
CONDITIONS TO CLOSING

Section 8.01                                Conditions to the Company’s and Contributors’ Obligations.  The obligations of the Company and Contributors to consummate the transactions provided for herein are subject, at the option of the Company and Contributors, to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a)                                  Representations.  The representations and warranties of Laredo contained in this Agreement shall be true and correct in all material respects (provided that any such representation or warranty of Laredo that is qualified by a materiality standard shall be true and correct in all respects) as of the date of this Agreement and as of the Closing, as though made at and as of the Closing, except for representations or warranties made as of a specific date, which shall be true and correct in all material respects as of such date.

(b)                                 Performance.  Laredo shall have performed or complied in all material respects with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Laredo is required prior to or at the Closing Date.

(c)                                  Pending Matters.  No injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby or granting damages in connection therewith, shall have been issued and remain in force, and no suit, action or other proceeding (instituted by a Person other than any Contributor or its Affiliates) shall be pending before any Governmental Authority or threatened that seeks to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement or recover damages from Contributors resulting therefrom.

(d)                                 Consents.  All Approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been filed, occurred, or been obtained.

(e)                                  Execution and Delivery of Closing Documents.  Laredo shall have executed and acknowledged, as appropriate, and shall be ready, willing and able to deliver to Contributors all of the deliverables described in Section 9.04.

(f)                                    Purchase and Sale Agreement.  Immediately prior to the Closing, the sale and purchase of the Preferred Stock pursuant to the Purchase and Sale Agreement shall have been consummated.  Concurrently with and as part of the transactions under this Agreement (and immediately after the consummation of the sale and purchase of the Preferred Stock), the Closing and the sale and purchase of the vested Common Stock and Options pursuant to the Purchase and Sale Agreement shall be consummated.

(g)                                 Amended LLC Agreement.  The Contributors shall have received the signature pages to the Amended LLC Agreement from all holders of Existing Laredo Preferred Units, Contributors and each other Person whose consent and signature is required to amend the LLC Agreement.

(h)                                 Execution of Agreement and Completion of Signature Page Schedules.  Each Stockholder and Optionholder shall have executed an delivered its, his or her signature page(s) to this Agreement or the Purchase and Sale Agreement or both such agreements, such that all issued and outstanding shares of Series A Preferred Stock, vested Common Stock and vested Options will be contributed to Laredo hereunder and/or sold to LPI under the Purchase and Sale Agreement at Closing. Each Contributor shall have completed the schedule attached to such Contributor’s signature page hereto.

Section 8.02                                Conditions to Laredo’s Obligations.  The obligations of Laredo to consummate the transactions provided for herein are subject, at the option of Laredo, to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a)                                  Representations.  (i) The representations and warranties of the Company and each Contributor contained in this Agreement or in any certificate delivered pursuant to the provisions of this Agreement (other than Sections 6.01(g) and 6.02(g)) shall be true and correct in all material respects (provided that any such representation or warranty of a Contributor that is qualified by a materiality standard shall be true and correct in all respects) as of the date of this Agreement and as of the Closing, as though made at and as of the Closing, except for representations or warranties made as of a specific date, which shall be true and correct in all material respects as of such date, and (ii) the representations and warranties contained in Sections 6.01(g) and 6.02(g) shall be true and correct in all respects as of the date of this Agreement and as of the Closing, as though made at and as of the Closing, except for such representations or warranties made as of a specific date, which shall be true and correct in all respects as of such date.

(b)                                 Performance.  Contributors and the Company shall have performed or complied in all material respects with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Contributors or the Company is required prior to or at the Closing Date.

(c)                                  No Material Adverse Effect.  No event or circumstance has happened that has resulted in or could reasonably be expected to result in a Material Adverse Effect on the Company or any Contributor.

(d)                                 Pending Matters.  No injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby or granting damages in connection therewith, shall have been issued and remain in force, and no suit, action or other proceeding (instituted by a Person other than Laredo or its Affiliates) shall be pending before any Governmental Authority or threatened that seeks to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement or recover damages from Laredo or the Company resulting therefrom.

(e)                                  Consents.  (i) All Approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Authority or Third Person necessary for the consummation of the transactions contemplated hereby shall have been filed, occurred, or been obtained and (ii) Laredo shall have been furnished with evidence reasonably satisfactory to it of the consent or approval of each Person that is a party to a Company Material Contract and whose consent or approval shall be required in order to permit, or prevent a breach of such Contract or the creation of a right to terminate such Contract upon, the consummation of the transactions contemplated hereby and such consent or approval shall be in the form and substance reasonably satisfactory to Laredo.

(f)                                    Execution and Delivery of Closing Documents.  The Company and Contributors shall have executed and acknowledged, as appropriate, and shall be ready, willing and able to deliver to Laredo all of the deliverables described in Section 9.03.

(g)                                 Termination of Affiliate Contracts.  All Company Affiliate Contracts shall have been terminated without cost to Laredo.

(h)                                 Assumption of Liabilities of Excluded Assets.  Contributors shall have assumed all Liabilities with respect to the Excluded Assets (including any Non-Transferred Excluded Assets, if applicable) from and after the Closing Date to Laredo’s reasonable satisfaction.

(i)                                     Termination of Equity-Based Compensation Plans.  The Company shall take all actions necessary and appropriate to terminate the Company equity-based compensation plans set forth on Schedule 8.02(i) or amend such plans to freeze the benefits and the granting of additional awards thereunder.

(j)                                     Purchase and Sale Agreement.  Immediately prior to the Closing, the sale and purchase of the Preferred Stock pursuant to the Purchase and Sale Agreement shall have been consummated.  Concurrently with and as part of the transactions under this Agreement (and immediately after the consummation of the sale and purchase of the Preferred Stock), the Closing and the sale and purchase of the vested Common Stock and Options pursuant to the Purchase and Sale Agreement shall be consummated.

(k)                                  Amended LLC Agreement.  Laredo shall have received the signature pages to the Amended LLC Agreement from all holders of Existing Laredo Preferred Units, Contributors and each other Person whose consent and signature is required to amend the LLC Agreement.

(l)                                     Execution of Agreement and Completion of Signature Page Schedules.  Each Stockholder and Optionholder shall have executed and delivered its, his or her signature pages(s) to this Agreement or the Purchase and Sale Agreement or both such agreements, such that all issued and outstanding shares of Series A Preferred Stock, vested Common Stock and vested Options will be contributed to Laredo hereunder and/or sold to LPI under the Purchase and Sale Agreement at Closing. Each Contributor shall have completed the schedule attached to such Contributor’s signature page hereto.

ARTICLE IX
CLOSING

Section 9.01                                Time and Place of Closing.  If the conditions referred to in Article VIII have been satisfied or waived in writing, the contribution by Contributors and the purchase by Laredo of the Contributed Company Stock pursuant to this Agreement (the “Closing”) shall take place at the offices of Akin Gump Strauss Hauer and Feld LLP located at 1111 Louisiana Street, 44th Floor, Houston, Texas 77002, at 10:00 a.m., Houston time, on July 1, 2011 (the “Closing Date”) or such earlier or later date as is mutually agreed by the Parties; provided that such date shall be extended to the extent necessary to permit the cure of a Title Defect or Environmental Defect pursuant to Section 4.03(a) or Section 5.04(a), as applicable.

Section 9.02                                Adjustments to Equity Consideration at Closing.

(a)                                  At the Closing, the Equity Consideration shall be increased by the sum of all Laredo Title Defect Amounts and all Laredo Environmental Defect Amounts; provided that there shall be no increase in the Equity Consideration due to Title Defects or Environmental Defects until and unless the sum of all Laredo Title Defect Amounts and all Laredo Environmental Defect Amounts shall have exceeded the Aggregate Defect Threshold, at which time the Equity Consideration will be increased by the sum of all Laredo Title Defect Amounts and Laredo Environmental Defect Amounts.

(b)                                 At the Closing, the Equity Consideration shall be decreased by the following amounts:

(i)                                     the sum of all Company Title Defect Amounts and all Company Environmental Defect Amounts; provided that there shall be no decrease in the Equity Consideration due to Title Defects or Environmental Defects until and unless the sum of all Company Title Defect Amounts and all Company Environmental Defect Amounts shall have exceeded the Aggregate Defect Threshold, at which time the Equity Consideration will be decreased by the sum of all Company Title Defect Amounts and Company Environmental Defect Amounts;

(ii)                                  the amount paid or to be paid by LPI as cash consideration pursuant to the Purchase and Sale Agreement, which amount shall not exceed $100,000,000 in the aggregate; and

(iii)                               the Outstanding Amount.

Section 9.03                                Actions of the Company and Contributors at Closing.  At the Closing, the Company, Warburg, the Contributor Representative or Contributors, as applicable, shall deliver to Laredo:

(a)                                  the Transfer Documents;

(b)                                 a certificate from (i) each Contributor or an authorized officer of the applicable Contributor and (ii) an authorized officer of the Company in his capacity as an officer of the Company certifying that the conditions set forth in Section 8.02(a), (b) and (c) have been satisfied;

(c)                                  duly executed resignations from those officers and directors of the Company as set forth on Schedule 9.03(c)(i) and mutual releases of Liability in the form of Exhibit D-1, Exhibit D-2 and Exhibit E, as applicable, duly executed by Warburg, the Company and each of the officers, directors and employees of the Company set forth on Schedule 9.03(c)(ii), as applicable;

(d)                                 a certificate from each Contributor in form and substance reasonably satisfactory to Laredo to the effect that such Contributor is not a “foreign person” within the meaning of Section 1445 of the Code and the Treasury Regulations thereunder;

(e)                                  releases of all mortgages and terminations of security interests (in each case) with respect to the Company Credit Facility to be effective immediately after Closing;

(f)                                    signature pages to the Amended LLC Agreement, duly executed by each Contributor;

(g)                                 evidence of termination of all Company Affiliate Contracts;

(h)                                 evidence of termination of or amendment to freeze the Company equity-based compensation plans set forth on Schedule 8.02(i) by the Company;

(i)                                     evidence that all equity-based compensation awards have been terminated and cancelled pursuant to the Purchase and Sale Agreement;

(j)                                     duly executed signature pages to this Agreement of each Stockholder and Optionholder who will sell its, his or her Owned Company Stock or a portion thereof pursuant hereto and who has not executed this Agreement as of the date hereof;

(k)                                  completed schedules attached to such Contributor’s signature page hereto from each Contributor to the extent not completed and delivered to Laredo on the date hereof; and

(l)                                     any other agreements or instruments that are provided for herein or are necessary or desirable to effectuate the transactions contemplated hereby.

Section 9.04                                Actions of Laredo at Closing.  At the Closing, Laredo shall:

(a)                                  deliver to each Contributor such Contributor’s pro rata share (as set forth on Annex A) of the Adjusted Equity Consideration, in the form of a number of New Laredo Preferred Units determined in a manner consistent with Annex A;

(b)                                 deliver to Warburg and the Contributor Representative and the Company a certificate from an authorized officer of Laredo in his capacity as an officer of Laredo certifying that the conditions set forth in Section 8.01(a) and (b) have been satisfied.

(c)                                  deliver to the Company, Warburg and the Contributor Representative mutual releases of Liability in the form of Exhibit D-1, Exhibit D-2 and Exhibit E, as applicable, duly executed by Laredo;

(d)                                 deliver the Payoff Amount to the lenders in accordance with the Company Credit Facility; and

(e)                                  execute, acknowledge and deliver any other agreements or instruments provided for herein or necessary or desirable to effectuate the transactions contemplated hereby.

ARTICLE X
CONTRIBUTOR REPRESENTATIVE

Section 10.01                          Appointment of Contributor Representative.  Each Contributor (excluding Warburg) hereby constitutes and appoints David Braddock (or an entity that he controls) and any successor approved by Laredo in its sole discretion (the “Contributor Representative”) as such Contributor’s true and lawful agent and attorney-in-fact, to act in the name and on behalf of such Contributor as follows from the date hereof until the first anniversary of the Closing Date:

(a)                                  to hold from the date hereof and deliver to Laredo at the Closing all releases, assignments, stock powers, and other agreements and deliverables to be delivered by such Contributor pursuant to this Agreement;

(b)                                 to grant such waivers and consents on behalf of such Contributor under this Agreement as the Contributor Representative in his sole discretion shall deem advisable;

(c)                                  to receive and give receipt for all notices and other communications required or permitted to be given to such Contributor under this Agreement;

(d)                                 to exercise any and all of such Contributor’s rights under or in connection with this Agreement, exclusively, other than defense of an action by Laredo alleging the violation by such Contributor of Section 6.01 which such Contributor shall be permitted to defend; provided that the Company shall be permitted to receive any payment of liquidated damages pursuant to Section 12.02;

(e)                                  to amend this Agreement except to the extent such amendment would decrease the Equity Consideration, change or modify equity structure or adversely and disproportionately affect such Contributor whose consent has not been obtained, unless otherwise contemplated by this Agreement or the transactions contemplated hereby; and

(f)                                    to take any other action authorized or required to be taken by the Contributor Representative on behalf of such Contributor pursuant to the terms of this Agreement.

Each Contributor (excluding Warburg) acknowledges that the powers and authority granted in this Section 10.01 are coupled with an interest sufficient in Law to support an irrevocable power of attorney and, unless this Agreement is terminated pursuant to Article XII, shall be irrevocable to the fullest extent permitted by Law.  Each Contributor (excluding Warburg) agrees to indemnify Laredo for any Claims that arise against Laredo as a result of reliance on this power of attorney.  Each Contributor agrees that the arrangements in this Section 10.01 do not create any special relationship between such Contributor and the Contributor Representative, that the Contributor Representative is not a fiduciary to such Contributor and, to the extent permitted under applicable Law, that such Contributor will not bring any Claim against the Contributor Representative which relates to or results from his performance of the duties of the Contributor Representative as set forth in this Section 10.01.

Section 10.02                          Escrow of Closing Deliverables.  Contemporaneously with the execution of this Agreement by each Contributor, such Contributor (other than Warburg) hereby deposits with the Contributor Representative: (a) an executed assignment in the form of Exhibit F, which shall contain stock powers duly executed in blank representing the Contributed Company Stock owned by such Contributor and a spousal consent in the form of Exhibit G, if applicable (collectively, the “Transfer Documents”); (b) an executed Amended LLC Agreement, subject to any changes approved by the Contributor Representative and Laredo after the date of this Agreement and through the Closing; (c) duly executed resignations from those officers and directors of the Company as set forth on Schedule 9.03(c)(i); (d) mutual releases of Liability in the form of Exhibit D-1 and Exhibit D-2, duly executed by the Company and each of the officers, directors and employees of the Company set forth on Schedule 9.03(c)(ii); and (e) a certificate in form and substance reasonably satisfactory to Laredo that such Contributor is not a “foreign person” within the meaning of Section 1445 of the Code and the Treasury Regulations thereunder.  The Parties agree that such escrowed items shall remain in the possession of the Contributor Representative until the Closing at which time each Contributor hereby irrevocably authorizes the Contributor Representative to deliver them to Laredo in accordance with the other terms of this Agreement.

ARTICLE XI
CERTAIN POST-CLOSING OBLIGATIONS

Section 11.01                          Files.  To the extent that any Contributor has custody of any of the Company Files, Contributors shall make such Company Files available for pickup by Laredo within 10 days after the Closing and Laredo shall pick up such Company Files on such date or within 10 days thereafter.

Section 11.02                          Further Cooperation.  After the Closing, and subject to the terms and conditions of this Agreement, each Party, at the request of any other Party and without additional consideration, shall execute and deliver, or shall cause to be executed and delivered from time to time, such further instruments of conveyance and transfer and shall take such other action as the other Party may reasonably request to convey and deliver the Contributed Company Stock to Laredo in the manner contemplated by this Agreement and to otherwise effectuate the transactions contemplated by this Agreement.

Section 11.03                          Document Retention.

(a)                                  Inspection.  Subject to the provisions of Section 11.03(b) and Section 15.01(b), Laredo agrees, and will cause the Company to agree, that the Company Files shall be open for inspection by representatives of Contributors at reasonable times and upon reasonable notice during regular business hours for a period of three years following the Closing Date and that Contributors may, during such period and at their expense, make such copies thereof as they may reasonably request.

(b)                                 Destruction.  During the period set forth in Section 11.03(a), the Company shall be permitted to destroy or give up possession of any of the Company Files; provided that the Company have first offered Contributors the opportunity, at Contributors’ expense, to obtain such Company Files.

Section 11.04                          Suspense Accounts.  At Closing, with no adjustment to the Equity Consideration, the Company shall transfer to Laredo all funds held by the Company in suspense related to proceeds of production and attributable to Third Parties’ interests in the Properties or Hydrocarbon production from the Properties, including funds suspended awaiting minimum disbursement requirements, funds suspended under division orders and funds suspended for title and other defects.  Laredo agrees to administer, or cause the Company to administer, all such accounts and assume all payment obligations relating to such funds in accordance with all applicable Laws and shall be liable for the payment thereof to the proper parties.

Section 11.05                          Treatment of Excluded Assets.  The Company shall, at or prior to the Closing, distribute, transfer and assign each Excluded Asset to Contributors or their designee and obtain any consents required in connection therewith.  Laredo acknowledges that the inability of the Company to distribute, transfer or assign the Excluded Assets for any reason shall not delay Closing and any Excluded Asset that the Company is unable to so distribute, transfer or assign by the Closing shall be referred to as a “Non-Transferred Excluded Asset.”  Regardless whether any Excluded Asset is a Non-Transferred Excluded Asset, Contributors hereby assume all Liabilities related to all Excluded Assets.  From and after the Closing with respect to each Non-Transferred Excluded Asset, Laredo shall cause the Company to permit Contributors to exclusively direct and manage the Company’s participation in (and Laredo shall grant to Contributors or Contributors’ designee a power of attorney granting Contributors or such designee a full power of attorney with respect to) all negotiations, arbitrations, litigation, claims, and/or bankruptcy or other proceedings involving such Non-Transferred Excluded Asset, whether existing at the Closing or arising thereafter.  Laredo shall also permit Contributors to settle or compromise on behalf of the Company any Non-Transferred Excluded Asset in Contributors’ sole discretion, and shall promptly pay to Contributors any proceeds or recoveries received in connection with any Non-Transferred Excluded Asset.

Section 11.06                          Employee Matters.

(a)                                  For a period of one year after the Closing Date (the “Continuation Period”), Laredo shall, or shall cause the Company to, provide the Company Employees who remain employed by the Company, or who become employed by Laredo or its Affiliate, following the Closing Date (the “Continuing Employees”) with compensation and benefits substantially comparable in the aggregate (without regard to equity-based compensation) to their compensation and benefits (without regard to equity-based compensation) with the Company immediately prior to the Closing Date; provided, however, that Laredo reserves the right to amend, terminate, merge or suspend any Company Employee Plan or Laredo Employee Plan in its sole discretion.

(b)                                 Nothing contained in this Agreement is intended to confer upon (i) any Continuing Employee or (ii) any Company Employee any right to continued employment by Laredo, LPI or the Company, as applicable, at any time after the Closing Date.

(c)                                  Notwithstanding anything to the contrary in this Agreement, the individuals listed on Schedule 11.06(c) will not become Continuing Employees and their employment with the Company shall be terminated via their resignations without any severance on the Closing Date.

ARTICLE XII
TERMINATION

Section 12.01                          Right of Termination.  This Agreement and the transactions contemplated hereby may be completely terminated at any time at or prior to the Closing:

(a)                                  by mutual written consent of the Parties;

(b)                                 by the Company, Contributor Representative or Laredo, by written notice to the other, if the Closing shall not have occurred on or before July 1, 2011; provided, however, that (i) neither Party can so terminate this Agreement if such Party is at such time in intentional and knowing breach of any material provision of this Agreement that is within such Party’s reasonable control; and (ii) such date shall be extended to the extent necessary to permit the cure of a Title Defect or Environmental Defect pursuant to Section 4.03(a) or Section 5.04(a), as applicable, to up to August 1, 2011;

(c)                                  by the Company, Contributor Representative or Laredo, by written notice to the other, if the sum of the Company Title Defect Amount and the Company Environmental Defect Amount as properly submitted to the Company in accordance with Articles IV and V, respectively, exceeds the Aggregate Defect Threshold; provided that the termination right under this Section 12.01(c) shall not be applicable if the other Party exercised its right to cure a Title Defect or Environmental Defect with respect to the Company Properties pursuant to Section 4.03(a) or Section 5.04(a), as applicable, such Title Defect or Environmental Defect is so cured on or prior to August 1, 2011 and such cure results in the sum of the Title Defects and Environmental Defects with respect to the Company Properties not exceeding the Aggregate Defect Threshold;

(d)                                 by the Company, Contributor Representative or Laredo, if the sum of all Laredo Title Defect Amounts and all Laredo Environmental Defect Amounts, as properly submitted to Laredo in accordance with Articles IV and V, respectively, exceeds the Aggregate Defect Threshold; provided that the termination right under this Section 12.01(d) shall not be applicable if Laredo exercised its right to cure a Title Defect or Environmental Defect with respect to the Laredo Properties pursuant to Section 4.03(a) or Section 5.04(a), as applicable, such Title Defect or Environmental Defect is so cured on or prior to August 1, 2011 and such cure results in the sum of the Title Defects and Environmental Defects with respect to the Laredo Properties not exceeding the Aggregate Defect Threshold; or

(e)                                  by the Company, Contributor Representative or Laredo, pursuant to Section 7.08(b).

Section 12.02                          Effect of Termination.  In the event that the Closing does not occur as a result of a Party exercising its right to terminate pursuant to Section 12.01, then, except for the provisions of Section 1.01, Section 1.02, this Section 12.02, Section 13.03, Section 13.06, Section 14.01 and Article XV (other than Section 15.01 and Section 15.02), this Agreement shall thereafter be null and void and no Party shall have any rights or obligations under this Agreement, except that nothing herein shall relieve any Party from Liability for any knowing and intentional breach of its material covenants or agreements hereunder.  In the event of a termination of this Agreement as a result of a knowing and intentional breach by Laredo that is within Laredo’s reasonable control, in addition to other remedies available to Contributors at law or in equity, Laredo shall be liable to the Company and Contributors for all expenses incurred by such parties in connection with pursuing the transactions contemplated by this Agreement.  In the event of a termination of this Agreement as a result of a knowing and intentional breach by a Contributor or the Company that is in the Contributor’s or the Company’s reasonable control, as applicable, in addition to other remedies available to Laredo at law or in equity, the Company and Contributors shall be liable to Laredo for all expenses incurred by Laredo in connection with pursuing the transactions contemplated by this Agreement.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE ENTITLED TO RECEIVE ANY SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY, OTHER LAW OR OTHERWISE AND WHETHER OR NOT ARISING FROM THE OTHER PARTY’S SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT, EXCEPT SUCH DAMAGES THAT ARE PAYABLE TO A THIRD PARTY WITH RESPECT TO A THIRD PARTY CLAIM FOR WHICH ANY PERSON IS SEEKING INDEMNIFICATION HEREUNDER.

ARTICLE XIII
INDEMNIFICATION

Section 13.01                          Indemnification by Contributors and Laredo.  Subject to the other provisions of Article XIII, from and after Closing:

(a)                                  each Contributor severally and not jointly will defend, release, indemnify and hold harmless each of the Laredo Indemnitees (including, from and after the Closing, the Company and its officers, directors and/or managers, employees, agents and representatives) from and against any and all Liabilities caused by, arising from or attributable to (i) the breach by such Contributor of its representations or warranties contained in Section 6.01(g) as of the date of this Agreement and as of the Closing, as though made at and as of the Closing and (ii) the breach by the Company of its representations or warranties contained in Section 6.02(g) as of the date of this Agreement and as of the Closing, as though made at and as of the Closing; and

(b)                                 Laredo will defend, release, indemnify and hold harmless each of the Contributors and Company Indemnitees from and against any and all Liabilities caused by, arising from or attributable to the breach by Laredo of its representations or warranties contained in Section 6.03(d) and Section 6.03(h) as of the date of this Agreement and as of the Closing, as though made at and as of the Closing.

Section 13.02                          Limitations.  Contributors shall not incur, and shall have no obligation to Laredo Indemnitees under this Agreement or in connection with the transactions contemplated hereby with respect to, any Liability unless written notice of such Liability is provided to Warburg and the Contributor Representative within 12 months after Closing.  Further, each Contributor’s Liability with regard to its, his or her indemnification obligation under Section 13.01(b) shall be limited to such Contributor’s pro rata share of such Liability determined by taking the amount of the obligation under such section and multiplying it by a percentage determined by dividing the amount of Equity Consideration received by such Contributor under this Agreement by the aggregate amount of Equity Consideration received by all Contributors under this Agreement.  Laredo shall not incur, and shall have no obligation to Company Indemnitees under this Agreement or in connection with the transactions contemplated hereby with respect to, any Liability unless written notice of such Liability is provided to Laredo within 12 months after Closing.

Section 13.03                          Remedies.  Notwithstanding anything to the contrary in this Agreement, (a) Laredo shall be entitled to all remedies at law or in equity against any Contributor for such Contributor’s breach of the representations and warranties contained in Sections 6.01(g) and 6.02(g) and (b) Contributors and the Company shall be entitled to all remedies at law or in equity against Laredo for its breach of the representations and warranties contained in Section 6.03(d) and Section 6.03(h).

Section 13.04                          Negligence and Fault. THE DEFENSE, RELEASE, INDEMNIFICATION AND HOLD HARMLESS OBLIGATIONS SET FORTH IN THIS AGREEMENT (INCLUDING SECTION 13.01) SHALL ENTITLE THE INDEMNITEE TO SUCH DEFENSE, RELEASE, INDEMNIFICATION AND HOLD HARMLESS HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE CLAIM GIVING RISE TO SUCH OBLIGATION IS THE RESULT OF: (A) STRICT LIABILITY, (B) THE VIOLATION OF ANY LAW BY SUCH INDEMNITEE OR BREACH OF DUTY (STATUTORY OR OTHERWISE), (C) THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE OF SUCH INDEMNITEE, OR (D) OTHER FAULT OF SUCH INDEMNITEE.

Section 13.05                          Exclusive Remedy.  Except to the extent expressly set forth in any Transaction Document (other than this Agreement) delivered herewith, from and after Closing, each of the Parties acknowledges and agrees that its sole and exclusive remedy with respect to any and all Liabilities pursuant to or in connection with this Agreement, the contribution of the Contributed Company Stock by Contributors in exchange for the Equity Consideration or otherwise in connection with the transactions contemplated hereby shall be limited to the indemnification provisions set forth in this Agreement.

Section 13.06                          Expenses.  Notwithstanding anything herein to the contrary, the foregoing defense, release, indemnity and hold harmless obligations shall not apply to, and, except as otherwise set forth in Section 12.02, each of Laredo and the Company shall be solely responsible for, all expenses, including due diligence expenses, incurred by it to enter into, and consummate the transactions contemplated by, this Agreement and the Purchase and Sale Agreement; the Parties understand and agree that the expenses of Thompson & Knight LLP, who has been engaged by the Company to negotiate this Agreement and the Purchase and Sale Agreement, and the transactions contemplated therein, shall be the expenses of the Company.

Section 13.07                          Survival.

(a)                                  The representations and warranties of Contributors in Sections 6.01(g) and 6.02(g) and Laredo in Sections 6.03(d) and 6.03(h) shall survive the Closing for a period of 12 months.  All other representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Closing.  This Section 13.07(a) shall not limit any covenant or agreement of the parties to this Agreement which, by its terms, contemplates performance after the Closing Date.

(b)                                 The indemnities in Section 13.01 shall terminate as of the termination date of each respective representation, warranty, covenant or agreement that is subject to indemnification, except in each case as to matters for which a specific written claim for indemnity has been delivered to Contributors or Laredo, as applicable, on or before such termination date.

Section 13.08                          Indemnification Actions.  All claims for indemnification under this Article XIII shall be asserted and resolved as follows:

(a)                                  For purposes of this Agreement, the term “Indemnitor” when used in connection with particular damages shall mean the Person having an obligation to indemnify another Person or Persons with respect to such damages pursuant to this Agreement, and the term “Indemnitee” when used in connection with particular damages shall mean a Person having the right to be indemnified with respect to such damages pursuant to this Agreement.

(b)                                 To make a claim for indemnification under this Article XIII, an Indemnitee shall notify the Indemnitor of its claim, including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”).  In the event that the claim for indemnification is based upon a claim by a Third Party against the Indemnitee (a “Claim”), the Indemnitee shall provide its Claim Notice promptly after the Indemnitee has actual knowledge of the Claim and shall enclose a copy of all papers (if any) served with respect to the Claim; provided that the failure of any Indemnitee to give notice of a Claim as provided in this Section 13.08 shall not relieve the Indemnitor of its obligations under this Article XIII except to the extent (and only to the extent of such incremental damages incurred) such failure results in insufficient time being available to permit the Indemnitor to effectively defend against the Claim or otherwise prejudices the Indemnitor’s ability to defend against the Claim.  In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement that was inaccurate or breached.

(c)                                  In the case of a claim for indemnification based upon a Claim, the Indemnitor shall have 30 days from its receipt of the Claim Notice to notify the Indemnitee whether or not it agrees to indemnify and defend the Indemnitee against such Claim under this Article XIII.  The Indemnitee is authorized, prior to and during such 30 day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnitor and that is not prejudicial to the Indemnitor.

(d)                                 If the Indemnitor agrees to indemnify the Indemnitee, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Claim.  The Indemnitor shall have full control of such defense and proceedings, including any compromise or settlement thereof.  If requested by the Indemnitor, the Indemnitee agrees to cooperate in contesting any Claim which the Indemnitor elects to contest (provided, however, that the Indemnitee shall not be required to bring any counterclaim or cross-complaint against any Person).  The Indemnitee may participate in, but not control, at its sole cost and expense, any defense or settlement of any Claim controlled by the Indemnitor pursuant to this Section 13.08.  An Indemnitor shall not, without the written consent of the Indemnitee, in the Indemnitee’s sole discretion, settle any Claim or consent to the entry of any judgment with respect thereto that (i) does not result in a final resolution of the Indemnitee’s Liability with respect to the Claim (including, in the case of a settlement, an unconditional written release of the Indemnitee from all Liabilities in respect of such Claim), (ii) may materially and adversely affect the Indemnitee (other than as a result of money damages covered by the indemnity) or (iii) includes any non-monetary remedy.

(e)                                  If the Indemnitor does not agree to indemnify the Indemnitee within the 30 day period specified in Section 13.08(c) or fails to give notice to the Indemnitee within such 30 day period regarding its election or if the Indemnitor agrees to indemnify, but fails to diligently defend or settle the Claim, then the Indemnitee shall have the right to defend against the Claim (at the sole cost and expense of the Indemnitor, if the Indemnitee is entitled to indemnification hereunder), with counsel of the Indemnitee’s choosing; provided, however, that the Indemnitee shall make no settlement, compromise, admission or acknowledgment that would give rise to Liability on the part of any Indemnitor without the prior written consent of such Indemnitor, which consent shall not be unreasonably withheld, conditioned or delayed.

(f)                                    In the case of a claim for indemnification not based upon a Claim, the Indemnitor shall have 30 days from its receipt of the Claim Notice to (i) cure the damages complained of, (ii) agree to indemnify the Indemnitee for such Liabilities, or (iii) dispute the claim for such damages. If such Indemnitor does not respond to such Claim Notice within such 30 day period, such Indemnitor will be deemed to dispute the claim for damages.

Section 13.09                          Release.  As of Closing, each Contributor for itself and its successors and assigns unconditionally and irrevocably fully and forever releases and discharges the Company and Laredo and each of their respective officers, directors, successors, assigns, parents and Affiliates from any and all claims, remedies, suits, damages and liabilities of any kind arising out of or relating in any respect to such Contributor’s ownership of any debt, equity or other interest in the Company prior to the Closing Date.

ARTICLE XIV
LIMITATIONS ON REPRESENTATIONS AND WARRANTIES

Section 14.01                          Disclaimers of Representations and Warranties.

(a)                                  EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT, (I) NONE OF THE COMPANY, CONTRIBUTORS OR LAREDO MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, (II) THE COMPANY AND CONTRIBUTORS EXPRESSLY DISCLAIM ALL

LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO LAREDO OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO LAREDO BY ANY OFFICER, DIRECTOR, SUPERVISOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF CONTRIBUTORS OR ANY OF THEIR AFFILIATES) AND (III) LAREDO EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO CONTRIBUTORS OR THE COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO CONTRIBUTORS OR THE COMPANY BY ANY OFFICER, DIRECTOR, SUPERVISOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF LAREDO OR ANY OF ITS AFFILIATES).

(b)                                 EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT, THE COMPANY, CONTRIBUTORS AND LAREDO EXPRESSLY DISCLAIM AND NEGATE, AND EACH OF THE COMPANY, CONTRIBUTORS AND LAREDO HEREBY WAIVES (OTHER THAN WITH RESPECT TO FRAUD) (I) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (II) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (III) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (IV) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (V) ANY CLAIMS BY LAREDO, THE COMPANY OR CONTRIBUTORS, AS APPLICABLE, FOR DAMAGES BECAUSE OF REDHIBITORY VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN AS OF THE BALANCE SHEET DATE OR THE CLOSING DATE, AND (VI) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW; IT BEING THE EXPRESS INTENTION OF LAREDO, THE COMPANY AND CONTRIBUTORS THAT, EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT, (A) THE CONTRIBUTED COMPANY STOCK AND, INDIRECTLY, THE ASSETS, AND (B) NEW LAREDO PREFERRED UNITS SHALL BE CONVEYED TO LAREDO OR CONTRIBUTORS, AS APPLICABLE, IN THEIR PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS,” WITH ALL FAULTS, AND THAT EACH PARTY HAS MADE OR SHALL MAKE PRIOR TO CLOSING SUCH INSPECTIONS AS SUCH PARTY DEEMS APPROPRIATE.

(c)                                  CONTRIBUTORS, THE COMPANY AND LAREDO AGREE THAT THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION 14.01 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

ARTICLE XV
MISCELLANEOUS

Section 15.01                          Tax Matters.

(a)                                  Each Party shall bear all Taxes imposed on it as a result of the transactions contemplated hereby, except as otherwise specifically provided herein. Each Party shall timely file, to the extent required by or permissible under applicable Law, all Tax Returns and other documentation with respect to any such Taxes.  Laredo shall cause to be prepared and filed all Tax Returns of the Company that are required to be filed after the Closing Date, provided, however, that Laredo will allow PriceWaterhouseCoopers LLP to continue and complete the preparation of the income Tax Returns for the 2010 taxable year (the “2010 Returns”).  Laredo shall cause to be prepared and filed the income Tax Returns of the Company for the short period ending on the Closing Date (the “Short Period 2011 Returns”).  The Contributor Representative shall be entitled to review and comment on the 2010 Returns and the Short Period 2011 Returns and the Contributor Representative’s reasonable comments shall be considered in the preparation of such Tax Returns in Laredo’s sole discretion.

(b)                                 Each Party shall use commercially reasonable efforts to cooperate fully with the other Party, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such proceeding and making employees (to the extent such employees were responsible for the preparation, maintenance or interpretation of information and documents relevant to Tax matters or to the extent required as witnesses in any Tax proceedings), available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Each Party agrees to retain all of its books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the applicable statute of limitations and to abide by all record retention agreements entered into with any Governmental Authority.

(c)                                  For federal income tax purposes, it is intended by the parties hereto that the contributions contemplated by Section 3.01 of this Agreement qualify as a contribution of property within the meaning of Section 721(a) of the Code, and the Treasury Regulations promulgated thereunder.

Section 15.02                          Filings, Notices and Certain Governmental Approvals.  As soon as reasonably possible after the Closing, but in no event later than 120 days after such Closing, Laredo shall use its commercially reasonable efforts to cause the Company to change its name so as not to include, and cease doing business under any name that includes, the word “Broad Oak Energy” or any derivative thereof.  Notwithstanding anything to the contrary in this Agreement, upon such name change, Laredo shall use its commercially reasonable best efforts to notify and transfer the “Broad Oak Energy” name and the website, email addresses and logo associated therewith to David B. Braddock.  Promptly after Closing, Laredo shall use its commercially reasonable efforts to make all requisite filings with, and provide the requisite notices to, the appropriate Governmental Authorities to accomplish all transactions contemplated by this Agreement.

Section 15.03                          Entire Agreement.  The Confidentiality Agreements, which will terminate at Closing, this Agreement, the documents to be executed pursuant hereto and the exhibits and schedules attached hereto constitute the entire agreement among the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.  Subject to Section 7.08(b), Section 10.01 and this Section 15.03, no supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Parties to be bound and specifically referencing this Agreement as being supplemented, amended, altered, modified, waived or terminated.  The Parties acknowledge and agree that additional Stockholders and Optionholders may subsequently execute and deliver additional signature pages to this Agreement and become Parties hereto as Contributors under this Agreement at the time of such delivery, and notwithstanding such additional signatories and Parties, each Party executing this Agreement shall be bound by the terms and provisions of this Agreement from and after its execution and delivery of its signature page hereto until this Agreement is terminated in accordance with the terms hereof.

Section 15.04                          Waiver.  No waiver of any of the provisions of this Agreement or rights hereunder shall be deemed or shall constitute a waiver of any other provisions hereof or right hereunder (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 15.05                          Publicity.  The Parties have agreed to issue a press release as of the date hereof announcing the transactions contemplated hereby.  Contributors and, until the Closing, the Company, and Laredo will consult with each other before issuing any other press release or otherwise making any public written statements with respect to this Agreement and the transactions contemplated hereby, and none of Contributors, the Company or Laredo shall issue any such press release or make any such written public statement without the prior consent of the other parties, which consent shall not be unreasonably withheld; provided that notwithstanding anything to the contrary set forth in this Agreement or the Confidentiality Agreement, (a) Laredo shall have the right to disclose information relating to this Agreement and the transactions contemplated hereby without the consent of Contributors and the Company if Laredo is required to make such disclosure under applicable law or regulation, including the Securities Act or the Securities Exchange Act of 1934, as amended and (b) Laredo shall have the right, upon the execution of this Agreement, to disclose this Agreement, the transactions contemplated hereby, the reserve report prepared by Ryder Scott Company, L.P. on behalf of Laredo with respect to the Company Properties and the Company Reserve Report to the lenders under the Laredo Credit Facility and any other potential lenders in connection with the financing of the transactions contemplated hereby; provided, further, that each Contributor shall be severally and not jointly liable for its own violation of this covenant.

Section 15.06                          No Third Party Beneficiaries.  Except with respect to the Persons included within the definition of Indemnitee, Contributor Indemnitees or Laredo Indemnitees (and in such cases, only to the extent expressly provided herein) and any Persons who subsequently execute this Agreement and become Contributors hereunder, nothing in this Agreement shall provide any benefit to any Third Party or entitle any Third Party to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties that this Agreement shall not be construed as a Third Party beneficiary contract.

Section 15.07                          Assignment.  No Party may assign or delegate any of its rights or duties hereunder without the prior written consent of the other Parties and any assignment made without such consent shall be void.  Any assignment made by any Party as permitted hereby shall not relieve such Party from any Liability hereunder.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors, assigns and legal representatives.

Section 15.08                          Governing Law.  THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.  ALL OF THE PARTIES HERETO CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES SITTING IN DELAWARE FOR ANY ACTION ARISING OUT OF THIS AGREEMENT.  ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE EXCLUSIVELY LITIGATED IN SUCH DELAWARE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 15.09                          Notices.  Any notice, communication, request, instruction or other document required or permitted hereunder shall be given in writing and delivered in person or sent by United States mail (postage prepaid, return receipt requested), email or facsimile to the applicable addresses set forth below.  Any such notice shall be effective upon receipt only if received during normal business hours or, if not received during normal business hours, on the next Business Day.

Warburg:	Warburg Pincus Private Equity IX, L.P.
450 Lexington Ave.
New York, New York 10017
Attention: James R. Levy
Fax: (646) 861-4823
Email: james.levy@warburgpincus.com

Contributors (other than Warburg):	c/o David B. Braddock, as Contributor
(prior to Closing)	Representative
1775 Wittington Place
Suite 500
Dallas, Texas 75234
Fax: (469) 522-7801

Email: david.braddock@broadoakenergy.com

Contributors (other than Warburg):	c/o David B. Braddock, as Contributor
(after Closing)	Representative
P.O. Box 2448
Coppell, Texas 75019
Fax: 469-549-1560
Email:

The Company:	Broad Oak Energy, Inc.
(prior to Closing)	Attention: David B. Braddock
1755 Wittington Place
Suite 500
Dallas, Texas 75234
Fax: (469) 522-7801
Email: david.braddock@broadoakenergy.com

With a copy to:	Thompson & Knight LLP
Attention: Timothy Samson
333 Clay Street, Suite 3300
Houston, TX 77002
Fax: (832) 397-8068
Email: Tim.Samson@tklaw.com

The Company:	Broad Oak Energy, Inc.
(after Closing)	Attention: Jerry Schuyler
15 W. Sixth Street
Suite 1800
Tulsa, Oklahoma 74119
Fax: (918) 513-4571
Email: jschuyler@laredopetro.com

Laredo:	Laredo Petroleum, LLC
Attention: Jerry Schuyler
15 W. Sixth Street
Suite 1800
Tulsa, Oklahoma 74119
Fax: (918) 513-4571
Email: jschuyler@laredopetro.com

With a copy to:	Akin Gump Strauss Hauer & Feld LLP

Attention: Christine LaFollette
1111 Louisiana Street
44th Floor
Houston, TX 77002
Fax: (713) 236-0822
Email: clafollette@akingump.com

Each Party may, by written notice so delivered, change its address for notice purposes hereunder.

Section 15.10                          Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 15.11                          Counterparts.  This Agreement may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument.  Any signature hereto delivered by a Party by facsimile transmission or electronic mail shall be deemed an original signature hereto.

Section 15.12                          Injunctive Relief.  To the extent this Agreement is not terminated in accordance with Section 12.01, the Parties acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were knowingly and intentionally not performed in accordance with their specific terms or were otherwise knowingly and intentionally breached.  It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent knowing and intentional breaches of the provisions of this Agreement to the extent not terminated pursuant to Section 12.01, and shall be entitled to enforce specifically the provisions of this Agreement to the extent not terminated pursuant to Section 12.01, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the Parties may be entitled under this Agreement or at law or in equity.

[The remainder of this page is left intentionally blank.]

IN WITNESS WHEREOF, the Company, Contributors and Laredo have executed this Agreement as of the date first written above.

Company:

BROAD OAK ENERGY, INC.

By:	/s/ David B. Braddock
Name:	David B. Braddock
Title:	Chairman and Chief Executive Officer

Signature Page to the Contribution Agreement

Contributor:

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By:	Warburg Pincus IX, LLC, its General Partner

By:	Warburg Pincus Partners LLC, its Sole Member

By:	Warburg Pincus & Co., its Managing Member

By:	/s/ Peter R. Kagan
Name:	Peter R. Kagan
Title:	Partner

Number of shares of Preferred Stock owned and number of shares of Preferred Stock to be contributed are set forth on the schedule attached hereto.

Signature Page to the Contribution Agreement

Contributor:

/s/ D. B. Braddock
Name: David B. Braddock

Number of shares of Preferred Stock owned, number of shares of Preferred Stock to be contributed, number of shares of Common Stock owned, number of shares of Common Stock to be contributed, number of Options owned, number of Options to be contributed and marital status are set forth on the schedule attached hereto.

Signature Page to the Contribution Agreement

Contributor:

/s/ D. B. Braddock
Name: David B. Braddock Family, LLC

Number of shares of Preferred Stock owned, number of shares of Preferred Stock to be contributed, number of shares of Common Stock owned, number of shares of Common Stock to be contributed, number of Options owned, number of Options to be contributed and marital status are set forth on the schedule attached hereto.

Signature Page to the Contribution Agreement

Contributor:

/s/ D. B. Braddock
Name: Sandra R. Braddock Family, LLC

Number of shares of Preferred Stock owned, number of shares of Preferred Stock to be contributed, number of shares of Common Stock owned, number of shares of Common Stock to be contributed, number of Options owned, number of Options to be contributed and marital status are set forth on the schedule attached hereto.

Signature Page to the Contribution Agreement

Contributor:

/s/ John Coss
Name: John Coss

Number of shares of Preferred Stock owned, number of shares of Preferred Stock to be contributed, number of shares of Common Stock owned, number of shares of Common Stock to be contributed, number of Options owned, number of Options to be contributed and marital status are set forth on the schedule attached hereto.

Signature Page to the Contribution Agreement

Contributor:

/s/ John Vering
Name: John Vering

Number of shares of Preferred Stock owned, number of shares of Preferred Stock to be contributed, number of shares of Common Stock owned, number of shares of Common Stock to be contributed, number of Options owned, number of Options to be contributed and marital status are set forth on the schedule attached hereto.

Signature Page to the Contribution Agreement

Contributor:

/s/ Robert Leibrecht
Name: Robert Leibrecht

Number of shares of Preferred Stock owned, number of shares of Preferred Stock to be contributed, number of shares of Common Stock owned, number of shares of Common Stock to be contributed, number of Options owned, number of Options to be contributed and marital status are set forth on the schedule attached hereto.

Signature Page to the Contribution Agreement

Contributor:

/s/ James H. Sherrill
Name: James H. Sherrill

Number of shares of Preferred Stock owned, number of shares of Preferred Stock to be contributed, number of shares of Common Stock owned, number of shares of Common Stock to be contributed, number of Options owned, number of Options to be contributed and marital status are set forth on the schedule attached hereto.

Signature Page to the Contribution Agreement

Contributor:

/s/ James H. Sherrill
Name: James H. Sherrill

Number of shares of Preferred Stock owned, number of shares of Preferred Stock to be contributed, number of shares of Common Stock owned, number of shares of Common Stock to be contributed, number of Options owned, number of Options to be contributed and marital status are set forth on the schedule attached hereto.

Signature Page to the Contribution Agreement

Contributor:

/s/ Robert N. Skinner
Name: Robert N. Skinner

Number of shares of Preferred Stock owned, number of shares of Preferred Stock to be contributed, number of shares of Common Stock owned, number of shares of Common Stock to be contributed, number of Options owned, number of Options to be contributed and marital status are set forth on the schedule attached hereto.

Signature Page to the Contribution Agreement

Contributor:

/s/ Randy Foutch
Name: Randy Foutch

Number of shares of Preferred Stock owned, number of shares of Preferred Stock to be contributed, number of shares of Common Stock owned, number of shares of Common Stock to be contributed, number of Options owned, number of Options to be contributed and marital status are set forth on the schedule attached hereto.

Signature Page to the Contribution Agreement

Contributor:

By:	/s/ Randy A. Foutch, Manager
Name: Lariat Ranch LLC

Number of shares of Preferred Stock owned, number of shares of Preferred Stock to be contributed, number of shares of Common Stock owned, number of shares of Common Stock to be contributed, number of Options owned, number of Options to be contributed and marital status are set forth on the schedule attached hereto.

Signature Page to the Contribution Agreement

Contributor:

/s/ Kenneth Dickerman
Name: Kenneth Dickerman

Number of shares of Preferred Stock owned, number of shares of Preferred Stock to be contributed, number of shares of Common Stock owned, number of shares of Common Stock to be contributed, number of Options owned, number of Options to be contributed and marital status are set forth on the schedule attached hereto.

Signature Page to the Contribution Agreement

Contributor:

/s/ Don A. Edwards
Name: Don A. Edwards

Number of shares of Preferred Stock owned, number of shares of Preferred Stock to be contributed, number of shares of Common Stock owned, number of shares of Common Stock to be contributed, number of Options owned, number of Options to be contributed and marital status are set forth on the schedule attached hereto.

Signature Page to the Contribution Agreement

Contributor:

/s/ David A. Scott
Name: David A. Scott

Number of shares of Preferred Stock owned, number of shares of Preferred Stock to be contributed, number of shares of Common Stock owned, number of shares of Common Stock to be contributed, number of Options owned, number of Options to be contributed and marital status are set forth on the schedule attached hereto.

Signature Page to the Contribution Agreement

Contributor:

/s/ John Weaver
Name: John Weaver

Number of shares of Preferred Stock owned, number of shares of Preferred Stock to be contributed, number of shares of Common Stock owned, number of shares of Common Stock to be contributed, number of Options owned, number of Options to be contributed and marital status are set forth on the schedule attached hereto.

Signature Page to the Contribution Agreement

Contributor:

/s/ M. Greg Wilkes
Name: M. Greg Wilkes

Number of shares of Preferred Stock owned, number of shares of Preferred Stock to be contributed, number of shares of Common Stock owned, number of shares of Common Stock to be contributed, number of Options owned, number of Options to be contributed and marital status are set forth on the schedule attached hereto.

Signature Page to the Contribution Agreement

Contributor:

/s/ Linda Brzozowski
Name: Linda Brzozowski

Number of shares of Preferred Stock owned, number of shares of Preferred Stock to be contributed, number of shares of Common Stock owned, number of shares of Common Stock to be contributed, number of Options owned, number of Options to be contributed and marital status are set forth on the schedule attached hereto.

Signature Page to the Contribution Agreement

Contributor:

/s/ Mary Nava
Name: Mary Nava

Number of shares of Preferred Stock owned, number of shares of Preferred Stock to be contributed, number of shares of Common Stock owned, number of shares of Common Stock to be contributed, number of Options owned, number of Options to be contributed and marital status are set forth on the schedule attached hereto.

Signature Page to the Contribution Agreement

Contributor:

/s/ J. Barry Brokaw
Name: J. Barry Brokaw

Number of shares of Preferred Stock owned, number of shares of Preferred Stock to be contributed, number of shares of Common Stock owned, number of shares of Common Stock to be contributed, number of Options owned, number of Options to be contributed and marital status are set forth on the schedule attached hereto.

Signature Page to the Contribution Agreement

Laredo:

LAREDO PETROLEUM, LLC

By:	/s/ Jerry Schuyler
Name:	Jerry Schuyler
Title:	President and Chief Operating Officer

Signature Page to the Contribution Agreement

EXHIBIT D-1

MUTUAL RELEASE AGREEMENT

This Mutual Release Agreement (“Release”) is made and entered into by and among                      (“Director”), Broad Oak Energy, Inc., a Delaware corporation (the “Company”), Laredo Petroleum, LLC, a Delaware limited liability company (“Laredo”) and Laredo Petroleum, Inc., a Delaware corporation (“LPI”). Director, the Company, Laredo and LPI are hereinafter referred to, collectively, as the “Parties” and, individually, as a “Party.” Any defined term used herein but not otherwise defined shall have the meaning given such term in the Contribution Agreement (as hereinafter defined).

RECITALS

WHEREAS, Director is a director on the Board of Directors of the Company (the “Board”);

WHEREAS, Director will cease to be a director on the Board at the closing (the “Closing”) of the transactions contemplated by that certain Contribution Agreement, dated as of June 15, 2011 (the “Contribution Agreement”), by and among the Company, Laredo and certain contributors thereto, and that certain Stock Purchase and Sale Agreement, dated as of June 15, 2011, by and among LPI and certain sellers named therein (the “Purchase and Sale Agreement”);

[WHEREAS, Director has certain ownership interests in the Company;](1)

WHEREAS, pursuant to the Contribution Agreement and the Purchase and Sale Agreement, the delivery by Director of this Release is a condition to Closing; and

WHEREAS, the Parties desire to mutually release each other from claims and causes of action as hereinafter set forth.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                       Prior Rights and Obligations. The Parties agree that this Release, the Contribution Agreement, the Purchase and Sale Agreement and any other agreements entered into pursuant to the Contribution Agreement and the Purchase and Sale Agreement will extinguish and supersede all rights, if any, which Director or the Company may have, contractual or otherwise, (a) relating to Director’s continued service on, or resignation

(1) To be deleted as appropriate.

from, the Board or (b) Director’s ownership of any equity or other interests in the Company (including any incentive units, options, warrants or other rights to acquire any equity or other interest in the Company whether vested or unvested as of the date hereof), including any rights under (i) the Amended and Restated Certificate of Incorporation of the Company, dated March 26, 2009, (ii) the Bylaws of the Company, dated May 14, 2006 (iii) the Stockholders’ Agreement, dated as of May 16, 2006, among the Company and the stockholders party thereto, as amended by the Amendment Agreement to the Stockholders’ Agreement, dated as of March 26, 2009, (iv) the Registration Rights Agreement, dated as of May 16, 2006, among the Company and the persons listed on the signature pages thereto, as amended by the Amendment Agreement to the Registration Rights Agreement, dated as of March 26, 2009, and (v) the Company’s 2006 Stock Incentive Plan, as amended (collectively, the “Organizational Documents”).

2.                                       Consideration. The Parties agree that by mutually releasing any claims that they might have against each other, their respective releases in this Release are supported by sufficient consideration.

3.                                       Director’s Release of Claims Against the Company, Laredo and LPI. Director, for himself or herself and on behalf of any Person claiming by, through or under him or her, hereby releases and discharges the Company, Laredo and LPI, along with their owners, partners, members, affiliates, officers, directors, employees, agents, attorneys and insurers (collectively, the “Company Released Parties”), from any and all obligations and claims, demands and causes of action, whether known or unknown, that have accrued or may accrue and that relate to acts or omissions prior to Closing or that relate to the Closing (including any and all damages, whether known or unknown, arising by statute, common law, in contract, in tort or otherwise, of any kind, character or nature whatsoever) (1) arising from Director’s service on, or resignation from, the Board (including any claims for compensation, benefits, expenses, costs, damages or remuneration), (2) relating to Director’s ownership of any equity or other interests in the Company, (3) arising under the Organizational Documents, or (4) relating to actions or omissions of the Company, or any acts or omissions of Director, the directors, shareholders, members, officers or employees (former or present) of the Company, including in each case any and all claims which Director does not know or suspect to exist in its favor as of the date hereof or upon Closing (collectively, the “Company’s Released Claims”).  Director agrees not to assert any claim or file or permit to be filed or accept benefit from any claim, complaint or petition relating to the Company’s Released Claims, and agrees to indemnify, defend and hold harmless each Company Released Party from any Liabilities arising from any claim, complaint or petition that is in violation of this sentence; provided, however, this shall not limit Director from filing an action for the sole purpose of enforcing its rights under this Release. THE RELEASES APPLY TO ALL CLAIMS, AND DIRECTOR AGREES TO WAIVE THE BENEFITS OF ANY LAW (INCLUDING PRINCIPLES OF COMMON LAW) OF ANY STATE OR TERRITORY OR ANY OTHER JURISDICTION THAT PROVIDES THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN SUCH PARTY’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY SUCH

2

PARTY MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE RELEASED PARTY.

4.                                       Release of Claims Against Director by the Company, Laredo and LPI. Each of the Company, Laredo and LPI releases and discharges Director from any and all obligations and claims, demands and causes of action, whether known or unknown, that have accrued or may accrue and that relate to acts or omissions prior to Closing or that relate to the Closing (including any and all damages, whether known or unknown, arising by statute, common law, in contract, in tort or otherwise, of any kind, character or nature whatsoever) (1) arising under the Organizational Documents, or (2) in connection with Director acting in his or her capacity as a Director of the Board at or prior to Closing, including in each case any and all claims which the Company, Laredo or LPI does not know or suspect to exist in its favor as of the date hereof or upon Closing. Notwithstanding anything herein to the contrary, nothing in this Release shall limit in any way any right of Laredo or LPI, as applicable, (i) to seek indemnification under Article XIII of the Contribution Agreement and/or Article VII of the Purchase and Sale Agreement or (ii) under any agreement to which Laredo or LPI, on the one hand, and Director, on the other hand, are parties. Each of the Company, Laredo and LPI agrees not to assert any claim or file or permit to be filed or accept benefit from any claim, complaint or petition relating to any matter released and discharged under this Section 4, and agrees to indemnify, defend and hold harmless Director from any Liabilities arising from any claim, complaint or petition that is in violation of this sentence; provided, however, this shall not limit the Company, Laredo or LPI from filing an action for the sole purpose of enforcing its rights under this Release. THE RELEASES APPLY TO ALL CLAIMS, AND EACH OF THE COMPANY, LAREDO AND LPI AGREES TO WAIVE THE BENEFITS OF ANY LAW (INCLUDING PRINCIPLES OF COMMON LAW) OF ANY STATE OR TERRITORY OR ANY OTHER JURISDICTION THAT PROVIDES THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN SUCH PARTY’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY SUCH PARTY MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE RELEASED PARTY.

5.                                       Warranties. Director agrees, represents and warrants that:

(a)                                  The releases and other agreements made by the Company, Laredo and LPI in this Release are good and sufficient consideration for its execution of this Release.

(b)                                 Director has not filed any claims, appeals, complaints, charges or lawsuits against the Company with any governmental agency or court.

(c)                                  Director acknowledges and agrees that he or she (i) has received or had full access to all the information he or she considered necessary or appropriate to make an informed decision with respect to his or her execution of this Release and (ii) has had an opportunity to ask questions and receive answers from the Company, Laredo and LPI regarding the terms and conditions of this Release.

3

Each of the Company, Laredo and LPI agrees, represents and warrants that the releases and other agreements made by Director in this Release are good and sufficient consideration for its execution of this Release.

6.                                       Choice of Law. This Release shall be interpreted and construed in accordance with and shall be governed by the laws of the State of Delaware (without regard to any conflicts of law principle which would require the application of some other state law).

7.                                       Acknowledgment of Terms. Director acknowledges that it had the opportunity for review of this Release by its attorney, Director fully understands its final and binding effect, and Director is signing this Release voluntarily.

8.                                       Waiver. The failure of any Party to enforce or to require timely compliance with any term or provision of this Release shall not be deemed to be a waiver or relinquishment of rights or obligations arising hereunder, nor shall this failure preclude the enforcement of any term or provision or avoid the liability for any breach of this Release.

9.                                       Severability. Each part, term or provision of this Release is severable from the others. Notwithstanding any possible future finding by a duly constituted authority that a particular part, term or provision is invalid, void or unenforceable, this Release has been made with the clear intention that the validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby.

10.                                 Costs and Attorneys’ Fees. If any action is initiated to enforce this Release, the prevailing party shall be entitled to recover from the other party its reasonable costs and attorneys’ fees.

11.                                 No Admission of Liability. Director acknowledges, by entering into this Release, that the Company, Laredo or LPI do not admit to any unlawful or tortious conduct or any other wrongdoing in connection with Director. Each of the Company, Laredo and LPI acknowledges, by entering into this Release, that Director does not admit to any unlawful or tortious conduct or any other wrongdoing in connection with the Company, Laredo or LPI.

12.                                 Contribution Agreement and Purchase and Sale Agreement. This Release shall at all time be subject to and governed by the Contribution Agreement and the Purchase and Sale Agreement.  In the event of a conflict between this Release and the Contribution Agreement or the Purchase and Sale Agreement, the Contribution Agreement or the Purchase and Sale Agreement, as applicable, shall control.

13.                                 Construction. This Release shall be deemed drafted equally by all the Parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Release are only for convenience and are not intended to affect construction or interpretation. The plural includes the singular and the singular includes the plural; “and” and “or” are each used both conjunctively and disjunctively; “any,” “all,” “each,” or “every” means “any and all, and each and every”; “including” and “includes” are each “without limitation”; and “herein,” “hereof,” “hereunder” and

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other similar compounds of the word “here” refer to this entire Release and not to any particular paragraph, subparagraph, section or subsection. The word “including” (in its various forms) means including without limitation.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Mutual Release Agreement, effective as of the date of Closing.

DIRECTOR

[Insert DIRECTOR’S Name]
Date:

COMPANY

BROAD OAK ENERGY, INC.

By:
Name:
Title:

Signature Page to the Contribution Agreement

LAREDO

LAREDO PETROLEUM, LLC

By:
Name:
Title:

LPI

LAREDO PETROLEUM, INC.

By:
Name:
Title:

Signature Page to the Contribution Agreement

EXHIBIT D-2

MUTUAL RELEASE AGREEMENT

This Mutual Release Agreement (“Release”) is made and entered into on June 15, 2011 by and among                           (“Employee-Contributor”), Broad Oak Energy, Inc., a Delaware corporation (the “Company”), Laredo Petroleum, LLC, a Delaware limited liability company (“Laredo”), and Laredo Petroleum, Inc., a Delaware corporation (“LPI”).  Employee-Contributor, the Company, Laredo and LPI are hereinafter referred to, collectively, as the “Parties” and, individually, as a “Party.” Any defined term used herein but not otherwise defined shall have the meaning given such term in the Contribution Agreement (as hereinafter defined).

RECITALS

WHEREAS, Employee-Contributor is an at-will employee of the Company;

WHEREAS, Employee-Contributor has certain ownership interests in the Company (the “Company Stock”);

WHEREAS, pursuant to the Contribution Agreement (the “Contribution Agreement”), which is being executed contemporaneously with this Release, Employee-Contributor has agreed to contribute his/her Company Stock to Laredo in exchange for the consideration allocated to Contributor pursuant to the Contribution Agreement (the “Employee-Contributor Contribution Consideration”);

[WHEREAS, Employee-Contributor’s employment with the Company will terminate at the Closing;](2) and

WHEREAS, the Parties desire to mutually release each other from claims and causes of action as hereinafter set forth.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                       Prior Rights and Obligations.  The Parties agree that this Release, the Contribution Agreement, and any other agreements entered into pursuant to the Contribution Agreement will extinguish and supersede all rights, if any, which Employee-Contributor or the Company may have, contractual or otherwise, relating to (a) the Employee-Contributor’s continued employment with [, or termination from employment with,]  the Company or (b) Employee-Contributor’s ownership of any equity or other interests in the Company (including any incentive units, options, warrants or other rights to acquire any equity or other interest in the Company whether vested or unvested as of the date hereof),

(2) Applicable to Company CEO and COO.

including any rights under (i) the Amended and Restated Certificate of Incorporation of the Company, dated March 26, 2009, (ii) the Bylaws of the Company, dated May 14, 2006 (iii) the Stockholders’ Agreement, dated as of May 16, 2006, among the Company and the stockholders party thereto, as amended by the Amendment Agreement to the Stockholders’ Agreement, dated as of March 26, 2009, (iv) the Registration Rights Agreement, dated as of May 16, 2006, among the Company and the persons listed on the signature pages thereto, as amended by the Amendment Agreement to the Registration Rights Agreement, dated as of March 26, 2009, and (v) the Company’s 2006 Stock Incentive Plan, as amended (collectively, the “Organizational Documents”).

2.                                       Consideration.  The Parties agree that by mutually releasing any claims that they might have against each other, their respective releases in this Release are supported by sufficient consideration. Furthermore, Employee-Contributor agrees and acknowledges that the Employee-Contributor Contribution Consideration and other benefits received by Employee-Contributor pursuant to the Contribution Agreement are further consideration for Employee-Contributor’s release in this Release.

3.                                       The Company’s, Laredo’s and LPI’s Release of Claims Against Employee-Contributor. Each of the Company, Laredo and LPI, for themselves and on behalf of any Person claiming by, through or under them, hereby releases and discharges Employee-Contributor from any and all obligations and claims, demands and causes of action, whether known or unknown, that have accrued or may accrue and that relate to acts or omissions prior to Closing or that relate to the Closing (including any and all damages, whether known or unknown, arising by statute, common law, in contract, in tort or otherwise, of any kind, character or nature whatsoever) (1) arising under the Organizational Documents, (2) relating to Employee-Contributor’s ownership of any equity or other interests in the Company, (3) relating to actions or omissions of Employee-Contributor, in each case to the extent that such actions or omissions relate to the ownership or operation of the Company, or (4) in connection with Employee-Contributor acting in his or her capacity as an employee of the Company or in any other representative capacity for or on behalf of the Company or its Affiliates at or prior to Closing, including in each case any and all claims which the Company, Laredo or LPI does not know or suspect to exist in its favor as of the date hereof or upon Closing (collectively, the “Company’s Released Claims”); provided, however, the Company’s Released Claims shall not include such claims or causes of action that arise out of (i) the representations, warranties or covenants made by Employee-Contributor in this Release or by Employee-Contributor or the Company in the Contribution Agreement or the other documents and instruments delivered pursuant thereto, (ii) any right of Laredo to seek indemnification under Article XIII of the Contribution Agreement, or (iii) any right under the Contribution Agreement or any other agreement to which Laredo and Employee-Contributor are parties. Each of the Company, Laredo and LPI agrees not to assert any claim or file or permit to be filed or accept benefit from any claim, complaint or petition relating to the Company’s Released Claims, and agrees to indemnify, defend and hold harmless Employee-Contributor from any Liabilities arising from any claim, complaint or petition that is in violation of this sentence; provided, however, this shall not limit the Company, Laredo or LPI from filing an action for the sole purpose of enforcing its rights under this Release.  THE RELEASES APPLY TO ALL CLAIMS, AND EACH OF THE

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COMPANY, LAREDO AND LPI AGREES TO WAIVE THE BENEFITS OF ANY LAW (INCLUDING PRINCIPLES OF COMMON LAW) OF ANY STATE OR TERRITORY OR ANY OTHER JURISDICTION THAT PROVIDES THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN SUCH PARTY’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY SUCH PARTY MUST HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE RELEASED PARTY.

4.                                       Employee-Contributor’s Release of Claims Against the Company, Laredo and LPI.

(a)                                  Release of Claims Arising out of Employee-Contributor’s Employment. Employee-Contributor, for himself or herself, and on behalf of any Person claiming by, through or under him or her, hereby releases and discharges the Company, Laredo and LPI, along with their owners, partners, members, Affiliates, officers, directors, employees, agents, attorneys, and insurers (collectively, the “Company Released Parties”), from any and all claims, demands and causes of action, whether known or unknown, arising by statute, common law, in contract, in tort or otherwise, of any kind, character or nature whatsoever, arising from Employee-Contributor’s employment, or termination from employment, at the Company, including any claims for salary, benefits, expenses, costs, damages, compensation, remuneration or wages and any claims of alleged discriminatory employment practices including any claims or causes of action under the Age Discrimination in Employment Act. By entering into this Release, Employee-Contributor is not waiving (i) any rights under any Company Employee Plan or under COBRA; (ii) any rights to receive Employee-Contributor’s ordinary compensation from the Company in return for work performed between the date hereof and the Closing; (iii) any payments for accrued vacation through the Closing; (iv) any rights that cannot by law be waived; (v) any rights under the Contribution Agreement; or (vi) any right Employee-Contributor may have to indemnification, advancement of expenses, and/or exculpation by the Company. This Release does not prohibit the Equal Employment Opportunity Commission (the “EEOC”) or state equal employment opportunity agencies from investigating a charge within the EEOC’s authority to investigate; however, in the event Employee-Contributor files such a charge, the Employee-Contributor expressly waives any individual monetary or equitable relief and covenants not to file a lawsuit related to such charge.

(b)                                 Release of Claims Arising out of Employee-Contributor’s Ownership of the Company and Contribution to Laredo.  Employee-Contributor also releases and discharges the Company Released Parties from any and all obligations and claims, demands and causes of action, whether known or unknown, that have accrued or may accrue and that relate to acts or omissions prior to Closing or that relate to the Closing (including any and all damages, whether known or unknown, arising by statute, common law, in contract, in tort or otherwise, of any kind, character or nature whatsoever) (1) arising under the Organizational Documents, (2) relating to Employee-Contributor’s ownership (or alleged ownership) of any equity or

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other interests in the Company (including any incentive units, options, warrants or other rights to acquire any equity or other interest in the Company whether vested or unvested as of the date hereof), (3) relating to the adequacy of the Employee-Contributor Contribution Consideration or (4) relating to actions or omissions of the Company, or any acts or omissions of the managers, directors, shareholders, members, officers or employees (former or present) of the Company, including in each case any and all claims which such Employee-Contributor does not know or suspect to exist in his, her or its favor as of the date hereof or upon Closing (collectively, together with the claims released pursuant to Section 4(a) of this Release, the “Employee-Contributor’s Released Claims”); provided, however, the Employee-Contributor’s Released Claims shall not include such claims or causes of action that arise out of (i) the representations, warranties or covenants made by Laredo in this Release or the Contribution Agreement or the other documents and instruments delivered pursuant thereto, or (ii) any right of Employee-Contributor under the Contribution Agreement or any other agreement to which Laredo and Employee-Contributor are parties. Effective upon Closing, Employee-Contributor waives any preemptive rights that he or she may have, or ever had, with respect to any interest in the Company and waives any right Employee-Contributor may have under the Company’s Organizational Documents or otherwise to acquire any interest in the Company being transferred pursuant to, or as contemplated by, the Contribution Agreement or any transfer that occurred prior to the date thereof. Employee-Contributor agrees not to assert any claim or file or permit to be filed or accept benefit from any claim, complaint or petition relating to Employee-Contributor’s Released Claims, and agrees to indemnify, defend and hold harmless the Company Released Parties from any Liabilities arising from any claim, complaint or petition that is in violation of this sentence; provided, however, this shall not limit Employee-Contributor from filing an action for the sole purpose of enforcing its rights under this Release. THE RELEASES APPLY TO ALL CLAIMS, AND EMPLOYEE-CONTRIBUTOR AGREES TO WAIVE THE BENEFITS OF ANY LAW (INCLUDING PRINCIPLES OF COMMON LAW) OF ANY STATE OR TERRITORY OR ANY OTHER JURISDICTION THAT PROVIDES THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN SUCH PARTY’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY SUCH PARTY MUST HAVE MATERIALLY AFFECTED HIS/HER SETTLEMENT WITH THE RELEASED PARTY.

5.                                       Warranties.  Employee-Contributor agrees, represents and warrants that:

(a)                                  The Employee-Contributor Contribution Consideration is fair value for his or her Company Stock, and such fair value received and the releases and other agreements made by the Company, Laredo and LPI in this Release are good and sufficient consideration for his or her execution of this Release.

(b)                                 Employee-Contributor will sign this Release when the Contribution Agreement is executed, but the Release will not become effective until Closing. In the event

11

that the Contribution Agreement is terminated prior to the Closing, this Release shall thereupon become void and of no force or effect.

(c)                                  Employee-Contributor has not filed any claims, appeals, complaints, charges or lawsuits against the Company with any governmental agency or court.

(d)                                 Employee-Contributor acknowledges and agrees that he or she (i) has received or had full access to all the information he or she considered necessary or appropriate to make an informed decision with respect to his or her execution of the Contribution Agreement and this Release and (ii) has had an opportunity to ask questions and receive answers from the Company and Laredo regarding the terms and conditions of the Contribution Agreement and this Release; (iii) is not waiving any rights or claims under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”) or Chapter 21.001 of the Texas Labor Code that may arise after the Closing Date, or any rights or claims to test the knowing and voluntary nature of this Release under the Older Workers’ Benefit Protection Act, as amended; (iv) has carefully read and fully understands all of the provisions of this Release; (v) knowingly and voluntarily agrees to all of the terms set forth in this Release and to be bound by this Release; (vi) is hereby advised in writing to consult with an attorney and tax advisor of her/his choice prior to executing this Release and has had the opportunity and sufficient time to seek such advice; and (vii) is releasing the Company from any and all claims he or she may have against the Company, relating to her/his employment and separation until and including the Closing Date, including claims arising under the ADEA.

6.                                       [Future Employment with the Company or Laredo.

(a)                                  For a period of one year after the Closing Date, Laredo shall, or shall cause the Company or another Affiliate of Laredo to, provide such Employee-Contributor who remains employed by the Company following the Closing Date with compensation and benefits substantially comparable in the aggregate (without regard to equity-based compensation) to his or her compensation and benefits (without regard to equity-based compensation) with the Company immediately prior to the Closing Date; provided, however, that Laredo reserves the right to amend, terminate, merge or suspend any Company Employee Plan or Laredo Employee Plan in its sole discretion.

(b)                                 Notwithstanding anything set forth in Section 6(a), Employee-Contributor agrees and acknowledges that he/she will remain an at will employee and have no right to employment with the Company or Laredo or any of its Affiliates following the Closing.]

7.                                       Choice of Law.  This Release shall be interpreted and construed in accordance with and shall be governed by the laws of the State of Texas (without regard to any conflicts of law principle which would require the application of some other state law) and, when applicable, the laws of the United States.

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8.                                       Acknowledgment of Terms.  Employee-Contributor acknowledges that he or she has carefully read the Contribution Agreement and this Release, he or she has had the opportunity for review of the Contribution Agreement and this Release by his or her attorney, he or she fully understands the final and binding effect of the Contribution Agreement and this Release, he or she has signed the Contribution Agreement voluntarily, and he or she is signing this Release voluntarily.

9.                                       Waiver.  The failure of any Party to enforce or to require timely compliance with any term or provision of this Release shall not be deemed to be a waiver or relinquishment of rights or obligations arising hereunder, nor shall this failure preclude the enforcement of any term or provision or avoid the liability for any breach of this Release.

10.                                 Severability.  Each part, term or provision of this Release is severable from the others. Notwithstanding any possible future finding by a duly constituted authority that a particular part, term or provision is invalid, void or unenforceable, this Release has been made with the clear intention that the validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby.

11.                                 Costs and Attorneys’ Fees.  If any action is initiated to enforce this Release, the prevailing Party shall be entitled to recover from the other Party its reasonable costs and attorneys’ fees.

12.                                 No Admission of Liability.  Employee-Contributor acknowledges, by entering into this Release, that the Company, Laredo or LPI do not admit to any unlawful or tortious conduct or any other wrongdoing in connection with Employee-Contributor. Each of the Company, Laredo and LPI acknowledges, by entering into this Release, that Employee-Contributor does not admit to any unlawful or tortious conduct or any other wrongdoing in connection with the Company, Laredo or LPI.

13.                                 Contribution Agreement. This Release shall at all times be subject to and governed by the Contribution Agreement.  In the event of a conflict between this Release and the Contribution Agreement, the Contribution Agreement shall control

14.                                 Construction.  This Release shall be deemed drafted equally by all the Parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Release are only for convenience and are not intended to affect construction or interpretation. The plural includes the singular and the singular includes the plural; “and” and “or” are each used both conjunctively and disjunctively; “any,” “all,” “each,” or “every” means “any and all, and each and every”; “including” and “includes” are each “without limitation”; and “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” refer to this entire Release and not to any particular paragraph, subparagraph, section or subsection. The word “including” (in its various forms) means including without limitation.

[Signature Page Follows]

13

IN WITNESS WHEREOF, the parties hereto have executed this Mutual Release Agreement, as of the date first above stated to be effective as of the date of Closing.

EMPLOYEE-CONTRIBUTOR

[Insert EMPLOYEE-CONTRIBUTOR’S Name]
Date:

COMPANY

BROAD OAK ENERGY, INC.

By:
Name:
Title

[Signature Page to Release (Employee-Contributor)]

LAREDO

LAREDO PETROLEUM, LLC

By:
Name:
Title:

LPI

LAREDO PETROLEUM, INC.

By:
Name:
Title:

[Signature Page to Release (Employee-Contributor)]

EXHIBIT E

MUTUAL RELEASE AGREEMENT

This Mutual Release Agreement (“Release”) is made and entered into by and among Warburg Pincus Private Equity IX, L.P. (“Contributor”), Broad Oak Energy, Inc., a Delaware corporation (the “Company”), and Laredo Petroleum, LLC, a Delaware limited liability company (“Laredo”). Contributor, the Company and Laredo are hereinafter referred to, collectively, as the “Parties” and, individually, as a “Party.” Any defined term used herein but not otherwise defined shall have the meaning given such term in the Contribution Agreement (as hereinafter defined).

RECITALS

WHEREAS, Contributor has certain ownership interests in the Company (the “Company Stock”);

WHEREAS, pursuant to that certain Contribution Agreement, dated as of June 15, 2011 (the “Contribution Agreement”), by and among the Parties and certain other contributors, Contributor has agreed to contribute its Company Stock to Laredo in exchange for the New Laredo Preferred Units allocated to Contributor pursuant to the Contribution Agreement (the “Warburg Contribution Consideration”); and

WHEREAS, the Parties desire to mutually release each other from claims and causes of action as hereinafter set forth.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1)                                      Prior Rights and Obligations. The Parties agree that this Release, the Contribution Agreement, and any other agreements entered into pursuant to the Contribution Agreement will extinguish and supersede all rights, if any, which Contributor or the Company may have, contractual or otherwise, relating to Contributor’s ownership of any equity or other interests in the Company (including any options, warrants or other rights to acquire any equity or other interest in the Company), including any rights under (i) the Amended and Restated Certificate of Incorporation of the Company, dated March 26, 2009, (ii) the Bylaws of the Company, dated May 14, 2006 (iii) the Stockholders’ Agreement, dated as of May 16, 2006, among the Company and the stockholders party thereto, as amended by the Amendment Agreement to the Stockholders’ Agreement, dated as of March 26, 2009, (iv) the Registration Rights Agreement, dated as of May 16, 2006, among the Company and the persons listed on the signature pages thereto, as amended by the Amendment Agreement to the Registration Rights Agreement, dated as of March 26, 2009, and (v) the Company’s 2006 Stock Incentive Plan, as amended (collectively, the “Organizational Documents”).

2)                                      Consideration. Contributor agrees and acknowledges that the Warburg Contribution Consideration and other benefits received by Contributor pursuant to the Contribution Agreement are sufficient consideration for Contributor’s release in this Release.

3)                                      Contributor’s Release of Claims Against the Company and Laredo. Contributor, for itself and on behalf of any Person claiming by, through or under it, hereby releases and discharges the Company and Laredo, along with their owners, partners, members, affiliates, officers, directors, employees, agents, attorneys, and insurers (collectively, the “Company Released Parties”), from any and all obligations and claims, demands and causes of action, whether known or unknown, that have accrued or may accrue and that relate to acts or omissions prior to Closing or that relate to the Closing (including any and all damages, whether known or unknown, arising by statute, common law, in contract, in tort or otherwise, of any kind, character or nature whatsoever) (1) arising under the Organizational Documents, (2) relating to Contributor’s ownership (or alleged ownership) of any equity or other interests in the Company (including any incentive units, options, warrants or other rights to acquire any equity or other interest in the Company whether vested or unvested as of the date hereof), (3) relating to the adequacy of the Warburg Contribution Consideration or (4) relating to actions or omissions of the Company, or any acts or omissions of the managers, directors, shareholders, members, officers or employees (former or present) of the Company, in each case to the extent that such acts or omissions relate to the ownership or operation of the Company, including in each case any and all claims which such Contributor does not know or suspect to exist in its favor as of the date hereof or upon Closing (collectively, the “Company’s Released Claims”). Effective upon Closing, Contributor waives any preemptive rights that it may have, or ever had, with respect to any interest in the Company and waives any right Contributor may have under the Company’s Organizational Documents or otherwise to acquire any interest in the Company being transferred pursuant to, or as contemplated by, the Contribution Agreement or any transfer that occurred prior to the date thereof. Contributor agrees not to assert any claim or file or permit to be filed or accept benefit from any claim, complaint or petition relating to the Company’s Released Claims and agrees to indemnify, defend and hold harmless each Company Released Party from any Liabilities arising from any claim, complaint or petition that is in violation of this sentence; provided, however, this shall not limit Contributor from filing an action for the sole purpose of enforcing its rights under this Release. THE RELEASES APPLY TO ALL CLAIMS, AND CONTRIBUTOR AGREES TO WAIVE THE BENEFITS OF ANY LAW (INCLUDING PRINCIPLES OF COMMON LAW) OF ANY STATE OR TERRITORY OR ANY OTHER JURISDICTION THAT PROVIDES THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN SUCH PARTY’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY SUCH PARTY MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

4)                                      Release of Claims Against Contributor by the Company and Laredo. Each of the Company and Laredo releases and discharges Contributor, along with its owners, partners, members, affiliates, officers, directors, employees, agents, attorneys, and insurers (collectively, the “Contributor Released Parties”), from any and all obligations and claims, demands and causes of action, whether known or unknown, that have accrued or may accrue and that relate to acts or omissions prior to Closing or that relate to the Closing (including any and all damages, whether known or unknown, arising by statute, common law, in contract, in tort or otherwise, of any kind, character or nature whatsoever) (1) arising under the Organizational Documents, (2) relating to the

4

Contributor’s ownership of any equity or other interests in the Company or (3) relating to actions or omissions of Contributor, or any acts or omissions of the managers, directors, shareholders, members, officers or employees (former or present) of Contributor, in each case to the extent that such acts or omissions relate to the ownership or operation of the Company, including in each case any and all claims which the Company or Laredo does not know or suspect to exist in its favor as of the date hereof or upon Closing. Notwithstanding anything herein to the contrary, nothing in this Release shall limit in any way any right of Laredo (i) to seek indemnification under Article XIII of the Contribution Agreement or (ii) under any agreement to which Laredo and Contributor are parties. Each of the Company and Laredo agrees not to assert any claim or file or permit to be filed or accept benefit from any claim, complaint or petition relating to any matter released and discharged under this Section 4 and agrees to indemnify, defend and hold harmless Contributor from any Liabilities arising from any claim, complaint or petition that is in violation of this sentence; provided, however, this shall not limit the Company or Laredo from filing an action for the sole purpose of enforcing its rights under this Release. THE RELEASES APPLY TO ALL CLAIMS, AND EACH OF THE COMPANY AND LAREDO AGREES TO WAIVE THE BENEFITS OF ANY LAW (INCLUDING PRINCIPLES OF COMMON LAW) OF ANY STATE OR TERRITORY OR ANY OTHER JURISDICTION THAT PROVIDES THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN SUCH PARTY’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY SUCH PARTY MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

5)                                      Warranties. Contributor agrees, represents and warrants that:

a)                                      The Warburg Contribution Consideration and the releases and other agreements made by the Company and Laredo in this Release are good and sufficient consideration for its execution of this Release.

b)                                     Contributor has not filed any claims, appeals, complaints, charges or lawsuits against the Company with any governmental agency or court.

Each of the Company and Laredo agrees, represents and warrants that the releases and other agreements made by Contributor in this Release are good and sufficient consideration for its execution of this Release.

6)                                      Choice of Law. This Release shall be interpreted and construed in accordance with and shall be governed by the laws of the State of Delaware (without regard to any conflicts of law principle which would require the application of some other state law).

7)                                      Acknowledgment of Terms. Contributor acknowledges that it had the opportunity for review of this Release by its attorney, Contributor fully understands its final and binding effect, and Contributor is signing this Release voluntarily.

8)                                     Waiver. The failure of any Party to enforce or to require timely compliance with any term or provision of this Release shall not be deemed to be a waiver or relinquishment of

5

rights or obligations arising hereunder, nor shall this failure preclude the enforcement of any term or provision or avoid the liability for any breach of this Release.

9)                                      Severability. Each part, term or provision of this Release is severable from the others. Notwithstanding any possible future finding by a duly constituted authority that a particular part, term or provision is invalid, void or unenforceable, this Release has been made with the clear intention that the validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby.

10)                                Costs and Attorneys’ Fees. If any action is initiated to enforce this Release, the prevailing party shall be entitled to recover from the other party its reasonable costs and attorneys’ fees.

11)                                No Admission of Liability. Contributor acknowledges, by entering into this Release, that the Company or Laredo do not admit to any unlawful or tortious conduct or any other wrongdoing in connection with Contributor. Each of the Company and Laredo acknowledges, by entering into this Release, that Contributor does not admit to any unlawful or tortious conduct or any other wrongdoing in connection with the Company or Laredo.

12)                                Contribution Agreement. This Release shall at all time be subject to and governed by the Contribution Agreement.  In the event of a conflict between this Release and the Contribution Agreement, the Contribution Agreement shall control.

13)                                Construction. This Release shall be deemed drafted equally by all the Parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Release are only for convenience and are not intended to affect construction or interpretation. The plural includes the singular and the singular includes the plural; “and” and “or” are each used both conjunctively and disjunctively; “any,” “all,” “each,” or “every” means “any and all, and each and every”; “including” and “includes” are each “without limitation”; and “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” refer to this entire Release and not to any particular paragraph, subparagraph, section or subsection. The word “including” (in its various forms) means including without limitation.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Mutual Release Agreement, effective as of the date of Closing.

CONTRIBUTOR

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By: Warburg Pincus IX, LLC, its General Partner

By: Warburg Pincus Partners LLC, its Sole Member

By: Warburg Pincus & Co., its Managing Member

By:
Name:	Peter R. Kagan
Title:	Partner

COMPANY

BROAD OAK ENERGY, INC.

By:
Name:	David B. Braddock
Title:	Chairman and Chief Executive Officer

LAREDO

LAREDO PETROLEUM, LLC

By:
Name:	Randy A. Foutch
Title:	Chief Executive Officer

[Signature Page to Release (Warburg)]

EXHIBIT F

ASSIGNMENT OF COMPANY SECURITIES

THIS ASSIGNMENT OF COMPANY SECURITIES (this “Assignment”) is entered into as of                , 2011 (the “Effective Date”), by and between                        (“Assignor”) and Laredo Petroleum, LLC, a Delaware limited liability company (“Assignee”). This Assignment is executed and delivered in connection with and pursuant to the terms of that certain Contribution Agreement, dated June 15, 2011, by and among Broad Oak Energy, Inc., a Delaware corporation (the “Company”), Assignor, certain other contributors and the Assignee (the “Contribution Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Contribution Agreement.

RECITALS:

WHEREAS, Assignor owns          shares of Series A Preferred Stock,          vested shares of Common Stock and          vested Options in the Company (collectively, the “Company Securities”), and desires to assign and convey to Assignee all of Assignor’s right, title, and interest in and to such Company Securities in exchange for New Laredo Preferred Units; and

WHEREAS, Assignee desires to accept the Company Securities and to issue the New Laredo Preferred Units allocated to Assignor pursuant to the Contribution Agreement (the “Assignor Contribution Consideration”), and Assignor desires to accept the Assignor Contribution Consideration and convey the Company Securities to the Assignee.

ASSIGNMENT:

NOW, THEREFORE in exchange for the Assignor Contribution Consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Assignment.  Assignor hereby assigns, transfers, and conveys to Assignee the Company Securities, including without limitation Assignor’s right, title and interest in and to the properties (real and personal), capital, cash flow, distributions, dividends, profits and losses, and all other economic benefits of the Company Securities.  In exchange for such assignment, Assignor shall receive the Assignor Contribution Consideration on the terms and conditions set forth in the Contribution Agreement.

2.                                       Assumption.  Assignee hereby accepts Assignor’s assignment, assumes all obligations attributable to the Company Securities to the extent provided in the Contribution Agreement, and agrees to provide Assignor with the Assignor Contribution Consideration.

3.                                       Effect of Assignment.  With respect to the Company Securities, from and after the Effective Date, (i) Assignee shall be the sole and exclusive owner of the Company Securities in accordance with this Assignment, (ii) such ownership shall hereby be deemed evidenced by this Assignment and this Assignment shall be included in the books and records of the Company, (iii) Assignor shall cease to have any right, title or interest in or to the Company Securities and shall have no further obligations with respect to the Company Securities (or Assignor’s ownership thereof) except as expressly provided under the laws of the State of Delaware or in the Contribution Agreement; and (iv)

Assignor shall cease to have any rights as a stockholder and optionholder of the Company.

4.                                       Power.  Assignor does hereby irrevocably constitute and appoint the secretary of the Company as its, his or her attorney-in-fact to transfer said shares of Company Securities on the books of the Company with full power of substitution in the premises.

5.                                       Contribution Agreement.  If there is a conflict between the terms of this Assignment and the Contribution Agreement, the terms of the Contribution Agreement shall control.

6.                                       Options and Restricted Stock.  For good and valuable consideration, the receipt of which is hereby acknowledged (including, without limitation, employment with the Company following the Closing), Assignor hereby acknowledges and consents to the cancellation and termination by the Company of any and all outstanding unvested awards (or portions thereof) granted to Assignor under the Broad Oak Energy, Inc. 2006 Stock Incentive Plan, as amended (the “Plan”).  Assignor further acknowledges and consents to the settlement in cash by the Company of any and all outstanding vested Options (or portions thereof) granted to Assignor under the Plan.

7.                                       Choice of Law.  This Assignment will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws of that State.

8.                                       Severability.  Each part, term or provision of this Assignment is severable from the others. Notwithstanding any possible future finding by a duly constituted authority that a particular part, term or provision is invalid, void or unenforceable, this Assignment has been made with the clear intention that the validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby.

9.                                       Counterparts.  This Assignment may be executed in multiple counterparts, each of which will be an original instrument, but all of which will constitute one assignment.

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR:	[ ]

By:

ASSIGNEE:	LAREDO PETROLEUM, LLC

By:
Name:
Title:

SIGNATURE PAGE

ASSIGNMENT OF COMPANY SECURITIES IN

BROAD OAK ENERGY, INC.

EXHIBIT G

SPOUSAL CONSENT

I, the undersigned and spouse of                                                     , hereby consent to the assignment, transfer and delivery by the undersigned’s spouse of all of the Contributed Company Stock of Broad Oak Energy, Inc., a Delaware corporation (the “Company”), held by the undersigned’s spouse to Laredo Petroleum, LLC, a Delaware limited liability company (“Laredo”), as contemplated by and in accordance with the terms of that certain Contribution Agreement dated June 15, 2011 by and among Laredo, the Company, Warburg and other persons listed as “Contributors” in the signature pages thereto (the “Agreement”).  In connection with such consent, effective from and after the date hereof, the undersigned hereby waives and releases, on behalf of himself or herself, his or her executors, representatives and assigns, any and all claims and rights to an ownership interest in the Contributed Company Stock that he or she may have, whether pursuant to community property laws or otherwise.

The undersigned acknowledges and agrees that this consent and waiver is irrevocable without the consent of Laredo.

Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Spousal Consent as of the        day of                 , 2011.

Signature:

Print Name: